     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998.



                                                      REGISTRATION NO. 333-53411

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           OFFICE CENTRE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                             5112                            04-3341936
   (State or Other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)           Identification Number)

                               ------------------
                              38 EAST 32ND STREET
                                   4TH FLOOR
                            NEW YORK, NEW YORK 10016
                                 (212) 779-6700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ------------------
                             ROBERT J. GILLON, JR.
                            CHIEF EXECUTIVE OFFICER
                           OFFICE CENTRE CORPORATION
                              38 EAST 32ND STREET
                                   4TH FLOOR
                            NEW YORK, NEW YORK 10016
                                 (212) 779-6700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

              Floyd I. Wittlin, Esq.                                John A. Good, Esq.
              Richards & O'Neil, LLP                        Baker, Donelson, Bearman & Caldwell
                 885 Third Avenue                        2000 First Tennessee Building, 20th Floor
           New York, New York 10022-4802                         Memphis, Tennessee 38103
                  (212) 207-1200                                      (901) 526-2000

                               ------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ]   ____

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY 10, 1998

PROSPECTUS

                                4,000,000 SHARES
                           OFFICE CENTRE CORPORATION

                                  COMMON STOCK
[OFFICE CENTRE LOGO]

                               ------------------
     Of the 4,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Office Centre Corporation (the "Company") being offered hereby (the "Offering"), 3,575,000 shares are being offered by the Company and 425,000 shares are being offered by certain stockholders of the Company (the "Selling Stockholders"). See "Principal and Selling Stockholders." The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.


     Prior to this offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price per share will be between $10 and $12. For factors considered in determining the initial public offering price, see "Underwriting." The Company has applied to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "OCCI."

                               ------------------


          SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF

       FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
                          COMMON STOCK OFFERED HEREBY.
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                          UNDERWRITING                                    PROCEEDS TO
                                    PRICE TO             DISCOUNTS AND          PROCEEDS TO THE             SELLING
                                     PUBLIC              COMMISSIONS(1)            COMPANY(2)           STOCKHOLDERS(3)
---------------------------------------------------------------------------------------------------------------------------
Per Share..................
---------------------------------------------------------------------------------------------------------------------------
Total(4)...................
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for a description of the indemnification arrangements with the Underwriters.

(2) Before deducting expenses of the Offering payable by the Company estimated
    to be $          .

(3) Before deducting expenses of the Offering payable by the Selling
    Shareholders estimated to be $          .

(4) The Company and one of the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts, Proceeds to the Company and Proceeds to Selling Stockholders will be
    $          , $          , $          , and $          , respectively. See
    "Underwriting."

     The shares of Common Stock are offered by the several Underwriters named herein, subject to prior sale, when, as and if issued to and accepted by them, and subject to the Underwriters' right to withdraw, cancel, or modify such Offer and reject any order in whole or in part. It is expected that delivery of the
shares of Common Stock will be made on or about             , 1998.

MORGAN KEEGAN & COMPANY, INC.
                    MCDONALD & COMPANY SECURITIES, INC.
                                       CREDIT LYONNAIS SECURITIES (USA) INC.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     [A MAP OF THE UNITED STATES WITH THE OFFICE CENTRE LOGO IN THE MIDDLE, CONTAINING STARS AND DOTS SHOWING THE COMPANY'S CENTRES AND SATELLITES

      AND A SQUARE SHOWING THE HEADQUARTERS OF THE COMPANY'S BUYING GROUP,

         WITH PICTURES OF A COMPUTER, AN OFFICE CENTRE DELIVERY TRUCK, AN EMPLOYEE HOLDING A BOX OF SUPPLIES, AND A CERTAIN STOCK ITEM.]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES OF COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SHARES OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     The Company intends to furnish its stockholders with annual reports containing financial statements audited by independent accountants.

                               PROSPECTUS SUMMARY

     Simultaneously with and conditioned on the closing of the Offering, Office Centre Corporation will acquire in separate transactions (the "Acquisitions") in exchange for cash and shares of Common Stock, twelve commercial office products businesses (collectively, the "Founding Companies"). Unless otherwise indicated, all references herein to the "Company" mean Office Centre Corporation after consummation of the Acquisitions and include the Founding Companies, and references herein to "Office Centre Corporation" shall mean Office Centre Corporation and its wholly-owned subsidiary prior to consummation of the Acquisitions.


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus, including the information set forth under "Risk Factors" and in the financial statements, including the notes thereto. Unless otherwise indicated, all share (including the number of options granted at the time of the Offering and shares issued in connection with the Acquisitions), per share and financial information set forth herein has been adjusted to give effect to (i) a one-for-
3.36 reverse stock split effective as of the closing of the Offering (the "Reverse Split"), and (ii) the Acquisitions and assumes an initial public offering price of $11 per share, the midpoint of the range set forth on the cover page of this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriters' over-allotment option. In addition, all references to years, unless otherwise noted, refer to the Company's fiscal year which ends on December 31 of each year.



     Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "estimates" and words of similar import, constitute "forward-looking statements" and involve known and unknown risks, uncertainties and other factors set forth under "Risk Factors" and elsewhere in this Prospectus, that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements appear under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.


                                  THE COMPANY


     Office Centre Corporation has been established for the purpose of becoming a nationwide office products supplier that serves primarily small and medium-sized corporate customers. The Founding Companies serve the New York City; Los Angeles; Atlanta; Dallas/Fort Worth; Boston; Baltimore; Sacramento; Richmond, Virginia; Grand Rapids, Michigan; and Montgomery, Alabama metropolitan areas. Following the Acquisitions, the Company believes that it will be one of the 20 largest office products suppliers in the United States in terms of sales. The Company, through its wholly-owned subsidiary, UDI Corp. ("UDI"), also operates one of the largest office products buying groups in the United States, with approximately 1,100 office products stationers and office furniture dealers as members. In addition to selling office supplies, the Company also sells office furniture and technology supplies, performs and outsources printing services and conducts limited retail operations. The Company had pro forma revenues and operating income for the year ended December 31, 1997 of approximately $126.8 million and $5.2 million, respectively, and for the three months ended March 31, 1998 of approximately $33.8 million and $1.6 million, respectively.


     In 1996, the office products industry generated approximately $125 billion in revenues, and the Company estimates that the segment supplying the small and medium-sized corporate customer (i.e., companies with 20 to 250 employees) represented approximately $18 billion of such revenues. Historically, the distribution of office products to the corporate segment has been fragmented and served by numerous stationers, most of which operated in only one metropolitan area and had annual sales of less than $15 million. In recent years, large consolidators have grown rapidly through acquisitions of medium and large-sized contract stationers, which primarily serve companies with more than 250 employees.

     The Company is considered a "commercial stationer," rather than a contract stationer, and its typical customer is the 20 to 250 employee company. This segment of the industry remains highly fragmented, as much of the consolidation in the industry has involved contract stationers. There are approximately 3,200 independent commercial stationers with estimated aggregate 1996 sales of $18 billion. To successfully compete with other suppliers, most commercial stationers have "partnered" with national wholesalers in order to be more efficient with warehousing and distribution and have joined industry buying groups such as UDI in order to offer more competitive prices and marketing programs.

     The Company has adopted an integrated operating and acquisition strategy designed to provide superior localized service to small and medium-sized companies, and to achieve growth internally as well as through the acquisition of other commercial stationers.

     The key elements of the Company's operating strategy are as follows:

          - Focus on Serving Small and Medium-Sized Companies. The Company believes that small and medium-sized companies will be the fastest growing sector of the economy in the United States in terms of revenues over the next three to five years, and that these companies tend to be very loyal customers, generally purchasing office products from one primary supplier. The Company believes that this market segment is more fragmented and offers better margins than the large company (over 250 employees) segment.

          - Leverage Wholesaler Resources. The Company intends to leverage the resources of two national wholesalers, S.P. Richards and United Stationers, as well as regional and niche wholesalers. Such resources include custom catalogs, electronic ordering, wrap and label capabilities and national distribution. The Company believes that this will allow it to (i) reduce inventory, warehousing and distribution costs; and (ii) minimize the need to build an extensive distribution system.

          - Achieve Operating Efficiencies and Economies of Scale. The Company will seek to achieve operating efficiencies and economies of scale through: (i) volume purchasing of office products; (ii) combining certain administrative functions at the corporate level; (iii) implementing a centre/satellite strategy and eliminating redundant facilities and services; (iv) implementing Company-wide integrated technology and operating systems; (v) providing a Company-wide proprietary catalog to increase advertising rebates from manufacturers; and (vi) increasing sales volumes by broadening the complement of products and services its stationers offer. The Company intends to combine the buying power of UDI with that of the Company's stationers in order to obtain more favorable prices and rebates, which office product manufacturers and wholesalers have historically offered only to high volume purchasers.

          - Capitalize on Private Brand Image. The Company has developed a private brand image program that includes Office Centre brand products, retail store signage, proprietary catalogs and a web site. The Company believes this three-year old program enhances its name recognition with commercial stationers and customers and offers a significant profit opportunity.

          - Operate with Decentralized Management. The Company intends to operate with decentralized management, and has entered into long-term employment contracts with senior management employees at each of the Founding Companies and intends to continue to enter into such contracts in connection with future acquisitions. Under the Company's "centre and satellite" strategy, experienced local management will make decisions relating to the day-to-day operations of a particular centre and its related satellites and will be responsible for the profitability and growth of that operation. The Company believes that the operating autonomy provided by this decentralized structure, together with the implementation of reporting systems and financial controls at the corporate level, will enable it to combine the superior customer service and responsiveness of a locally-oriented stationer with the resources and economies of scale of a large company.


     The Company will face several risks in implementing its operating strategy. First, the Founding Companies have been operated independently and there can be no assurance that the Company will be able to successfully integrate their businesses on a profitable basis. Second, the Company may experience unanticipated delays, complications or expenses in implementing, integrating and operating its technology and operating systems at all of its locations. Third, the Company is dependent upon S.P. Richards and United Stationers to supply it with products and the loss of either of these two national wholesalers as a source of product could adversely affect the Company. Fourth, some of the Founding Companies were marginally profitable or operated at a loss during the fiscal year ended December 31, 1997, and there can be no assurance that management of those companies will be able to operate these locations profitably within the Company's decentralized management structure. See "Risk Factors."


     The key elements of the Company's acquisition strategy are as follows:

          - Target Major Metropolitan Areas. The Company intends to expand aggressively through acquisitions into an additional 35 major metropolitan areas throughout the country. The Company will first seek to make a centre acquisition in a targeted area by acquiring an established, high quality commercial stationer with revenues of $7 million to $20 million. It will then seek to acquire additional, smaller synergistic commercial stationers, or satellites, typically with revenues of $5 million or less, within the metropolitan market surrounding the centre stationers. The Company intends to substantially integrate the operations of acquired satellites with the centre stationers in order to leverage more effectively the Company's distribution capabilities, thereby eliminating a substantial portion of the operating expenses of the acquired satellites and increasing the Company's margins.


          - Leverage UDI Membership and Exclusivity Agreements. Through UDI, the Company maintains relationships with a large network of stationers that are potential acquisition candidates for the Company. Ten of the Founding Companies are members of UDI. In order to strengthen its acquisition pipeline, the Company has entered into exclusivity agreements with approximately 60 UDI members, which the Company believes collectively had 1997 revenues in excess of $120 million. The exclusivity agreements provide that, at the Company's request, the acquisition candidates will engage in good faith discussions with the Company with respect to the sale of their respective companies and that they will not solicit offers from, or engage in any such discussions with, any other party for a period of six to nine months. In addition, the exclusivity agreements permit the Company to conduct due diligence on the acquisition candidates.


          - Retain Local Management and Image. The Company intends to acquire successful commercial stationers with strong management in its targeted centre locations. In most instances, the Company expects to retain the management, sales personnel and name of the acquired centre stationer. To preserve local market knowledge and customer relationships, the Company has entered into long-term employment contracts with senior management employees at each of the Founding Companies and intends to continue to do so in connection with stationers acquired in the future.


     The Company will face several risks in implementing its acquisition strategy. These risks include diversion of management's attention and resources to acquisitions, competition among large consolidators of office products companies to acquire independent stationers, thus possibly limiting the number of acquisitions targets and increasing the cost of purchasing them, and the risk that the acquired companies will not be managed profitably or successfully integrated. Moreover, there can be no assurance that the Company will be able to obtain the additional debt or equity financing necessary to implement its acquisition strategy on favorable terms, if at all. See "Risk Factors."

     The following chart sets forth the corporate structure of the Company after the Acquisitions:


Office Centre flowchart

     Office Centre Corporation, a Delaware corporation, was incorporated in October 1996. Its principal executive offices are located at 38 East 32nd Street, New York, New York 10016 and its telephone number is (212) 779-6700.

                                  THE OFFERING

Common Stock offered by Office Centre Corporation.......  3,575,000 shares
Common Stock offered by the Selling Stockholders........  425,000 shares(1)
Common Stock to be outstanding after the Offering.......  8,500,000 shares(2)
Use of proceeds.........................................  To pay the cash portion of the purchase price for the Founding Companies, to repay
                                                          certain indebtedness and to pay certain
                                                          obligations due upon consummation of the
                                                          Offering and for working capital and general
                                                          corporate purposes, including possible
                                                          future acquisitions. The Company will not
                                                          receive any proceeds from the sale of shares
                                                          by the Selling Stockholders. See "Use of
                                                          Proceeds."
Proposed Nasdaq National Market Symbol..................  OCCI

---------------

(1) See "Principal and Selling Stockholders."


(2) Includes 3,354,482 shares of Common Stock to be issued in connection with the Acquisitions. See Note 1 to the Unaudited Pro Forma Combined Financial Statements of the Company. Excludes shares issuable upon exercise of currently outstanding options, options to be granted upon the closing of the Offering and options to be granted in connection with the Acquisitions. See "Management -- Employment Agreements; Covenants Not To Compete" and "Management -- Director Compensation," and "Business -- Current
    Business -- The Acquisitions of the Founding Companies."

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA



                                                                             THREE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,                      MARCH 31,
                          --------------------------------------------    ------------------------
                                                              PRO                PRO FORMA
                                                             FORMA        ------------------------
                           1995       1996       1997       1997(1)        1997(1)       1998(1)
                          -------   --------   --------   ------------    ----------    ----------
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
COMBINED STATEMENT OF
  OPERATIONS DATA:
Revenues................  $88,639   $104,151   $118,952    $  126,846     $   29,806    $   33,814
Gross margin............  $27,921   $ 33,499   $ 38,667        41,035          9,994        10,948
                          =======   ========   ========
Operating expenses......                                       34,454(2)       8,331(2)      9,020(2)
Goodwill amortization...                                        1,419(3)         323(3)        332(3)
                                                           ----------     ----------    ----------
Operating income........                                        5,162          1,340         1,596
Other income (expense),
  net(4)................                                          (79)           (70)          (77)
                                                           ----------     ----------    ----------
Income before income
  taxes.................                                   $    5,083     $    1,270    $    1,519
                                                           ==========     ==========    ==========
Net Income(5)...........                                   $    2,482     $      633    $      779
                                                           ==========     ==========    ==========
Net income per share
  Basic and Diluted.....                                   $      .29     $      .07    $      .09
                                                           ==========     ==========    ==========
Shares used in computing
  pro forma net income
  per share(6)
  Basic and Diluted.....                                    8,500,000      8,500,000     8,500,000
                                                           ==========     ==========    ==========



                                                                          AS OF
                                                                     MARCH 31, 1998
                                                              -----------------------------
                                                                               PRO FORMA
                                                              PRO FORMA(7)   AS ADJUSTED(8)
                                                              ------------   --------------
                                                                     (IN THOUSANDS)
COMBINED BALANCE SHEET DATA:
Total assets(9).............................................    $97,232         $99,664
Total short-term debt.......................................      9,221             202
Total long-term debt........................................      2,122             708
Stockholders' equity........................................     36,982          66,886


---------------

(1) The combined pro forma statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1997 and assume the acquisition of Total Office Products by The Supply Room Companies, Inc. on January 1, 1997. These results are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.


(2) Adjusted to reflect the acquisition of the Founding Companies and adjustments to salaries, bonuses and benefits of certain owners and officers of the Founding Companies and Office Centre Corporation pursuant to employment agreements ("Compensation Differential").

(3) Includes $1.2 million, $300,000 and $300,000 of additional goodwill amortization attributable to the Acquisitions for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively.

(4) Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the repayment of certain debt paid from the net proceeds of the Offering. See "Use of Proceeds."

(5) Assumes all income is subject to a corporate income tax rate of 40% and that all goodwill amortization is nondeductible for income tax purposes.

(6) Includes (i) 1,434,155 shares outstanding prior to the Acquisitions and the Offering; (ii) 3,354,482 shares to be issued to the stockholders of the Founding Companies in connection with the Acquisitions; (iii) 136,363 shares to be issued to certain consultants of the Company; and (iv) 3,575,000 shares to be issued by the Company in the Offering. Outstanding options have no material dilutive effect.


(7) The combined pro forma balance sheet data assumes the Acquisitions were consummated on March 31, 1998.


(8) Adjusted for the sale of 3,575,000 shares of Common Stock offered hereby at an assumed initial public offering price of $11 per share and the application of the net proceeds therefrom and the repayment of certain indebtedness. See "Use of Proceeds."

(9) Includes $46.7 million of additional goodwill attributable to the Acquisitions.

                SUMMARY HISTORICAL STATEMENT OF OPERATIONS DATA
                           FOR THE FOUNDING COMPANIES

     The following table presents summary historical statement of operations data for the Founding Companies for each of the three most recent calendar years and for the three months ended March 31, 1997 and 1998, respectively. Each Founding Company has a fiscal year ending December 31, or has been converted to a December 31 year end for purposes of the following table. Operating expenses and operating income (loss) have not been adjusted for the Compensation Differential, goodwill amortization, or costs associated with the Company's new corporate management and with being a public company. See "Management's Discussion and Analysis of Financial Condition and Results of
Operation -- Introduction."

                                                                                    THREE MONTHS
                                                      YEAR ENDED DECEMBER 31,     ENDED MARCH 31,
                                                    ---------------------------   ----------------
                                                     1995      1996      1997      1997      1998
                                                    -------   -------   -------   -------   ------
THE SUPPLY ROOM COMPANIES, INC. ("TSR")
Revenues..........................................  $19,950   $26,997   $29,953   $ 7,090   $7,814
Gross margin......................................    6,534     8,258     9,175     2,404    2,575
Operating expenses(1).............................    6,253     7,962     8,723     2,095    2,188
Operating income..................................      281       296       452       309      387
NEW ENGLAND OFFICE SUPPLY, INC. ("NEW ENGLAND")
Revenues..........................................  $ 8,161   $11,733   $14,665   $ 3,547   $4,132
Gross margin......................................    2,062     2,859     3,690       950    1,058
Operating expenses(1).............................    1,823     2,662     3,373       869      850
Operating income..................................      239       197       317        81      208
KING OFFICE SUPPLY, INC. AND SUBSIDIARY ("KING")
Revenues..........................................  $11,757   $12,443   $13,893   $ 3,481   $3,870
Gross margin......................................    4,419     4,565     5,113     1,282    1,409
Operating expenses(1).............................    4,131     4,341     4,736     1,165    1,240
Operating income..................................      288       224       377       117      169
SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.
  ("SIERRA")
Revenues..........................................  $ 8,991   $11,090   $12,215   $ 2,924   $3,459
Gross margin......................................    2,806     3,588     4,120       945    1,063
Operating expenses................................    2,624     3,416     3,829       936    1,063
Operating income..................................      182       172       291         9        0
OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES,
  INC. ("OFFICE SOLUTIONS")
Revenues..........................................  $ 5,397   $ 7,367   $10,879   $ 2,275   $3,339
Gross margin......................................    1,459     2,105     2,908       628      883
Operating expenses................................    1,053     1,728     2,653       646      698
Operating income (loss)...........................      406       377       255       (18)     185
GREENWOOD OUTFITTERS, INC. ("GREENWOOD")
Revenues..........................................  $ 5,915   $ 7,296   $ 8,920   $ 2,051   $2,718
Gross margin......................................    1,889     2,490     3,035       723      980
Operating expenses................................    1,812     2,183     2,652       582      701
Operating income..................................       77       307       383       141      279

                                                                                    THREE MONTHS
                                                      YEAR ENDED DECEMBER 31,     ENDED MARCH 31,
                                                    ---------------------------   ----------------
                                                     1995      1996      1997      1997      1998
                                                    -------   -------   -------   -------   ------
"SOS" OFFICE SUPPLY COMPANY ("SOS")
Revenues..........................................  $ 5,010   $ 5,290   $ 5,484   $ 1,334   $1,526
Gross margin......................................    1,708     1,785     1,889       452      464
Operating expenses................................    1,586     1,667     1,994       514      383
Operating income (loss)...........................      122       118      (105)      (62)      81

GEORGIA IMPRESSION PRODUCTS, INC. ("GEORGIA
  IMPRESSION")
Revenues..........................................  $ 3,467   $ 3,279   $ 3,642   $   752   $  836
Gross margin......................................      725       724       993       195      252
Operating expenses................................      630       631       811       161      153
Operating income..................................       95        93       182        34       99

OFFICE EXPRESS, INC. ("OFFICE EXPRESS")
Revenues..........................................  $ 1,802   $ 2,313   $ 2,856   $   703   $  796
Gross margin......................................      542       691       915       237      243
Operating expenses................................      501       604       785       185      207
Operating income..................................       41        87       130        52       36

SOUTHERN OFFICE CENTRE, INC. ("SOUTHERN OFFICE
  CENTRE")
Revenues..........................................  $ 2,729   $ 2,562   $ 2,531   $   592   $  618
Gross margin......................................      722       710       602       139      140
Operating expenses................................      664       672       653       160      159
Operating income (loss)...........................       58        38       (51)      (21)     (19)

METRO DATA SUPPLY, INC. ("METRO DATA")
Revenues..........................................  $ 1,593   $ 1,899   $ 2,167   $   502   $  546
Gross margin......................................      333       406       473       110      136
Operating expenses................................      309       356       452        97      129
Operating income..................................       24        50        21        13        7

BCB OFFICE PRODUCTS COMPANY AND BCB SPECIALTIES,
  INC. ("BCB")
Revenues..........................................  $   883   $   951   $   745   $   201   $  223
Gross margin......................................      353       319       241        68       77
Operating expenses................................      324       343       281        57       71
Operating income (loss)...........................       29       (24)      (40)       11        6


---------------

(1) Includes historical goodwill amortization.

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the specific risk factors set forth below as well as the other information set forth in this Prospectus in evaluating an investment in the Common Stock.

ABSENCE OF COMBINED OPERATING HISTORY


     Office Centre Corporation was founded in October 1996 and has been a holding company for UDI since May 1997. Office Centre Corporation has entered into agreements to acquire the Founding Companies simultaneously with and conditioned on the closing of the Offering. The Founding Companies have been operating independently and there can be no assurance that the Company will be able to successfully integrate these businesses on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to oversee the combined entity and effectively implement the Company's operating or acquisition strategies. The pro forma financial data included in this Prospectus cover periods during which Office Centre Corporation and the Founding Companies were not under common control and are not necessarily indicative of the combined results which would have been achieved had Office Centre Corporation and the Founding Companies been under common control during such periods. See "Business -- Current
Business -- The Acquisitions of the Founding Companies" and "Management."


RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY


     The Company intends to grow significantly through the acquisition of additional office products stationers. This strategy will entail reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems and financial controls. Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention and resources to acquisitions, dependence on retention, hiring and training of key personnel, the possible loss of acquired customer bases, possible adverse effects on earnings resulting from amortization of goodwill created in purchase transactions and the risks associated with the past operations and other unanticipated problems arising in the acquired companies, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. The success of the Company's acquisition strategy will depend on the extent to which it is able to identify, acquire, profitably manage and successfully integrate additional companies, and there can be no assurance that the Company's strategy will succeed. There also can be no assurance that the Company will seek to acquire, or that it will be successful in acquiring, any of the acquisition candidates who have entered into exclusivity agreements with the Company. In addition, there can be no assurance that companies acquired in the future will achieve sales and profitability that justify the Company's investment in them. The Company believes that during the next few years competing sellers of office products will continue the recent trend of consolidation. The Company believes there is likely to be significant competition among the large consolidators of office products companies to acquire independent stationers, which could limit the Company's ability to locate suitable acquisition targets and could increase the cost of purchasing such acquisition targets. See "-- Substantial Competition," "Industry Overview," "Business -- Acquisition Strategy," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Combined Operating Data -- Combined Liquidity and Capital Resources."


RISKS RELATED TO ACQUISITION FINANCING


     The Company currently intends to finance possible future acquisitions using a combination of cash and shares of Common Stock. The Company will need additional debt or equity financing in order to implement fully its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing will be available on terms the Company deems acceptable. If the Company does not have sufficient cash resources, the Common Stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept the Common Stock as part of the consideration for the sale of their businesses, the Company may be unable to implement its acquisition strategy. The Company has obtained a $35 million revolving credit facility from First Union National Bank ("First Union") secured by substantially all assets of the Company, including receivables and inventory. The facility is available for acquisitions, refinancing of existing indebtedness, working capital and other general corporate purposes. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Combined Operating Data -- Combined Liquidity and Capital Resources" and "Business -- Acquisition Strategy."



PRIOR OPERATING LOSSES OF CERTAIN FOUNDING COMPANIES



     Certain of the Founding Companies incurred losses or were marginally profitable during 1996, 1997 and for the three months ended March 31, 1998. Future losses at any of the Founding Companies or at other companies acquired by the Company in the future could have an adverse effect on the results of operations, cash flows and financial condition of the Company. The Company's prospects for increased revenue and profitability are dependent upon the successful implementation of its operating and acquisition strategies. There can be no assurance that these strategies will be implemented successfully, that the Company's revenues will increase or that the Company will be operated profitably.



GEOGRAPHIC CONCENTRATION



     Commercial stationers generally serve customers located in the geographic areas surrounding their facilities. For the year ended December 31, 1997, approximately 23.6%, 11.5%, 10.9% and 9.5% of the Company's pro forma combined revenues were attributable to TSR (located in Richmond, Virginia), New England (located in Boston, Massachusetts), King (located in New York City) and Sierra (located in Sacramento, California), respectively. For the three months ended March 31, 1998, approximately 23.1%, 12.3%, 11.4% and 10.2% of the Company's pro forma combined revenues were attributable to TSR, New England, King and Sierra, respectively. As a result of the concentration of more than one-half of the Company's pro forma revenues in four geographic areas, any significant economic downturn in the Richmond, Boston, New York or Sacramento markets generally, or any significant economic downturn in these markets that affects small and mid-sized companies in particular, could have a material adverse effect on the Company. See "Business -- Geographic Concentration."


POTENTIAL FOR NEGATIVE IMPACT ON UDI MEMBERSHIP

     If the Company acquires commercial stationers that serve the same markets as those served by members of UDI, certain UDI members may withdraw from UDI due to this competition. Such withdrawals could adversely affect the revenues of UDI.

DEPENDENCE ON TWO NATIONAL WHOLESALERS

     The operations of the Company depend to a great degree on two national wholesalers, S.P. Richards and United Stationers. For the fiscal year ended December 31, 1997, these two national wholesalers accounted for approximately 60% of the products purchased by the Founding Companies. Although alternative wholesalers may exist for products distributed by the Company, the loss of either of the two national wholesalers as a source of product could have a material adverse effect on the Company. See "Business -- Operating Strategy."

DEPENDENCE ON IMPLEMENTATION AND OPERATION OF SYSTEMS

     The Company believes that the successful implementation of its technology and operating systems at additional locations will enhance customer service, improve inventory management and increase the speed and accuracy of order fulfillment at such locations. However, the Company may experience unanticipated delays, complications or expenses in implementing, integrating and operating these systems, which could have a material adverse effect on the Company's operations and financial performance. In addition, interruptions or disruptions in system operations could adversely affect operations and financial performance at some or all locations. Although the Company believes that its technology and operating systems will be adequate for its current needs, such systems will require modification, improvement or replacement as the Company expands or as new technologies make the Company's systems obsolete. Such modifications, improvements or replacements may require substantial expenditures and may interfere with operations during periods of implementation, any of which could have a material adverse effect on the Company's financial performance. See "Business -- Operating Strategy" and "Business -- Business After Acquisitions and the Offering."


SUBSTANTIAL COMPETITION


     The office products industry is highly competitive. The Company competes with small commercial office products stationers who sell to customers in a limited geographic area and several large retailers, mail order companies and contract stationers, a number of which have greater financial resources than the Company. In addition, the Company intends to enter new markets by acquiring existing commercial stationers and expects that one or more of these competitors will have a presence in each of these new markets. As a result of this competition, the Company may lose customers or have difficulty in acquiring new customers. In addition, the Company's revenues and/or margins may decline as a result of lower pricing in response to competitive pressures on pricing of products. Moreover, UDI competes with other industry buying groups for members. See "Business -- Competition."


     The Company may compete with the large consolidators of office products companies to acquire independent stationers, which could lead to higher prices being paid for such stationers. See "-- Risks Related to the Company's Acquisition Strategy" and "Business -- Acquisition Strategy."

ABSENCE OF OR CHANGE IN CONTRACTUAL RELATIONSHIPS WITH CUSTOMERS

     Companies in the office products industry generally do not enter into sales contracts with their customers requiring them to make any specific volume of purchases over any specific term. Instead, sales are generally made pursuant to purchase orders or similar documentation with respect to specific sales. As a result of these practices, the Company's customers generally have the right to terminate their relationships with the Company without penalty and with little or no notice. Accordingly, a customer from which the Company generates substantial revenue in one period may not be a substantial customer in a subsequent period. If the Company's customers elect to reduce or cease purchases from the Company, the Company could experience a material adverse effect on its business, financial condition or results of operations. Two of the Founding Companies are currently certified as women-owned and/or minority-owned small businesses. These Founding Companies are required to notify certain customers that are state agencies and other customers of any changes in ownership or control. Such customers could elect to reduce or cease purchases from these Founding Companies after the consummation of the Acquisitions based on the loss of their women-owned or minority-owned status. See "Business -- Customers."

ACQUISITION PRICE FOR FOUNDING COMPANIES EXCEEDS ASSET VALUE


     Valuations of the Founding Companies have not been established by independent appraisals, but, other than with respect to King, have been determined through arm's-length negotiations between representatives of Office Centre Corporation and representatives of the Founding Companies. The consideration being paid for each of the Founding Companies, including Founding Companies whose stockholders will become affiliates of the Company upon consummation of the Offering, is based primarily on the value of such Founding Company as a going concern and not on the value of the acquired assets. The purchase price for King was not determined by arm's length negotiations but was determined using a valuation methodology consistent with that used in setting the purchase price for the four largest Acquisitions besides King. No assurance can be given that the future performance of the Founding Companies will be commensurate with the consideration to be paid to acquire the Founding Companies or the price of the Common Stock offered hereby. See "Business -- Current Business -- The Acquisitions of the Founding Companies" and "Certain Transactions." See "Business -- Current Business -- The Acquisitions of the Founding Companies" for a discussion of the principles followed in determining the consideration being paid for each Founding Company.



EFFECT OF GOODWILL AMORTIZATION ON NET INCOME


     As of March 31, 1998, approximately $48.5 million, or 48.6% of the Company's pro forma total assets, as adjusted for the Acquisitions and the Offering, consists of goodwill arising from the acquisition of the Founding

Companies. Goodwill is an intangible asset that represents the excess of the aggregate purchase price over the estimated fair value of the net assets acquired. The amount amortized in a particular period is reported as an expense that reduces the Company's net income for that period. The amount amortized, however, may not give rise to a deduction for tax purposes. In addition, the Company will be required to amortize the goodwill, if any, from future acquisitions. A reduction in net income resulting from the amortization of goodwill may have an adverse impact upon the market price of the Company's Common Stock. The Company plans to amortize goodwill associated with the acquisitions of the Founding Companies over a period of 40 years. The Company plans to evaluate continually whether events or circumstances have occurred that may warrant revisions to the remaining useful life of goodwill, and any shortening of such useful life may have a material adverse effect on the Company's results of operations.

PROCEEDS OF OFFERING PAYABLE FOR EXISTING OBLIGATIONS AND TO AFFILIATES


     Approximately $16.6 million of the net proceeds of the Offering will be used to pay the cash portion of the purchase price for the Founding Companies. Approximately $2.0 million of such amount will be paid to Yancey S. Jones, a director of the Company, and/or M. Addison Jones, the brother of Yancey Jones, both of whom are principal stockholders of one of the Founding Companies. Under the merger agreement for the Acquisition of TSR, Office Centre Corporation may substitute $1 million of cash consideration for $1 million of Common Stock otherwise deliverable in connection with such Acquisition. If this election is made, the amount of the proceeds of the Offering paid to Mr. Yancey Jones and Mr. M. Addison Jones, in the aggregate, will increase by $1 million. Approximately $1 million of such amount will be paid to Robert J. Gillon, Jr., the Chairman, Chief Executive Officer and President of the Company and a principal stockholder of one of the Founding Companies. Approximately $7.8 million of the net proceeds of the Offering will be used to repay debt of the Founding Companies, approximately $1.7 million of which will be used to repay debt that is payable to, or guaranteed by, shareholders of the Founding Company who are executive officers and/or directors of Office Centre Corporation or members of their immediate families. Approximately $8.0 million of the net proceeds of the Offering will be used to repay debt of Office Centre Corporation. Approximately $4.3 million of the net proceeds of the Offering will be received by the Selling Stockholders, who together own approximately 91.2% of the Common Stock (prior to the consummation of the Acquisitions and the Offering). Approximately $425,000 and $587,500 of the net proceeds of the Offering will be used to pay the cash portions of consideration for consulting services which become due upon consummation of the Offering to (i) an affiliate of Richard T. Case, an executive officer of the Company, and (ii) an affiliate of John D. Kaweske, a founder of the Company, respectively. In addition to borrowings available under the Company's credit facility with First Union, approximately $9.5 million in cash and cash equivalents will remain available to the Company on a pro forma basis, as adjusted for the Acquisitions and the Offering, at March 31, 1998 to meet the Company's cash requirements following the closing of the Offering. See "Use of Proceeds," "Business -- Current Business -- The Acquisitions of the Founding Companies" and "Certain Transactions."


RELIANCE ON KEY PERSONNEL


     The Company's operations are dependent on the continued efforts of Robert
J. Gillon, Jr., its Chief Executive Officer and Chairman of the Board, Joseph E. Hajjar, its Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Mr. Case, its Senior Vice President of Corporate Development, and senior management of the Founding Companies. Furthermore, the Company will likely be dependent on the senior management of companies that may be acquired in the future. If any of these people becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other management employees, the Company's business could be adversely affected. The Company has key man life insurance covering Mr. Gillon in the amount of $3 million.


CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     Following the completion of the Offering, executive officers and directors of the Company, and existing stockholders of the Company who are not executive officers or directors of the Company, will beneficially own approximately 11.3%, and 12.5%, respectively, of the then outstanding shares of Common Stock (10.8%, and 9.7%, respectively, if the Underwriters' over-allotment option is exercised in full). These stockholders are likely to continue to exercise substantial control over the Company's affairs. Clifford M. Davie and a trust of Mr. Davie

(the "Davie Trust"), who, following the completion of the Offering, together will own 6.7% of the then outstanding shares of Common Stock (6.4% if the Underwriters' over-allotment option is exercised in full), have agreed with the Company that following the completion of the Offering through December 31, 2002, they will vote all shares of Common Stock owned by them in the same proportion as all other outstanding shares of Common Stock are voted. They have irrevocably authorized certain officers of the Company as their proxy to vote their shares in accordance with such agreement. See "Principal and Selling
Stockholders -- Standstill Agreements with Founders."

HOLDING COMPANY STRUCTURE

     The Company is a holding company, the principal assets of which are the shares of the capital stock of its subsidiaries. As a holding company without independent means of generating operating revenues, the Company depends on dividends and other payments from its subsidiaries to fund its obligations and meet its cash needs. Expenses of the Company include salaries of its executive officers, insurance, professional fees and service of any indebtedness that may be outstanding from time to time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Introduction."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     The 4,000,000 shares of Common Stock being sold in the Offering will be freely tradeable unless acquired by affiliates of the Company. The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market following the Offering, or the perception that such sales could occur.


     Simultaneously with the closing of the Offering, the stockholders of the Founding Companies will receive, in the aggregate, 3,354,482 shares of Common Stock as a portion of the consideration for their businesses, and two consultants of Office Centre Corporation will receive, in the aggregate, 136,363 shares of Common Stock in exchange for services rendered. See
"Business -- Current Business -- The Acquisitions of the Founding Companies" and "Certain Transactions." These shares are not being offered by this Prospectus. Certain of the stockholders of the Founding Companies who will receive, in the aggregate, 1,332,455 shares of Common Stock also have certain piggy-back registration rights with respect to such shares. See "Shares Eligible for Future Sale." Following the completion of the Offering, certain other stockholders of Office Centre Corporation will beneficially own, in the aggregate, an additional 1,097,786 shares of Common Stock. See "Certain Transactions." None of these 4,500,000 shares were acquired in transactions registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration, including the exemption provided by Rule 144 ("Rule 144") under the Securities Act.


     The Company, all of its existing stockholders and all of the former stockholders of the Founding Companies who will receive Common Stock in connection with the Acquisitions, have agreed that they will not offer or sell any shares of Common Stock for a period of 180 days (the "Lockup Period") after the date of this Prospectus without the prior written consent of the Underwriters, except that the Company may issue shares of Common Stock in connection with acquisitions. Walter H. Gordenstein, Mr. Davie and the Davie Trust have agreed with the Company that they will not sell or transfer more than 25% of the Common Stock owned by them during each six month period in the two years following the Lockup Period. After the Lockup Period (or such longer period to which a shareholder has agreed), such shares may be sold in accordance with Rule 144 promulgated under the Securities Act, subject to the volume, holding period, and other limitations of Rule 144. See "Underwriting."


     Upon the consummation of the Offering, the Company will have outstanding options to purchase 1,124,600 shares of Common Stock, of which 924,600 will be exercisable at the initial public offering price per share, and 300,000 of which will be exercisable at $9.12 per share. The Company has granted or is committed to grant 560,000 of these options to current employees of Office Centre Corporation and UDI and 40,000 of these options to non-employee directors of Office Centre Corporation. The remaining 524,600 options will be granted to certain employees of the Founding Companies who will become employees of the Company upon consummation of the Acquisitions. The Company expects to file a registration statement on Form S-8 under the Securities Act to register 1,500,000 shares of Common Stock issuable upon exercise of options to be granted under the Company's

1998 Stock Option Plan. Accordingly, such shares will be freely tradeable by holders who are not affiliates of the Company and, subject to the volume and manner of sale limitations of Rule 144, by holders who are affiliates of the Company.

     The effect, if any, of the availability for sale, or sale, of the shares of Common Stock available for future sale on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given that the effect will not be adverse.

ABSENCE OF PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE


     Prior to the Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price has been determined by negotiations between the Company and the Underwriters and may bear no relation to the market price for the Common Stock after the Offering. (See "Underwriting" for factors considered in determining the initial public offering price.) There can be no assurance that the price so determined is representative of the current or future market value of the Common Stock offered hereby. Although application has been made for quotation of the Common Stock on the Nasdaq National Market, there can be no assurance that an active public market for the Common Stock will develop or continue after the Offering. The market price of the Common Stock after the Offering may be subject to significant fluctuations from time to time in response to numerous factors, including the depth and liquidity of the market for the Common Stock, variations in the reported financial results of the Company, investor perception of the Company, and changes in conditions in the economy in general and the office products industry in particular.


IMMEDIATE AND SUBSTANTIAL DILUTION

     The purchasers of the shares of Common Stock offered hereby will experience immediate dilution in the net tangible book value of their shares of $8.83 per share. After giving effect to the Acquisitions of the Founding Companies, the total consideration paid to the Company by its existing stockholders (which consideration represents the combined stockholders' equity before the Offering, adjusted to reflect the payment of approximately $16.6 million in cash in connection with the Acquisitions) will be $38.6 million. See "Dilution." In the event the Company issues additional shares of Common Stock in the future, including shares which may be issued in connection with possible future acquisitions, purchasers of Common Stock in the Offering may experience further dilution in the net tangible book value per share of the Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

     The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company contain various provisions that may discourage future takeover attempts which the Company's stockholders may deem to be in their best interests and perpetuating the Company's existing management. Among other things, such provisions: (i) provide the Board of Directors with broad discretion to issue preferred stock; (ii) provide for three year terms for the directors of the Company and the election of such directors on a staggered basis; (iii) prohibit certain business combinations without the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock and at least 66% of each series of preferred stock then outstanding; and (iv) require the approval of 80% of all shares of Common Stock eligible to vote for any proposed amendment to the Certificate of Incorporation or By-Laws that seeks to modify or remove the foregoing provisions. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. Further, pursuant to the Company's 1998 Stock Option Plan, in the event of a change in control of the Company, all stock options and stock appreciation rights ("SARs") granted under the Plan will automatically vest and become exercisable. These provisions could delay or hinder the removal of incumbent directors and could discourage or make more difficult a proposed merger, tender offer or proxy contest involving the Company or may otherwise adversely affect the market price of the Common Stock. See "Description of Capital
Stock -- Certain Provisions of Delaware Law and the Company's Certificate of Incorporation and By-Laws" and "Management -- 1998 Stock Option Plan."

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the 3,575,000 shares of Common Stock offered hereby by the Company, assuming an initial public offering price at the midpoint of the range set forth on the cover page of this Prospectus, after deducting underwriting discounts and other Offering expenses (estimated to be approximately $3.5 million (excluding amounts of approximately $5.2 million previously paid), all of which are payable by the Company), are estimated to be approximately $35.9 million. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The net proceeds to the Company of the Offering are expected to be applied as follows:



                                                                  AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
Cash portion of acquisition consideration for the Founding
  Companies(1)..............................................     $16,560
Payment of debt of the Founding Companies(2)(3).............       7,819
Payment of debt of Office Centre Corporation(4).............       8,000
Cash consideration to consultants and financial
  advisers(5)...............................................       1,113
Working capital and general corporate purposes, including
  possible future acquisitions..............................       2,363
                                                                 -------
          Total.............................................     $35,855
                                                                 =======


---------------


(1) See "Business -- Current Business -- The Acquisitions of the Founding Companies" for a discussion of the principles followed in determining the consideration paid for each Founding Company and a description of the aggregate consideration to be paid for each Founding Company. Includes the cash portion of consideration for King and TSR, of which $3,026,867 will be paid to affiliates of the Company as follows: (i) $1,000,000 to Mr. Gillon;
    (ii) $1,520,150 to Mr. Yancey Jones; and (iii) $506,717 to Mr. M. Addison Jones. Under the merger agreement for the Acquisition of TSR, Office Centre Corporation may substitute $1 million of cash consideration for $1 million of Common Stock otherwise deliverable in connection with such Acquisition. If this election is made, the amount of the proceeds of the Offering paid to Mr. Yancey Jones and Mr. M. Addison Jones, in the aggregate, will increase by $1 million.



(2) Includes $2,710,000 and $2,374,000 of the indebtedness of TSR and King, respectively, to be repaid from the proceeds of the Offering, of which approximately $665,000, plus certain interest and costs, is personally guaranteed by Mr. Gillon, $750,000 is personally guaranteed by Mr. Yancey Jones and/or Mr. M. Addison Jones and $290,000 is payable to Mr. Yancey Jones and/or Mr. M. Addison Jones. See "Certain Transactions."



(3) All indebtedness of the Founding Companies will be repaid by Office Centre Corporation in connection with the Acquisitions. The terms of the material indebtedness of the Founding Companies to be repaid from the proceeds of the Offering are as follows: (i) as of March 31, 1998, approximately $1,589,000 was outstanding under TSR's revolving line of credit with a bank which bears interest at the lower of LIBOR plus 3.75% or the prime rate plus 1.50% and expires on February 28, 1999; (ii) an earnout payment of $450,000 incurred by TSR in connection with the acquisition of Total Office Products which bears no interest and is payable in semi-annual installments through August 2002; (iii) as of March 31, 1998, approximately $636,800 was outstanding pursuant to New England's note to a bank, which note is payable in sixty monthly principal payments of $12,736 and which bears interest at a rate of 1% above the prime rate and matures in May 2002; (iv) as of March 31, 1998, approximately $1,839,800 was outstanding under King's line of credit with a financial institution which bears annual interest of 2.5% above the prime rate and expires in August 1998; (v) as of March 31, 1998, approximately $290,423 was outstanding under a purchase money note payable by King in monthly installments of $12,433, which note bears annual interest of 12% and matures in June, 2000; and (vi) as of March 31, 1998, approximately $1,083,800 was outstanding under Sierra's revolving line of credit with a bank which bears interest of 7% above the prime rate for balances up to $1,000,000 and 10% above the prime rate for balances in excess of $1,000,000 and expires in March 1999. The other indebtedness of the Founding Companies to be repaid from the proceeds of the Offering bears interest at rates ranging from 0% to 16% per annum, with a weighted average interest rate of 8.63% per annum. Such indebtedness would otherwise mature at various dates from the date hereof through 2002.

(4) The Company's existing revolving credit facility with First Union allows the Company to borrow up to a maximum of $35 million to be used for acquisitions, refinancing of existing indebtedness, working capital and other general corporate purposes. Borrowings under this facility bear interest at the prime lending rate plus an applicable margin of up to .75% or LIBOR plus an applicable margin of up to 2.5%. Borrowings under this facility are secured by substantially all of the Company's assets.



(5) Consists of cash consideration of $587,500 payable to a consultant which is an affiliate of a founder of the Company, cash consideration of $425,000 payable to a consultant which is an affiliate of an executive officer of the Company and cash consideration of $100,000 payable to one of the Underwriters. See "Certain Transactions" and "Underwriting."


     Pending such uses, the net proceeds will be invested in short-term, interest-bearing investment grade securities or government issued securities.


     The Company has no agreement or letter of intent to acquire any company other than the Founding Companies. The Company intends to finance possible future acquisitions using a combination of cash and shares of Common Stock. The Company will need additional debt or equity financing in order to fully implement its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing will be available on terms the Company deems acceptable. See "Risk Factors -- Risks Related to Acquisition Financing."

                                DIVIDEND POLICY


     The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions, covenants under existing credit facilities with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant. Under the Company's revolving credit facility with First Union, the Company is prohibited from paying dividends or making distributions.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998 (i) on a pro forma combined basis to reflect the Acquisitions; and (ii) on a pro forma combined basis to reflect the Acquisitions and, as adjusted to give effect to the sale of 3,575,000 shares of Common Stock offered hereby by the Company, assuming an initial public offering price of $11 per share, the midpoint of the range set forth on the cover page of this Prospectus, and the application of the estimated net proceeds therefrom. For a description of the adjustments, see Notes to the Unaudited Pro Forma Combined Financial Data included elsewhere in this Prospectus. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements of the Company and the related notes thereto included elsewhere in this Prospectus.


                                                                       AS OF
                                                                   MARCH 31, 1998
                                                              ------------------------
                                                              PRO FORMA
                                                              COMBINED     AS ADJUSTED
                                                              ---------    -----------
                                                                   (IN THOUSANDS)
Current portion of long-term debt and capital lease
  obligations...............................................   $ 9,221       $   202
                                                               -------       -------
Long-term debt and capital lease obligations, excluding
  current portion...........................................     2,122           708
                                                               -------       -------
Short and long-term amounts due to stockholders of Founding
  Companies and related parties.............................    17,039            --
                                                               -------       -------
Stockholders' equity:
  Preferred Stock, $1.00 par value, 1,000 shares authorized;
     no shares outstanding..................................        --            --
  Common Stock, $0.001 par value, 50,000,000 shares
     authorized; 4,812,000 shares issued and outstanding pro
     forma combined and 8,500,000 shares issued and
     outstanding pro forma as adjusted......................         4             9
Additional paid-in capital..................................    37,416        67,315
Retained earnings...........................................      (438)         (438)
                                                               -------       -------
Total stockholders' equity..................................    36,982        66,886
                                                               -------       -------
Total capitalization........................................   $65,364       $67,796
                                                               =======       =======

                                    DILUTION

     The pro forma net tangible book value of the Company at March 31, 1998 was ($11.5) million or a deficit of ($2.33) per share after giving effect to the Acquisitions. "Pro forma net tangible book value per share" is the pro forma tangible net worth (total tangible assets less total liabilities) of the Company divided by the number of shares of Common Stock outstanding after giving effect to the Acquisitions. After giving effect to the sale by the Company of 3,575,000 shares of Common Stock offered hereby at an assumed initial public offering price of $11 per share, the midpoint of the range set forth on the cover page of this Prospectus (after deducting underwriting discounts and commissions and estimated Offering expenses to be paid by the Company), the pro forma net tangible book value of the Company at March 31, 1998, was $18.4 million or $2.17 per share, representing an immediate increase in net tangible book value of $4.50 per share to existing stockholders and an immediate dilution of $8.83 per share to the investors purchasing the shares in the Offering ("New Investors").

     The following table illustrates per share dilution to New Investors:

Initial public offering price...............................            $11.00
Pro forma net tangible book value before the Offering.......  $(2.33)
Increase attributable to the sale of shares offered
  hereby....................................................    4.50
                                                              ------
Pro forma net tangible book value after the Offering........              2.17
                                                                        ------
Dilution in net tangible book value to New Investors........            $ 8.83
                                                                        ======

     The following table sets forth at the date of this Prospectus the number of shares of Common Stock acquired from the Company, the total consideration to the Company and the average price per share paid by existing stockholders, stockholders of the Founding Companies, consultants to the Company and New Investors, after giving effect to the Acquisitions and the Offering, based on an assumed initial public offering price of $11 per share, the midpoint of the range set forth on the cover page of this Prospectus:

                                           SHARES ACQUIRED      TOTAL CONSIDERATION      AVERAGE
                                          ------------------    --------------------      PRICE
                                           NUMBER        %        AMOUNT         %      PER SHARE
                                          ---------    -----    -----------    -----    ---------
Existing stockholders...................  1,434,155     16.9%   $   256,000(1)   0.3%    $ 0.15
Stockholders of the Founding
  Companies(2)..........................  3,354,482     39.5     36,899,000     47.3      11.00
Consultants to the Company..............    136,363      1.6      1,500,000      1.9      11.00
                                          ---------    -----    -----------    -----
                                          4,925,000     58.0     38,655,000     49.5       7.85
New Investors...........................  3,575,000     42.0     39,325,000     50.5      11.00
                                          ---------    -----    -----------    -----
Total...................................  8,500,000    100.0%   $77,980,000    100.0%
                                          =========    =====    ===========    =====

---------------

(1) Based on the net tangible book value of Office Centre Corporation at March 31, 1997.


(2) Represents the number of shares of Common Stock and the related fair value of such shares to be issued in connection with the Acquisitions, but excludes all contingent consideration. See "Business -- Current
    Business -- The Acquisitions of the Founding Companies."

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA


     In May 1997, Office Centre Corporation acquired UDI Corp. and UDI II Corp. in a stock for stock exchange. For accounting purposes, the transaction was accounted for as a reverse acquisition with the results of UDI's operations presented on a historical basis as the results of Office Centre Corporation. UDI II Corp. was subsequently merged with and into UDI Corp., with UDI Corp. remaining as the surviving entity. Office Centre Corporation will acquire the Founding Companies simultaneously with and conditioned on the consummation of the Offering. The Acquisitions will be accounted for under the purchase method of accounting, whereby their assets and liabilities are recorded at their estimated fair market value.


     The following table presents selected combined pro forma statement of operations data for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, and selected combined pro forma and pro forma, as adjusted, balance sheet data as of March 31, 1998. Each Founding Company has a fiscal year ending December 31, or has been converted to a December 31 year end for purposes of the following table.



     The combined pro forma statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1997 (see notes below). The combined pro forma balance sheet data assume that the Acquisitions were consummated on March 31, 1998 and, as adjusted, reflect the consummation of the Offering (see notes below).



     The data presented below should be read in conjunction with the pro forma financial statements of the Company and related notes thereto included elsewhere in this Prospectus.



                                                                            THREE MONTHS ENDED
                                                           YEAR ENDED           MARCH 31,
                                                          DECEMBER 31,    ----------------------
                                                          ------------          PRO FORMA
                                                           PRO FORMA      ----------------------
                                                            1997(1)        1997(1)      1998(1)
                                                          ------------    ---------    ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
COMBINED PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues................................................   $  126,846     $  29,806    $  33,814
Cost of revenues........................................       85,811        19,812       22,866
                                                           ----------     ---------    ---------
Gross margin............................................       41,035         9,994       10,948
Operating expenses......................................       34,454(2)      8,331(2)     9,020(2)
Goodwill amortization...................................        1,419(3)        323(3)       332(3)
                                                           ----------     ---------    ---------
Operating income........................................        5,162         1,340        1,596
Other income (expense), net(4)..........................          (79)          (70)         (77)
                                                           ----------     ---------    ---------
Income before income taxes..............................   $    5,083     $   1,270    $   1,519
                                                           ==========     =========    =========
Net Income(5)...........................................   $    2,482     $     633    $     779
                                                           ==========     =========    =========
Net income per share
  Basic and Diluted.....................................   $      .29     $     .07    $     .09
                                                           ==========     =========    =========
Shares used in computing pro forma net income per
  share(6)
  Basic and Diluted.....................................    8,500,000     8,500,000    8,500,000
                                                           ==========     =========    =========



                                                                   AS OF MARCH 31, 1998
                                                              ------------------------------
                                                                                PRO FORMA
                                                              PRO FORMA(7)    AS ADJUSTED(8)
                                                              ------------    --------------
                                                                      (IN THOUSANDS)
COMBINED PRO FORMA BALANCE SHEET DATA:
Total assets(9).............................................    $97,232          $99,664
Total short-term debt.......................................      9,221              202
Total long-term debt........................................      2,122              708
Stockholders' equity........................................     36,982           66,886

---------------


(1) The combined pro forma statement of operations data assume that the Acquisitions and the Offering were consummated on January 1, 1997 and assume the acquisition of Total Office Products by The Supply Room Companies, Inc. on January 1, 1997. These results are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results.


(2) Adjusted to reflect the acquisition of the Founding Companies and the Compensation Differential.

(3) Includes $1.2 million, $300,000 and $300,000 of additional goodwill amortization attributable to the Acquisitions for the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively.

(4) Includes a pro forma adjustment to reflect the elimination of interest expense resulting from the repayment of certain debt paid from the net proceeds of the Offering. See "Use of Proceeds."

(5) Assumes all income is subject to a corporate income tax rate of 40% and that all goodwill amortization is nondeductible for income tax purposes.

(6) Includes (i) 1,434,155 shares outstanding prior to the Acquisitions and the Offering; (ii) 3,354,482 shares to be issued to the stockholders of the Founding Companies in connection with the Acquisitions; (iii) 136,363 shares to be issued to certain consultants of the Company; and (iv) 3,575,000 shares to be issued by the Company in the Offering. Outstanding options have no material dilutive effect.


(7) The combined pro forma balance sheet data assume the Acquisitions were consummated on March 31, 1998.


(8) Adjusted for the sale of 3,575,000 shares of Common Stock offered hereby at an assumed initial public offering price of $11 per share and the application of the net proceeds therefrom and the repayment of certain indebtedness. See "Use of Proceeds."

(9) Includes $46.7 million of additional goodwill attributable to the Acquisitions.

              SELECTED FINANCIAL DATA OF OFFICE CENTRE CORPORATION


     The following selected financial data of Office Centre Corporation, which has been designated as the accounting acquirer of the Founding Companies, should be read in conjunction with the consolidated financial statements of Office Centre Corporation and related notes thereto and other financial data included elsewhere in this Prospectus. The financial data set forth below as of and for each of the periods ended December 31, 1995, 1996 and 1997 have been derived from the audited consolidated financial statements of Office Centre Corporation included elsewhere in this Prospectus. The financial data as of and for the periods ended December 31, 1993 and 1994 have been derived from unaudited financial statements of Office Centre Corporation not included in this Prospectus. The financial data as of and for the three months ended March 31, 1997 and 1998 have been derived from the unaudited consolidated financial statements included elsewhere in this Prospectus. In May 1997, Office Centre Corporation acquired all of the outstanding shares of UDI Corp. and UDI II Corp. (which were subsequently merged to form UDI) in exchange for shares of Office Centre Corporation. The transaction was accounted for as a reverse acquisition with the results of UDI's operations presented on a historical basis as the results of Office Centre Corporation. Accordingly, this discussion relates to the results of UDI as the only operating unit of the registrant. These historical results are not indicative of the results that may be expected in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".



                                                                                             THREE MONTHS
                                              YEAR ENDED DECEMBER 31,                       ENDED MARCH 31,
                             ---------------------------------------------------------   ---------------------
                               1993        1994        1995        1996        1997        1997        1998
                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenues...................  $   4,573   $   9,825   $  12,984   $  10,931   $  11,002   $   2,786   $   2,600
Gross margin...............      2,181       4,021       4,369       5,000       5,513       1,382       1,293
Operating costs and
  expenses.................      1,496       2,877       4,262       5,189       4,981       1,092       2,226
                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating income (loss)....  $     685   $   1,144   $     107   $    (189)  $     532   $     290   $    (933)
                             =========   =========   =========   =========   =========   =========   =========
Net income (loss)..........  $     404   $     658   $      81   $    (185)  $     183   $     156   $    (716)
                             =========   =========   =========   =========   =========   =========   =========
Net income (loss) per share
  Basic and Diluted........  $     .30   $     .49   $     .06   $    (.14)  $     .13   $     .12   $    (.50)
                             =========   =========   =========   =========   =========   =========   =========
Shares used in computing
  net income (loss) per
  share Basic and
  Diluted..................  1,355,091   1,355,091   1,355,091   1,355,091   1,371,758   1,355,091   1,434,155
                             =========   =========   =========   =========   =========   =========   =========


                                                  AS OF DECEMBER 31,
                             -------------------------------------------------------------    AS OF MARCH 31,
                               1993         1994         1995         1996         1997            1998
                             ---------    ---------    ---------    ---------    ---------    ---------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital
  (deficiency).............  $     349    $     706    $     416    $     (25)      (4,354)      $  (5,810)
Total assets...............      6,233       17,970       19,127       19,961       25,467          24,026
Total long-term debt.......         --           --          366          189           96              96
Stockholders' equity.......        432          858          285          100          393             (58)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion is qualified in its entirety by, and should be read in conjunction with, the financial statements and related notes thereto and other financial data appearing elsewhere in this Prospectus.

INTRODUCTION


     Office Centre Corporation was founded in October 1996 for the purpose of becoming a nationwide office products supplier that serves primarily small and medium-sized corporate customers. Upon acquiring the Founding Companies, the Company believes that it will be one of the largest office products suppliers in the United States. The Company, through its wholly-owned subsidiary, UDI, also operates one of the largest office products buying groups in the United States, with approximately 1,100 office products stationers and office furniture dealers as members. Revenues of the Founding Companies are derived primarily from the sale of a wide variety of office supplies, office furniture and other office products to small and medium-sized corporate customers. Certain of the Founding Companies also have limited retail operations. UDI's revenues primarily consist of membership fees, fees received for the programs offered to members and volume rebates received from national office products wholesalers and certain manufacturers.


     Revenues from the sale of office products are recognized upon shipment of the product to customers, at the point of sale for retail operations and upon delivery of the service provided in the case of printing and other services. UDI recognizes revenues ratably throughout the year as membership fees and volume rebates are earned. Cost of revenues includes the cost of the merchandise plus the cost of in-bound freight and direct labor and other direct costs of printing services. In the case of UDI, the cost of revenues includes the cost of programs provided and the portion of rebates it will pass along to buying group members who achieve specified volume requirements. Operating costs and expenses include warehouse and customer delivery expenses, employee salaries, wages and benefits, sales commissions, telephone expenses, promotional expenses, depreciation and occupancy costs.

     The Founding Companies have been operated historically as independent, privately-owned entities, and their results of operations reflect varying tax structures, including both S and C Corporations, which have influenced the historical level of owners' compensation. Gross profit margins and operating costs and expenses as a percentage of revenues may not be comparable among the individual Founding Companies. Owners of certain of the Founding Companies have agreed to certain reductions in their compensation and benefits commencing upon the consummation of the Offering. The Compensation Differential of $3,141,000, $570,000 and $1,311,000 for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, respectively, has been reflected as a pro forma adjustment in the Unaudited Pro Forma Combined Statements of Operations.

     The Company believes that, following the Acquisitions, it will be able to realize operating efficiencies and achieve certain synergies among the Founding Companies. In particular, with a larger operational scale, the Company believes that it can obtain more favorable prices and other purchasing terms on office products through volume purchasing and through the use of a Company-wide proprietary catalog. The Company will also seek to reduce costs over time through the implementation of its centre and satellite strategy and by combining certain administrative functions at the corporate level, such as cash management, insurance, payroll processing and employee benefits, marketing and advertising, long distance services and a variety of professional services. The Company anticipates that these savings will be offset to some extent by costs and expenditures related to the Company's new corporate management, corporate expenses relating to being a public company and systems integration. These various costs and possible cost savings may make historical operating results not comparable to, or indicative of, future performance.

     Office Centre Corporation has been designated as the accounting acquirer of the Founding Companies. The $46.7 million excess of merger consideration over the estimated fair value of the net assets of the Founding Companies will be recorded as goodwill and amortized over a 40-year period. The pro forma impact of this amortization expense, which is not deductible for tax purposes, is $1.2 million per year.

HISTORICAL COMBINED OPERATING DATA



     The combined revenues, cost of revenues and gross margin of the Founding Companies for the periods presented do not represent combined results presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, cost of revenues, and gross margin of the individual Founding Companies on an historical basis.



     The following table sets forth certain combined revenues, cost of revenues and gross margin of the Founding Companies on a historical basis and shows such results as a percentage of revenues.



                                                                                           THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                              MARCH 31,
                            -----------------------------------------------------   ---------------------------------
                                 1995               1996               1997              1997              1998
                            ---------------   ----------------   ----------------   ---------------   ---------------
                                                       (IN THOUSANDS, EXCEPT PERCENT DATA)
Revenues..................  $88,639   100.0%  $104,151   100.0%  $118,952   100.0%  $28,238   100.0%  $32,477   100.0%
Cost of revenues..........   60,718    68.5     70,652    67.8     80,285    67.5    18,723    66.3    21,904    67.4
                            -------   -----   --------   -----   --------   -----   -------   -----   -------   -----
Gross margin..............  $27,921    31.5%  $ 33,499    32.2%  $ 38,667    32.5%  $ 9,515    33.7%  $10,573    32.6%
                            =======   =====   ========   =====   ========   =====   =======   =====   =======   =====


Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

     Revenues. Revenues increased 15.0% from $28.2 million for the three months ended March 31, 1997 to $32.5 million in the three months ended March 31, 1998. The increase primarily reflects both internal growth attributable to volume increases for substantially all the Founding Companies and growth through acquisitions. Most notably, revenues for Office Solutions grew by 46.8%, aided by the full quarter impact of the acquisition of a customer list in March 1997; revenues for Greenwood grew by 32.5%, aided by additions of new customers; and revenues for TSR grew by 10.2%, aided by the full quarter impact of the acquisition of a printing operation acquired in the third quarter of 1997 and the acquisition of TOP in March 1998. Other notable increases from internal growth were experienced by New England, King, Sierra and SOS, whose revenues grew 16.5%, 11.2%, 18.3% and 14.4%, respectively.

     Gross Margin. Gross margin increased 11.1% from $9.5 million or 33.7% of revenues for the three months ended March 31, 1997 to $10.6 million or 32.6% of revenues for the three months ended March 31, 1998. As a percentage of revenue, gross margin declined by 1.1%. This includes the impact of cost increases from the national wholesalers, which have not yet been fully reflected in the selling prices of the Founding Companies. In addition, certain of the Founding Companies have experienced increased revenues in technology supplies, which carry lower margins.


Year Ended 1997 Compared to 1996


     Revenues. Revenues increased 14.2% from $104.2 million in 1996 to $119.0 million in 1997. The increase primarily reflects internal growth attributable to volume increases for substantially all the Founding Companies and growth through acquisitions. Most notably, revenues for Office Solutions grew by 47.7% aided by the acquisition of a customer list in March 1997, and TSR by 10.9%, aided by the acquisition of three office products businesses in the first quarter of 1996 and a printing operation in the third quarter of 1997. Other notable increases from internal growth were experienced by King, Sierra and Greenwood, whose revenues grew 11.7%, 10.1% and 22.3%, respectively.

     Gross Margin. Gross margin increased 15.4%, from $33.5 million or 32.2% of revenues for the year ended December 31, 1996 to $38.7 million or 32.5% of revenues for 1997. The increase in gross margin is consistent with the growth in revenues and to a lesser extent to the increase in profit margin UDI realized on the programs it provided members.


Year Ended 1996 Compared to 1995


     Revenues. Revenues increased 17.5% from $88.6 million in 1995 to $104.2 million in 1996. The increase primarily reflects internal growth attributable to volume increases at substantially all the Founding Companies and growth through acquisitions. Most notably, revenues for TSR grew 35.3% due in part to the full year benefit of two office products businesses acquired in the first quarter of 1995 and three acquired in the first quarter of 1996. The increase in revenue from the Founding Companies was offset in part by a decrease in UDI revenues of $2.1 million. In 1995, the stipulated rebate UDI received from the two national wholesalers was increased by 1% of member purchases as an incentive by the wholesalers to stimulate member volume. In 1996, the rebate was reduced to the pre-1995 levels, resulting in the decrease in UDI revenues.

     Gross Margin. Gross margin increased 20.0%, from $27.9 million or 31.5% of revenues for the year ended December 31, 1995 to $33.5 million or 32.2% of revenues for 1996. The increase in gross margin is consistent with the growth in revenues. The UDI rebate decrease had an insignificant impact on gross margin since the portion of the rebate retained by UDI and not passed along to UDI members remained consistent with the 1995 level.


Combined Liquidity and Capital Resources



     The Founding Companies' principal sources of liquidity have historically been cash flows from operating activities and, to a lesser extent, borrowings. Approximately $16.6 million of the proceeds from the Offering will be used to fund the cash portion of the consideration to be paid in connection with the Acquisitions, $7.8 million will be used to repay borrowings of the Founding Companies, and $8 million will be used to repay amounts outstanding on the Company's First Union revolving credit facility. As of March 31, 1998, on a pro forma combined basis, after giving effect to the application of the proceeds of the Offering (assuming net proceeds of the Offering of $35.9 million), the Company would have cash and cash equivalents of approximately $9.5 million, working capital of approximately $12.8 million, no debt outstanding (excluding capital leases) and the borrowing capacity under the First Union credit facility. Although there can be no assurance of its ability to do so, the Company expects to fund its future cash requirements with funds generated from operations, from borrowed funds and from other sources.



     In July 1998, the Company obtained a $35 million revolving credit facility from First Union which replaced a prior $10 million line with First Union. Availability under the credit facility is based on 85% of eligible accounts receivable plus 60% of eligible inventory. Amounts outstanding bear interest at the prime lending rate plus an applicable margin of up to .75% or LIBOR plus an applicable margin of up to 2.5%. The Company's obligations under the credit facility are to be guaranteed by the current and future subsidiaries of the Company and are secured by a security interest in substantially all assets of the Company. The First Union credit facility contains customary covenants, including restrictions on other indebtedness, approval of acquisitions in excess of $20 million (and certain acquisitions greater than $5 million, depending on the percentage of the consideration paid in cash or stock), limits on capital expenditures, restrictions on transactions with affiliates and sales of assets, as well as various financial covenants customary for transactions of this type. The Company paid a financing fee of $150,000 for the credit facility and pays a commitment fee of .375% per annum on the daily average of the unused portion of the credit facility.



     The Founding Companies' capital expenditures were $1.1 million, $1.8 million, and $1.4 million for the three years ended December 31, 1995, 1996 and 1997, respectively. These capital expenditures were primarily for office equipment, delivery vehicles, computers and facility additions and improvements. Office Centre Corporation does not currently have any commitments to make significant capital expenditures in the next twelve months. Office Centre Corporation believes that funds generated from operations, together with the proceeds from the Offering and possible future sources of borrowings will be sufficient to finance its current operations and planned capital expenditure requirements at least through the twelve months following the Offering. Although Office Centre Corporation is not currently involved in negotiations and has no current commitments with respect to any acquisitions (other than the Acquisitions), to the extent Office Centre Corporation is successful in consummating possible future acquisitions, it may be necessary to finance such acquisitions through the issuance of additional equity securities, incurrence of indebtedness or a combination of both.

RESULTS OF OPERATIONS OF OFFICE CENTRE CORPORATION

     In May 1997, Office Centre Corporation acquired all of the outstanding shares of UDI Corp. and UDI II Corp. (which were subsequently merged to form
UDI) in exchange for shares of Common Stock. The transaction was accounted for as a reverse acquisition with the results of UDI's operations presented on a historical basis as the results of Office Centre Corporation. Accordingly, this discussion relates to the results of UDI as the only operating unit of the registrant.

Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

     Revenues. Revenues declined 6.7% from $2.8 million for the three months ended March 31, 1997 to $2.6 million in the three months ended March 31, 1998. This decline reflects the impact of lower volume in one of the wholesaler programs offset in part by increases in direct manufacturer volume and program revenue derived from OffiSat.

     Gross Margin. Gross margin declined 6.4% from $1.4 million or 49.6% of revenues for the three months ended March 31, 1997 to $1.3 million or 49.7% of revenues for the three months ended March 31, 1998. Gross margin declined primarily as a result of decreased revenue.

     Operating Costs and Expenses. Operating costs and expenses increased 103.8% from $1.1 million or 39.2% of revenues for the three months ended March 31, 1997 to $2.2 million or 85.6% in the three months ended March 31, 1998. The increase in operating expenses is primarily attributable to $1.3 million of costs incurred in the operation of Office Centre Corporation's corporate functions, which were initiated in May 1997. For the three months ended March 31, 1998, the increase in operating expenses includes non-recurring cash and stock related compensation charges for awards to certain officers and stockholders of Office Centre Corporation totalling $732,000, accounting and administrative functions and audit and other costs associated with becoming a public entity. These expenses were offset in part by decreases, of $127,000, in compensation paid to officers of UDI and reductions in other selling, general and administrative costs.

Year Ended 1997 Compared to 1996

     Revenues. Revenues for 1997 remained constant with 1996 levels, increasing by $71,000. The mix in revenues shows increases in income from UDI's manufacturers' rebate programs and advertising and promotional income, which more than offset the declines in income from UDI's wholesalers' rebate programs.

     Gross Margin. Gross margin increased 10.3% from $5.0 million or 45.7% of revenues for the year ended December 31, 1996 to $5.5 million or 50.1% of revenues for 1997. Gross profit improved as higher margins were realized from the growth in promotional fees from UDI's catalog and flyer programs.

     Operating Costs and Expenses. Operating costs and expenses declined .04% from $5.2 million or 47.4% of revenues in 1996 to $5.0 million or 45.3% of revenues in 1997. This decline in operating expenses was primarily attributable to a $554,000 decrease in compensation paid to the officers of UDI and reductions in other selling, general and administrative costs. These were offset in part by $649,000 of costs for the start up of Office Centre Corporation's corporate function, which began in May 1997.

Year Ended 1996 Compared to 1995

     Revenues. Revenues declined 15.8% or $2.1 million in 1996 from $13.0 million in 1995 to $10.9 million in 1996. The primary reason for the overall revenue decline was the decrease in revenues from wholesalers rebates of $3.1 million. In 1995, the stipulated rebate UDI received from the two national wholesalers was increased by 1% of member purchases as an incentive by the wholesalers to stimulate member volume. In 1996, the rebate percentage was reduced to the pre-1995 levels resulting in the decrease in UDI revenues.

     Gross Margin. Gross margin increased $631,000 in 1996 from $4.4 million or 33.6% of revenues in 1995 to $5.0 million or 45.7% of revenues in 1996, resulting from increases from membership fees and other programs. The revenue decline associated with the wholesaler program did not impact gross margin negatively because the portion of the rebate retained by UDI and not passed along to UDI members remained consistent with the 1995 level.

     Operating Costs and Expenses. Operating costs and expenses increased 21.8% from $4.3 million or 32.8% of revenues in 1995 to $5.2 million or 47.5% of revenues in 1996. This increase resulted primarily from sales commissions and bonuses paid to UDI's owners.

Liquidity and Capital Resources of Office Centre Corporation

     At March 31, 1998, Office Centre Corporation had a working capital deficit of $5.8 million. The primary capital requirements have been to fund Office Centre Corporation's working capital throughout the year. In addition, Office Centre Corporation has expended $649,000 in 1997 and $1.3 million for the three months ended March 31, 1998, in costs associated with operating its corporate functions and $4.0 million in costs associated with its initial public offering and a $1.5 million investment in TSR which was made in 1997.

     Net cash provided by (used in) operating activities for 1995, 1996, and 1997 was $(453,000), $77,000, and $444,000, respectively. The cash flow from operations is primarily a result of the net income (loss) each year, adjusted for non-cash charges, and has been impacted by increases in accounts receivable, including rebates due from the wholesalers, offset by increases in accounts payable and rebates due to members.

     Net cash used in investing activities in 1995, 1996, and 1997 of $30,000, $143,000 and $1.7 million, respectively, were primarily to fund capital expenditures and, in 1997, to make an investment in TSR as part of the overall consideration to be paid for the acquisition of that company.

     Net cash provided by (used in) financing activities for 1995, 1996 and 1997 was $255,000, ($56,000) and $745,000, respectively. In 1997 and 1996, UDI repaid loans to former stockholders of $564,000 and $126,000, respectively, and incurred $2.9 million and $92,000, respectively, for initial public offering costs.

NEW ACCOUNTING PRONOUNCEMENTS

     In July 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") and Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 130, which must be adopted by the Company in 1999, establishes standards for the reporting and display of comprehensive income and its components in a complete set of financial statements. SFAS No. 131, which must also be adopted by the Company in fiscal year 1999, changes the way segment information is reported and establishes standards for related disclosures about products and services, geographic areas, and major customers.

     The Company believes that the adoption of these new standards will not have a material impact on the Company's financial position or results of operations. Management is currently evaluating the effect of SFAS No. 131 on consolidated financial statement disclosures.

INFLATION

     Office Centre Corporation does not believe that inflation has had a material impact on its operations or the operations of the Founding Companies during 1995, 1996 or 1997.

SEASONALITY

     The Company's revenues are generally not impacted by seasonal influences. Quarterly results may be materially affected by the timing of acquisitions.

YEAR 2000


     The Company relies on various computer applications for the operations of its business, which are primarily purchased or licensed from third-party vendors and software providers. The Company has received or expects to receive the necessary modifications from these vendors to be year 2000 compliant by the end of 1998 or the early part of 1999. The Company believes that year 2000 compliance will not materially impact its operations or result in a material expenditure and its software vendors will absorb substantially all of the costs of becoming year 2000 compliant. Consequently, the Company will not be required to make material expenditures to become year 2000 compliant. King's software vendor will not absorb the cost of King becoming year 2000 compliant, but the Company believes that the King software will be appropriately modified to be year 2000 compliant without any material remediation cost being incurred by the Company.



     The Company places orders by means of computerized information systems with its two largest vendors, S.P. Richards and United Stationers. If either of these wholesalers does not become year 2000 compliant, the Company may experience delays in placing orders with, and having orders fulfilled by, these wholesalers. Such delays could have an adverse effect on the future operating results and cash flows of the Company. The Company believes that if other vendors or third parties' computerized information systems do not become year 2000 compliant, the Company will be able to secure goods and services from other independent providers without any material adverse effect on the future operating results or cash flows of the Company.



     The Company will continue to communicate with other entities that provide and receive data from the Company to ensure they are aware of the year 2000 issues. There can be no assurance that such other entities will become year 2000 compliant.

                               INDUSTRY OVERVIEW



     In 1996, the office products industry generated approximately $125 billion in revenues, and the Company estimates that the industry segment supplying the small and medium-sized corporate customer represented approximately $18 billion of such revenues. Historically, the distribution of office products has been fragmented and served by numerous stationers, most of which operated in only one metropolitan area and had annual sales of less than $15 million. In recent years, large consolidators have grown rapidly through acquisitions of medium and large-sized contract stationers, which primarily serve companies with more than 250 employees. The commercial stationer segment of the industry supplying the 20 to 250 employee companies remains highly fragmented.



     There are five primary types of suppliers in the office products industry: contract stationers, retailers, national mail order houses, warehouse clubs/mass marketers and commercial stationers.



     Contract stationers focus principally on serving companies with 250 or more employees. The four largest contract stationers (Boise Cascade, Corporate Express, BT Office Products and U.S. Office Products) have grown rapidly, primarily through acquisitions of medium and large contract stationers. These large contract stationers have been rapidly building or acquiring warehouses to provide nationwide product distribution to their corporate customers.



     The large retailers (Office Max, Staples and Office Depot) or "superstores" have rapidly built stores that provide availability of product primarily to the retail consumer. Initially attracting a wide variety of customers through advertising low prices, their competitive strength is the wide variety of products offered and extended hours of operation which make their product readily available. This is especially important to the small office and home office market. Staples and Office Depot have also acquired contract stationers and they now sell to all market segments. Staples also recently acquired Quill Corporation, one of the largest mail order companies.



     While not having grown historically through acquisitions, the mail order companies (including Viking Office Supplies and Global Directmail) nonetheless have capitalized on the growing acceptance in the United States of ordering items by mail. Mail order companies have built a strong following by offering outstanding service and reliability, especially to the home office and the individual end-user in a company.



     Viking Office Supplies recently announced that it had reached a definitive agreement to merge with Office Depot. Consummation of that merger would join one of the largest mail order companies with one of the largest office products retailers.



     Warehouse club/mass marketers (such as WalMart, Target and K-Mart) represent a relatively small share of the office products industry and typically carry only 200 to 500 stock keeping units ("SKUs") of office products. Merchandise is purchased directly from the manufacturer and shipped directly to stores for sale to the public.



     The commercial stationers' typical customer is the 20 to 250 employee company. This segment remains highly fragmented, with approximately 3,200 independent commercial stationers with estimated aggregate 1996 sales of $18 billion. To successfully compete with other suppliers, most commercial stationers have "partnered" with national wholesalers in order to be more efficient with warehousing and distribution and have joined industry buying groups such as UDI in order to offer more competitive prices and marketing programs. The Company is considered a commercial stationer.

                                    BUSINESS


CURRENT BUSINESS



     UDI. The current business of Office Centre Corporation consists exclusively of the business of its wholly-owned subsidiary, UDI. UDI operates one of the largest office products buying groups in the United States, with approximately 1,100 office products stationers and office furniture dealers as members servicing the United States and parts of Canada. The buying group allows small and medium-sized office products stationers and office furniture dealers to combine their buying power to negotiate better purchasing terms than they would be able to obtain individually and to participate in a rebate program with wholesalers and manufacturers, as well as other programs with manufacturers. In addition, UDI offers its members access to a number of marketing programs designed to improve their operations and profitability. As a for-profit operator of a buying group, UDI retains a fee equal to approximately 1% to 2% of its members' qualifying annual purchases, subject to certain exceptions, as well as certain other fees, including fees received in connection with the marketing programs UDI offers to it members.



     The Company believes that the majority of UDI's members have annual sales of $2 million to $7 million. Aggregated revenues of UDI's members are estimated by the Company to be approximately $3 billion. Ten of the Founding Companies are members of UDI. The Company intends to combine the purchasing power of UDI and the Founding Companies and, as its revenues increase, the Company believes that it will be able to increase the discounts and rebates received. There are other buying groups in the office products industry, and the Company may, from time to time, seek to acquire other buying groups.



     Founding Companies. Office Centre Corporation presently does not operate any commercial office products stationers, but has entered into agreements to acquire, simultaneously with the closing of the Offering, twelve commercial office products businesses comprising the Founding Companies. The Founding Companies serve the New York City; Los Angeles; Atlanta; Dallas/Fort Worth; Boston; Baltimore; Sacramento; Richmond, Virginia; Grand Rapids, Michigan; and Montgomery, Alabama metropolitan areas. In addition to selling office products supplies, the Founding Companies also sell office furniture and provide printing services and conduct limited retail operations.

     Each of the Founding Companies is a commercial stationer principally serving small to mid-sized companies in its local market. The following table sets forth certain information about the Founding Companies:



                                                            PRINCIPAL LINES OF BUSINESS
                                                ---------------------------------------------------
                                                 OFFICE
                                                 PRODUCT                     RETAIL
                                                SUPPLIES,                 OPERATIONS(1)
                                                FURNITURE                      AND
                                                   AND                     ADVERTISING
   NAME OF FOUNDING                              PRINTED      OFFICE        SPECIALTY
       COMPANY                 MARKETS          MATERIAL     EQUIPMENT        ITEMS        PRINTING    1997 REVENUES
   ----------------     ----------------------  ---------    ---------    -------------    --------    -------------


TSR                     Virginia                    X            X              X             X         $29,953,000
                        Mid-Atlantic
                        Region


New England             Massachusetts               X            X             --            --         $14,665,000
                        Rhode Island


King                    New York                    X            X              X            --         $13,893,000
                        Metropolitan Area


Sierra                  Northern California         X           --             --             X         $12,215,000


Office Solutions        Southern California         X            X             --            --         $10,879,000


Greenwood               Dallas/Fort Worth           X            X             --            --         $ 8,920,000


SOS                     Western Michigan            X            X              X            --         $ 5,484,000


Georgia Impression      Atlanta, Georgia            X            X             --            --         $ 3,642,000


Office Express          Montgomery, Alabama         X            X             --            --         $ 2,856,000


Southern Office         Atlanta, Georgia            X            X             --            --         $ 2,531,000
  Centre


Metro Data              Dallas, Texas               X            X             --            --         $ 2,167,000


BCB                     Dallas, Texas               X            X             --            --         $   745,000


---------------

(1) At retail, TSR, King and SOS principally sell office product supplies, and also have limited sales of furniture and office equipment.



     For additional information concerning the Founding Companies, see the Unaudited Pro Forma Combined Financial Statements and the notes thereto, as well as the audited financial statements of certain Founding Companies, all contained elsewhere in this Prospectus.



     The Acquisitions of the Founding Companies. Simultaneously with the Offering, Office Centre Corporation will acquire the Founding Companies. The twelve Founding Companies were selected for acquisition by Office Centre Corporation for several reasons. Office Centre Corporation believed that in order to implement its acquisition and operating strategies it needed to have total annual revenue of at least $100 million and net operating income in excess of $4 million. The Company had pro forma revenues and operating income for the year ended December 31, 1997 of approximately $126.8 million and $5.2 million, respectively, and for the three months ended March 31, 1998 of approximately $33.8 million and $1.6 million, respectively. Following the Acquisitions, the Company believes that it will be one of the 20 largest office products suppliers in the United States in terms of sales. The twelve Founding Companies also were selected to give the Company a presence in several different geographical markets. The larger Founding Companies provide the Company with strong management teams which will be critical in integrating future acquisitions, as well as strong relationships with national wholesalers of office products. None of the Founding Companies is affiliated with one another.



     The aggregate consideration to be paid by Office Centre Corporation for the Founding Companies is approximately $55.0 million, subject to certain adjustments, consisting of an aggregate of approximately $18.1 million in cash and an aggregate of approximately $36.9 million in shares of Common Stock valued at the initial public offering price per share. The Company will also repay approximately $7.8 million in debt of the Founding Companies. See "Use of Proceeds."

     The following table sets forth the aggregate consideration being paid for each Founding Company:


                                                      VALUE OF
                                                       COMMON                            TOTAL         DEBT
                                           CASH        STOCK           OTHER         CONSIDERATION    REPAID
                                          -------    ----------    --------------    -------------    -------
                                                                   (IN THOUSANDS)
TSR.....................................  $ 2,757    $    8,107(1)     $1,500(2)        $12,364(3)    $ 2,710
New England.............................    2,000         4,498(1)                        6,498(4)(5)   1,125
King....................................    2,937         3,629                           6,566(5)(6)   2,374
Sierra..................................      272         4,861                           5,133(5)      1,309
Office Solutions........................    3,826         3,825                           7,651(7)         --
Greenwood...............................    2,650         6,550(1)                        9,200(8)         --
SOS.....................................      600         2,910                           3,510(9)         --
Georgia Impression......................      325           977                           1,302            24
Office Express..........................      195         1,107                           1,302            17
Southern Office Centre..................      300            --                             300           186
Metro Data..............................      531           435                             966            25
BCB.....................................      167            --                             167(10)        49
                                          -------    ----------        ------           -------       -------
TOTAL:..................................  $16,560    $   36,899        $1,500           $54,959       $ 7,819
                                          =======    ==========        ======           =======       =======


---------------

(1) Pursuant to the definitive merger agreements, as amended, between the Company and each of TSR, New England, and Greenwood, respectively, the Company, in its sole discretion, may substitute cash in the amount of $1 million with respect to each such transaction as consideration in lieu of $1 million of Common Stock otherwise deliverable under each such agreement.

(2) Represents the purchase price for shares of TSR stock purchased in September 1997.

(3) Additional consideration may be payable in cash and shares of Common Stock, based upon TSR's earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1998.

(4) Additional consideration may be payable in shares of Common Stock based upon New England's EBITDA for 1998.

(5) Subject to adjustment based on the amount of outstanding liabilities at closing.

(6) Additional consideration may be payable in cash and shares of Common Stock based upon King's EBITDA for 1998.

(7) Additional consideration may be payable in shares of Common Stock based upon Office Solution's EBITDA for the period January 1, 1998 through the closing date and for the twelve months following the Offering.

(8) Additional consideration may be payable in cash and/or shares of Common Stock, based upon Greenwood's EBITDA for 1998.


(9) Excludes ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price per share, which vest ratably over three years.


(10) Subject to adjustment based upon liabilities and working capital at closing.


     The consideration to be paid for the Founding Companies other than King, was determined through arm's-length negotiations between representatives of Office Centre Corporation and representatives of each Founding Company. See "Certain Transactions." The factors considered by Office Centre Corporation in determining the consideration to be paid for the Founding Companies include, among others, the historical operating results, the net worth, the levels and type of indebtedness, and the future prospects of the Founding Companies.



     Each acquisition has been structured as a merger under applicable state law. Each merger agreement contains customary representations and warranties with respect to the applicable Founding Company made by the selling stockholders of such Founding Company, including, but not limited to, representations and warranties as to due organization, capitalization, accuracy of financial statements, good title to property, adequate insurance, compliance with laws (including environmental laws) and contracts, rights to use intellectual property, absence of litigation and undisclosed liabilities, and payment of taxes. The representations and warranties contained in the merger agreements survive the closing for periods ranging from approximately eight months through the expiration of the applicable statute of limitations, and breaches of representations and warranties are subject to indemnification by the selling stockholders.

     Under the merger agreements, the consummation of each Acquisition is subject to customary conditions, none of which is in the control of the stockholders of the Founding Companies. These conditions include, among others, the continuing accuracy on the closing date of the Acquisitions of the representations and warranties of the Founding Companies and of Office Centre Corporation, the performance by each of them of all covenants included in the agreements relating to the Acquisitions, and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company. In addition, each Acquisition is subject to consummation of the Offering.



     In addition, set forth below is a summary of registration rights granted, and employment agreements to be entered into in connection with the Acquisitions.



     TSR. Certain stockholders of TSR will have the right to participate in certain registrations of Common Stock of Office Centre Corporation, beginning on the first anniversary date of this Offering and ending on the third anniversary date of this Offering. Upon consummation of the Offering, Office Centre Corporation and TSR will enter into a three-year employment agreement under which Yancey Jones will serve as President of TSR and will be paid an annual base salary of $150,000. For a discussion of the other terms of Mr. Jones' employment agreement see "Management -- Employment Agreements; Covenants Not to Compete." Another stockholder of TSR, M. Addison Jones, the brother of Yancey Jones, will enter into a three-year employment agreement with Office Centre Corporation and TSR under which he will be paid an annual base salary of $80,000, plus a bonus of up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and TSR. In addition, Office Centre Corporation will grant him ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price per share, vesting ratably over a three-year period. Each of Yancey and M. Addison Jones will agree not to compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of two years following the termination of his employment. See "Certain Transactions."



     New England. Indira Patel, the sole stockholder of New England, will enter into a three-year employment agreement with Office Centre Corporation and New England whereby she will be employed as the President of New England. Pursuant to the employment agreement, she will be paid an annual base salary of $120,000, plus a bonus of (i) up to 100% of her base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and New England and (ii) if Ms. Patel actively assists in acquiring a target company, an amount ranging from $5,000 -- $50,000, depending on the annualized sales of the target company. Further, pursuant to the employment agreement, Office Centre Corporation will grant her ten-year options to purchase 75,000 shares of Common Stock at the initial public offering price per share, vesting ratably over a three-year period. Office Centre Corporation and New England will enter into a three-year employment agreement with Dennis McCarthy. Mr. McCarthy will be paid an annual salary of $72,000 (to be increased to $100,000 in 1999), plus a bonus of up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and New England. Pursuant to their employment agreements, each of Ms. Patel and Mr. McCarthy agrees not to compete with Office Centre Corporation in certain northeast states for a period of one year following his or her termination of employment.



     King. Robert J. Gillon, a stockholder of King, has entered into a three-year employment agreement with Office Centre Corporation under which he will be paid an annual base salary of $250,000. For a discussion of the other terms of Mr. Gillon's employment agreement see "Management -- Employment Agreements; Covenants Not to Compete." See also "Management -- Executive Compensation" and "Certain Transactions."



     Sierra. One of the stockholders of Sierra, Michael Kipp, will enter into a three-year employment agreement with Office Centre Corporation and Sierra whereby he will be employed as President of Sierra. Pursuant to the employment agreement, Mr. Kipp will be paid an annual base salary of $120,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Sierra and (ii) if Office Centre Corporation acquires certain target companies, $200,000, subject to downward adjustment depending on the annualized revenues of such target companies. In addition, Mr. Kipp will be granted ten-year options to purchase 50,000 shares of Common Stock at the initial public offering price, vesting ratably over a three-year period. Mr. Kipp also agrees not to compete with Office Centre Corporation in certain counties within the State of California for a period of 18 months following a termination of his employment (unless such termination is without cause).



     Office Solutions. One of the stockholders of Office Solutions, Robert J. Mareina, will enter into a three-year employment agreement with Office Centre Corporation and Office Solutions, whereby he will be employed as President of Office Solutions. Under the employment agreement, he will be paid an annual base salary of $150,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Office Solutions and (ii) if Mr. Mareina actively assists in acquiring a certain target company, an amount ranging from $5,000 -- $10,000, depending on the annualized sales of the target company. In addition, Mr. Mareina will be granted ten-year options to purchase 75,000 shares of Common Stock at the initial public offering price, vesting ratably over a three-year period. Further, pursuant to his employment agreement, Mr. Mareina agrees not to compete with Office Centre Corporation in certain counties within the State of California for a period of 18 months following a termination of his employment.



     Greenwood. Raleigh Green and Robert Wood, the stockholders of Greenwood, will have the right to participate in certain registrations of Common Stock of Office Centre Corporation, beginning on the first anniversary date of this Offering and ending on the third anniversary date of this Offering. Upon consummation of the Offering, Mr. Green will be the Co-President, Sales and Marketing, and Mr. Wood will be the Co-President, Operations and Finance, of Greenwood, each pursuant to a three-year employment agreement with Greenwood under which each of them will be paid an annual base salary of $150,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Greenwood and (ii) if he actively assists in acquiring a certain target company, an amount ranging from $7,500 -- $22,500, depending on the annualized sales of the target company. Pursuant to each employment agreement, Office Centre Corporation will grant to each of Messrs. Green and Wood ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price, vesting ratably over a three-year period. Further, pursuant to his employment agreement, each agrees not to compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of three years from the date of this Offering (unless his employment is terminated without cause or for good reason).



     SOS. Upon consummation of the Offering, David Shapiro, a stockholder of SOS, will be the President of SOS pursuant to the terms of a three-year employment agreement with Office Centre Corporation and SOS under which he will be paid an annual base salary of $105,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and SOS and (ii) if he actively assists in acquiring a certain target company, an amount ranging from $7,500 -- $22,500, depending on the annualized sales of the target company. Office Centre Corporation will grant to Mr. Shapiro, ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price per share, vesting ratably over a three-year period. In addition, Mr. Shapiro agrees not to compete with Office Centre Corporation in areas within 75 miles of where Office Centre Corporation conducts business for a period of 18 months from the termination of his employment.



     Georgia Impression. Each of William Carroll and Ronald Pace, the stockholders of Georgia Impression, will enter into a three-year employment agreement with Office Centre Corporation and Georgia Impression, whereby Mr. Pace will be employed as President and Mr. Carroll as Vice President of Georgia Impression. Under the employment agreements, each will be paid an annual base salary of $80,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Georgia Impression and (ii) $3,750. Also, Office Centre Corporation will grant each of them ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price per share, vesting ratably over a three year period. Each of Messrs. Carroll and Pace also agrees not to compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of three years from the date of termination of his employment.



     Office Express. Upon consummation of the Offering, James Motley, a stockholder of Office Express, will be the President, and Gary Blackwell, a stockholder of Office Express, will be the Vice President of Office Express, each pursuant to a three-year employment agreement with Office Centre Corporation and Office

Express. Under such employment agreements, each of them will be paid an annual base salary of $100,000, plus a bonus of (i) up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Office Express and (ii) if he actively assists in acquiring a certain target company, an amount ranging from $5,000 -- $10,000, depending on the annualized sales of the target company. Further, Office Centre Corporation will grant to each of them ten-year options to purchase 12,500 shares of Common Stock at the initial public offering price, vesting ratably over a three-year period. Each of them also agrees not compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of 18 months following termination of his employment.



     Southern Office Centre. Each of Rogers A. Grogan, Diane Selby and Edward A. Zimmerman, the stockholders of Southern Office Centre, will enter into a one-year employment agreement with Southern Office Centre, under which they will be paid an annual base salary of $50,000 each, plus a bonus of up to 100% of his or her base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Southern Office Centre. Further, pursuant to the employment agreements, each agrees not to compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of one year following termination of his or her employment.



     Metro Data. Each of Carey Beck (a stockholder of Metro Data) and Aaron Beck will enter into a three-year employment agreement with Office Centre Corporation and Metro Data, whereby Aaron Beck will be employed as Senior Vice President of Metro Data and Carey Beck as its Vice President. Under the employment agreements, each will be paid an annual base salary of $86,000, plus a bonus of up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and Metro Data. Pursuant to Carey Beck's employment agreement, Office Centre Corporation will grant him ten-year options to purchase 25,000 shares of Common Stock at the initial public offering price per share, vesting ratably over a three year period. Each of Carey and Aaron Beck also agree not to compete with Office Centre Corporation in the Dallas-Fort Worth Metroplex for a period of 18 months from the date of termination of his employment.



     BCB. Bernard Mandel, the sole stockholder of BCB will enter into a three-year employment agreement with BCB, under which he will be paid an annual base salary of $60,000, plus a bonus of up to 100% of his base salary subject to achieving certain profitability objectives determined by Office Centre Corporation and BCB. In addition, Mr. Mandel agrees not to compete with Office Centre Corporation in any state in which Office Centre Corporation conducts business for a period of three years following termination of his employment.



BUSINESS AFTER ACQUISITIONS AND THE OFFERING



     The following discussion of the business of the Company assumes the completion of the Acquisitions and the Offering and the integration of the operations of the Founding Companies into Office Centre Corporation. Where operations are currently conducted by Office Centre Corporation or certain of the Founding Companies and the Company intends, after consummation of the Acquisitions, to implement such operations at other Founding Companies and other companies acquired in the future, such intentions are noted by forward-looking words such as "will" or "intends".



     The Company's integrated acquisition and operating strategies contemplate a system of "centres," which are commercial stationers located in major metropolitan areas, and "satellites," which are smaller, synergistic commercial stationers located in surrounding markets in which the centre is located. This integration is intended to leverage more effectively the Company's distribution capabilities and eliminate a substantial portion of the satellites' operating expenses. The centre stationers will fulfill all management functions and maintain all inventory for the satellites in their respective markets.



     General Operations. The Company sells a wide variety of office supplies, office furniture and other office products directly to small and medium-sized business customers (generally companies having 20 to 250 employees). The Company provides next-day delivery of ordered items which enables certain customers to reduce overhead costs by reducing inventory and the associated personnel and space requirements. The Company believes that many of its customers purchase office products based on a long-term business relationship with one primary supplier. Accordingly, the Company's operations, and the improvements and enhancements that the

Company intends to implement, are focused primarily on achieving superior customer satisfaction, as well as operating efficiencies and economies of scale.


     The Company purchases office products from manufacturers and wholesalers, and maintains cross-docking facilities (which are facilities similar to warehouses where the Company can receive goods from multiple sources and promptly load them onto trucks for same day delivery to customers) at or near each of the centre locations. Certain of the Founding Companies maintain cross-docking facilities which stock only high volume items and carry approximately 250 to 500 SKUs. The remaining items are not kept in inventory, but are obtained by such Founding Companies from wholesalers. Following the consummation of the Acquisitions, the Company intends to implement this inventory system at all of its centre stationers and to obtain items not kept in stock from two national wholesalers with whom the Company has relationships, S.P. Richards and United Stationers, as well as regional and niche wholesalers. Orders for items received from the wholesalers will be combined with orders picked from inventory at the cross-docking facilities and delivered by the Company to its customers.



     Order Processing, Fulfillment and Distribution. Certain Founding Companies use an electronic data interchange ("EDI") system and/or fulfill orders using a system that combines the inventory they maintain and the "wrap and label" capabilities of the wholesalers. The Company intends, where appropriate, to implement these systems at other Founding Companies following the consummation of the Offering and at companies acquired in the future. The EDI system enables customers to place orders directly with the Founding Company's computer system and generate customized usage reports. Once an order is placed, the order-processing system, which is electronically linked to national wholesalers, automatically determines on a real-time basis whether an ordered item is to be filled from inventory at the centre stationer's cross-docking facility or from a wholesaler. When a customer order needs to be filled from a wholesaler, the system electronically routes the order to the wholesaler. The order is wrapped, labeled by customer and local stationer name and delivered for next-day service to the centre stationer. This capability is called "wrap and label." On the same day that it receives the items supplied by the wholesalers, the centre stationer is able to deliver the order directly to the customer without having to break down or sort through any of the received shipments. Orders for items not supplied by a wholesaler are filled at the centre cross-docking facility by "picking" orders arranged according to the location of items within the facility, improving the efficiency of personnel in filling orders. When orders have been picked, they will be combined with the ready orders from the wholesalers, staged and loaded onto trucks. The orders are then delivered by trucks based on their routing. The Company delivers ordered items using Company-owned trucks, leased trucks, and unaffiliated delivery companies. Under its centre/satellite strategy, the Company's satellite locations will serve as local sales and marketing operations only, and the centre locations will fulfill all orders and deliveries within their respective regions.



     Technology Systems. Certain Founding Companies have developed operating and technology systems designed to improve and enhance their operations, including computerized inventory management and order processing systems and warehouse management and distribution systems. The Company intends, where appropriate, to implement these systems at other Founding Companies following the consummation of the Offering and at companies acquired in the future. One such system, a CD-ROM based computer program called E-Cat (Electronic Catalog), displays all the products and prices offered by the Founding Company and enables a customer to process orders electronically and track an ordered item. The Company believes that this program increases significantly the speed and accuracy of order processing and fulfillment while reducing personnel requirements at centre facilities. An Internet version of the E-Cat program is also available.



     Management Information Systems and Reporting. The Founding Companies currently utilize various compatible management and financial information systems which cater to the specialized needs of the commercial stationer. These user-based systems support the customer service, order entry, order fulfillment, billing and inventory management functions. The Company intends to integrate these systems with a common core general ledger system following the consummation of the Acquisitions. This will allow the Company to improve and standardize its existing reporting capabilities and financial controls at the corporate level, while allowing the local stationer to continue to have superior customer service capability and focus. The Company tracks important data related to each Founding Company's operations and financial performance against prior year performance and budgeted goals and objectives. In addition, the Company has developed a daily and monthly reporting process which allows management at the corporate level to monitor key operational statistics and ratios such as each Founding Company's revenues, gross profit and expenses, cash flows, receivables, inventory turnover and number of employees. The Company will use such information to prepare and provide each Founding Company with monthly and quarterly financial data which will enable them to track and benchmark their performance with the other Founding Companies.

  Products


     Sourcing. In 1997, the Founding Companies purchased approximately 60% of its office products from wholesalers and the remainder from manufacturers. The principal wholesalers of the office products sold by the Company are S.P. Richards and United Stationers and the principal manufacturers include 3M, ACCO, Avery Dennison, Hon, Pentel, Rubbermaid and Smead. In the twelve months following the consummation of the Acquisitions, the Company intends to increase the amount of office products it purchases from wholesalers in order to reduce its inventory, warehousing and distribution costs. In addition, each Founding Company and each company acquired in the future will be able to order products from the manufacturers or wholesalers at prices and on terms negotiated by the Company, therefore benefitting from the Company's purchasing power and expertise.



     Merchandising and Products. The Company offers a full complement of name brand office products, including paper products, desktop accessories, writing instruments, technology supplies, office furniture and janitorial supplies, and provides printing services. To market these products and services, after consummation of the Acquisitions the Company intends to provide its customers with catalogs containing full color photographs and descriptions of offered items. One of these catalogs, which will be produced by wholesalers and will bear the name of the Company's local operation, will list approximately 20,000 items, all of which will be available for next-day delivery. To supplement the wholesaler produced catalog, the Company also intends to use a 5,000 item proprietary catalog similar to the catalog being used by UDI. This catalog will contain the highest volume items and will feature the Office Centre brand products. The Company intends to purchase the highest volume items listed in the proprietary catalog directly from the manufacturers at a lower cost than from the wholesalers. The Company believes that the proprietary catalog will increase operating margins by including Office Centre brand products and capturing additional manufacturers' advertising rebates. In addition, UDI is developing a multimedia program to be used by the Company's sales representatives to sell printing services to its customers.



     Inventory Management. The Company has developed a custom bar coding system, which certain of the Founding Companies use to track their 250 to 500 SKU inventory through prompt recording of incoming and outgoing products. The use of bar codes enables orders to be filled more accurately, eliminating costly returns and pick-ups. In addition, this system will enable the Company to forecast product demand by SKU, enabling it to select the highest selling items for its proprietary catalog. The Company believes that the proprietary bar coding system will be a significant factor in reducing its inventory investment through increased inventory turns. Additionally, all picking slips will be bar coded for more accurate invoicing with less effort and error. The Company intends to implement this bar coding system at additional facilities during the twelve months following the consummation of the Acquisitions.


     Office Centre Private Label Products. The Company has over 250 of the highest volume items manufactured with the Office Centre brand name. The Company offers these products through customized catalogs. The Company believes that the Office Centre brand name products provide stationers with an additional source of image recognition and enhance profitability.

     Broadened Offered Products and Services. The Company intends to broaden the complement of products and services it offers to increase its sales to existing customers. For example, following the consummation of the Offering, the Company intends to utilize its wholesalers to provide janitorial supplies, office furniture and advertising specialties at its facilities, as appropriate.

  Sales and Marketing


     The Company focuses its marketing efforts on the small and medium-sized corporate customers. The Company believes that a significant opportunity exists in this segment and that the larger contract stationers primarily are positioned to serve the large corporate segment. To address the high degree of customer satisfaction demanded by the small to medium-sized company, the Company emphasizes training of sales and customer service personnel. The Company intends to hire a Vice President of Marketing who will operate from its corporate headquarters and, using the UDI staff, coordinate the sales and marketing efforts of sales representatives at the Company's centre locations. The centre locations will provide marketing and sales programs to the satellites in their respective regions. The duties of the Vice President of Marketing will include developing all marketing and promotional materials, assisting the centres in recruiting and training sales representatives, supervising the Company's in-house training programs and supporting centre management and sales representatives with computerized analyses of sales by product and customer.


     The Company's stationers establish and maintain relationships with customers by assigning a sales representative to most customers. Sales representatives, who are compensated almost exclusively on a commission and/or incentive basis, have frequent contact with their customers and share responsibility for increasing account penetration and providing customer service. Sales representatives also are responsible for marketing efforts directed to prospective customers. The Company has approximately 160 sales representatives in the field, covering ten metropolitan areas. The Company intends to emphasize a team approach and generally will integrate management, sales, customer service, purchasing and other personnel into the relationship with each customer. The Company believes that its decentralized management strategy offers it a competitive advantage because, by not adhering to a standardized national model, it has greater flexibility to respond to the needs of each local market while achieving the buying power and operating efficiencies of a large company.


     The Company provides training and information about products and markets to the Company's stationers through OffiSat, a digital, interactive, closed-circuit satellite system developed by UDI. OffiSat enables the Company to perform Company-wide training without the associated travel cost. UDI utilizes the OffiSat system to broadcast programming to the 150 UDI members who have OffiSat satellite dishes at their facilities. Through a system of digital signal encoding, broadcasts can target one specific stationer or can be sent to some or all of the Company's stationers and the stationers can participate in the broadcasts. The Company also intends to utilize OffiSat to market its offered products and services to its customers. The Company intends to sponsor regional meetings, where appropriate, at which customers invited by the Company's local stationers will view OffiSat programs targeting the end user of the Company's products and services.



     UDI has developed a number of other marketing programs which the Company intends, where appropriate, to implement at the Founding Companies following the consummation of the Offering and at companies acquired in the future. The Company intends to utilize the experienced staff of UDI to implement such programs. For example, UDI has developed operational and technology systems designed to improve and enhance the operations of local stationers, including E-Cat and EDI. UDI also has developed a web site which allows UDI members' customers to order office products by computer. The web site offers more than 20,000 office products, many with picture confirmation, and allows the user to search for products by category. E-Cat is currently in use in over 1,000 companies in the United States.



     The Company's private brand image program is currently being used by approximately 150 of UDI's members, and private label Office Centre products are currently offered in UDI's customized catalogs. In 1997, sales of Office Centre brand name products by UDI members totaled more than $5 million. The Company believes that the development of this kind of affiliation between UDI's members and the Office Centre name and organization will facilitate acquisitions within the UDI network.



     The Company intends to capitalize on cross-marketing and business development opportunities that it believes will be available to the Company as a national distributor of office products. The Company intends to leverage the diverse industry specializations and marketing strengths of individual Founding Companies to expand the overall penetration of products and services within additional geographic markets. The Company also intends to increase sales by marketing to customers with multiple locations. Marketing to customers with multiple locations will be done by Company personnel and implemented through Company facilities and through participating UDI members. The Company believes its ability to offer a high level of service and product selection, volume purchasing discounts and customized central billing will offer customers with multiple locations a cost-effective way to purchase office supplies.

COMPETITION



     The Company operates in a highly competitive environment. The Company competes with small commercial office products stationers who sell to customers in a limited geographic area, and several large retailers, mail order companies and contract stationers, including Boise Cascade, Corporate Express, BT Office Products, Office Max, Staples, Office Depot, U.S. Office Products, Viking Office Supplies, Quill, and Global Directmail, all of which have greater financial resources than the Company. Viking Office Supplies recently announced that it had reached a definitive agreement to merge with Office Max. In addition, Quill recently merged with Staples. These mergers would join two of the largest mail order companies with two of the largest office products retailers. In the Company's target markets, the Company believes customers are concerned not only with the overall reduction of their office products costs but also on dependability, superior levels of service, and flexible delivery capabilities. The Company believes that it competes favorably on the basis of service, price and experience.



     The Company also expects that there will be competition to acquire independent commercial stationers as the office products industry undergoes continuing consolidation, which could limit the Company's ability to locate suitable acquisition targets and could increase the cost of purchasing such acquisition targets. The Company believes that its decentralized management strategy, long-term relationships with its stationers and other operational strategies will make it an attractive acquirer of other commercial stationers. In addition, the Company believes it has an advantage over its competitors due to its long-term relationships with UDI member stationers.



     UDI competes with other office products buying groups for members. Currently, there are at least seven other buying groups in the United States. While these groups historically have competed for members based upon product costs and rebates, the Company believes that programs designed to increase members' sales and to decrease members' expenses will become more important to membership retention and growth. UDI believes its technology programs offer it a competitive advantage among the buying groups and it intends to use these programs to increase membership and participation.



GEOGRAPHIC CONCENTRATION



     Commercial stationers generally serve customers located in the geographic areas surrounding their facilities. For the year ended December 31, 1997, approximately 23.6%, 11.5%, 10.9% and 9.5% of the Company's pro forma revenues were attributable to TSR (located in Richmond, Virginia), New England (located in Boston, Massachusetts), King (located in New York City) and Sierra (located in Sacramento, California), respectively. For the three months ended March 31, 1998, approximately 23.1%, 12.3%, 11.4% and 10.2% of the Company's pro forma revenues were attributable to TSR, New England, King and Sierra, respectively. This geographic concentration exposes the Company to the risk of a significant economic downturn in the Richmond, Boston, New York or Sacramento markets. The Company's acquisition strategy, which will target an additional 35 major metropolitan areas throughout the country, should mitigate the potential adverse effects of geographic concentration.



CUSTOMERS



     None of the Company's customers accounted for more than ten percent of the Company's pro forma revenues for 1997. Purchases by certain customers of two of the Founding Companies may be attributable to the status of such Founding Companies as women-owned and/or minority-owned small businesses. Such customers could elect to reduce or cease purchases from these Founding Companies after the consummation of the Acquisitions based on the loss of their women-owned or minority-owned status.



EMPLOYEES



     As of March 31, 1998, the Company had 680 full-time employees, 138 of whom were employed primarily in management and administration, 176 in warehouse and distribution, 77 in printing operations, 168 in marketing, 87 in customer service, and 34 in retail sales. As of March 31, 1998, one of the Founding Companies had entered a collective bargaining agreement covering 40 employees. The Company considers its relations with its employees to be satisfactory.



PROPERTIES



     The Company operates 36 properties, consisting of centre and satellite facilities for office products operations and administrative offices. Of these facilities, 35 are leased and one is owned. These facilities are used principally for operations, general and administrative functions, storage and cross-docking space and retail space. The Company's facilities range from approximately 400 square feet to 29,200 square feet. All of the leased properties are leased for terms expiring on dates ranging from November 1998 to May 2007, some with options to extend the lease term. The Company believes that no single lease is material to its operations, that the owned and leased facilities are adequate to serve its current level of operations and that alternative facilities presently are available at market rates.



INTELLECTUAL PROPERTY



     The Company holds a federal registered trademark for the name "OC Office Centre" and the associated Company logo. No assurance can be given that such trademark will be effective to prevent others from using the trademark concurrently or to permit the Company to use the trademark in certain locations.



LITIGATION



     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial condition or results of operations of the Company.



ENVIRONMENTAL MATTERS



     The Company is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid or hazardous wastes; and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposal or other releases of hazardous substances. Two Founding Companies conduct printing operations which may generate, or may have generated in the past, hazardous wastes. Each of these Founding Companies believes that it has conducted such operations and disposed of any such wastes in compliance with applicable environmental laws and regulations.



     The Company is not aware of any environmental conditions relating to present or past waste generation at or from these facilities, or any other of the Company's facilities or operations, that would be likely to have a material adverse effect on the financial condition or results of operations of the Company and does not anticipate any material expenditures to comply with environmental laws, regulations or ordinances. However, there can be no assurance that environmental liabilities in the future will not have a material adverse effect on the financial condition or results of operations of the Company.



OPERATING STRATEGY



     The Company has adopted an integrated operating and acquisition strategy designed to provide superior localized service to small and medium-sized companies, which the Company defines as companies with 20 to 250 employees, and to achieve growth internally as well as through the acquisition of other commercial stationers. The key elements of the Company's operating strategy are as follows:



     Focus on Serving Small and Medium-Sized Companies. The Company believes that small and medium-sized companies will be the fastest growing sector of the economy in the United States in terms of revenues over the next three to five years, and that these companies tend to be very loyal customers, generally purchasing office products from one primary supplier. The Company believes that this market segment is more fragmented and offers better margins than the large company (over 250 employees) segment. In the Company's target markets, the Company believes customers are concerned not only with the overall reduction of their office products costs but also on dependability, superior service and flexible delivery capabilities. Accordingly, the Company is focused on providing its customers with knowledgeable sales personnel, next day delivery service and delivery of products exactly as ordered, as well as competitive pricing on the highest volume items.



     Leverage Wholesaler Resources. The Company intends to leverage the resources of two national wholesalers, S.P. Richards and United Stationers, as well as regional and niche wholesalers. Such resources include custom catalogs, electronic ordering, wrap and label capabilities and national distribution. The two national wholesalers, which together have approximately 105 warehouses stocking over $650 million of inventory, will provide the backbone of the Company's distribution network. These wholesalers are able to provide the Company with next-day delivery of product wrapped and labeled by customer and local stationer name ("wrap and label" capability), which the local stationer can deliver to its customers on the same day. The Company believes that by utilizing the wholesalers' proven distribution capabilities it can ensure prompt and efficient delivery of products. The Company believes that leveraging the resources of the wholesalers will allow it to (i) reduce inventory, warehousing and distribution costs; and (ii) minimize the need to build an extensive distribution system.



     Achieve Operating Efficiencies and Economies of Scale. The Company will seek to achieve operating efficiencies and economies of scale through (i) volume purchasing of office products; (ii) combining certain administrative functions at the corporate level; (iii) implementing a centre/satellite strategy and eliminating redundant facilities and services; (iv) implementing Company-wide integrated technology and operating systems; (v) providing a Company-wide proprietary catalog to increase advertising rebates from manufacturers; and (vi) increasing sales volumes by broadening the complement of products and services its stationers offer. The Company intends to combine the buying power of UDI with that of the Company's stationers in order to obtain more favorable prices and rebates, which office product manufacturers and wholesalers have historically offered only to high volume purchasers. UDI has already been successful in obtaining lower pricing and annual rebates based on the volume of purchases for its members. As the Company's revenues increase, the Company believes that it will be able to increase the discounts and rebates currently obtained by the Founding Companies and by companies to be acquired in the future and enable such companies to leverage the wholesalers' "wrap and label" capabilities. The Company also intends to centralize certain administrative functions such as cash management, insurance, payroll processing and employee benefits, marketing and advertising, long distance services and a variety of professional services to further reduce costs.



     Capitalize on Private Brand Image. The Company has developed a private brand image program that includes Office Centre brand products, retail store signage, proprietary catalogs and a web site. Currently, approximately 290 UDI member stationers have paid $1,500 each to participate in this program. Under the private brand program, the Company has over 250 of the highest volume items manufactured with the Office Centre name and in 1997 over $5 million of Office Centre brand product was sold by UDI members. The Company believes this three-year old program enhances its name recognition with commercial stationers and customers and offers a significant profit opportunity.



     Operate with Decentralized Management. The Company intends to operate with decentralized management and has entered into long-term employment contracts with senior management at each of the Founding Companies and intends to continue to enter into such contracts in connection with future acquisitions. Under the Company's "centre and satellite" strategy, the centre stationers will fulfill all management functions for the satellites in their respective regions. Experienced local management will make decisions relating to the day-to-day operations of a particular centre and its related satellites and will be responsible for the profitability and growth of that operation. The Company's senior managers will provide the centre stationers with strategic planning and guidance with respect to acquisitions, marketing and operations. The Company intends to motivate its employees and align their interests with those of the Company's stockholders by using Common Stock as a currency in its acquisition program and granting options to purchase Common Stock as a part of employee compensation. The Company believes that the operating autonomy provided by this decentralized structure, together with the implementation of reporting systems and financial controls at the corporate level, will enable it to combine the superior customer service and responsiveness of a locally-oriented stationer with the resources and economies of scale of a large company.



ACQUISITION STRATEGY



     The Company is principally a commercial stationer and its acquisition focus will continue to be on commercial stationers. The Company believes that, due to the fragmented nature of the commercial stationer market, there are opportunities for acquiring additional commercial stationers nationwide. The key elements of the Company's acquisition strategy are as follows:



     Target Major Metropolitan Areas. The Company intends to expand aggressively through acquisitions into an additional 35 major metropolitan areas throughout the country. The Company will first seek to make a centre acquisition in a targeted area by acquiring an established, high quality commercial stationer with revenues of $7 million to $20 million. It will then seek to acquire additional, smaller synergistic commercial stationers, or satellites, typically with revenues of $5 million or less, within the metropolitan market surrounding the centre stationers. The Company believes that the local presence created through the acquisition of a centre stationer will facilitate the identification of satellite acquisition targets. The Company intends to substantially integrate the operations of acquired satellites with the centre stationers. This integration is intended to leverage more effectively the Company's distribution capabilities, thereby eliminating a substantial portion of the operating expenses of the acquired satellites and increasing the Company's margins.



     Leverage UDI Membership and Exclusivity Agreements. Through UDI, the Company maintains relationships with a large network of stationers that are potential acquisition candidates for the Company. UDI's membership consists of approximately 1,100 office products stationers and office furniture dealers servicing the United States and parts of Canada. Ten of the Founding Companies are members of UDI. The Company intends to utilize the assistance of UDI sales representatives to approach acquisition candidates who are UDI members. Approximately 290 UDI member stationers are already participating in the Company's private brand image program. The Company believes that the development of this kind of affiliation between UDI's member stationers and the Office Centre name and organization will facilitate acquisitions within the buying group. The Company also intends to leverage the industry contacts of its Founding Companies, four of which belong or formerly belonged to industry buying groups other than UDI. In order to strengthen its acquisition pipeline, the Company has entered into exclusivity agreements with approximately 60 UDI members, which the Company believes collectively had 1997 revenues in excess of $120 million. The exclusivity agreements provide that, at the Company's request, the acquisition candidates will engage in good faith discussions with the Company with respect to the sale of their respective companies and that they will not solicit offers from, or engage in any such discussions with, any other party for a period of six to nine months. In addition, the exclusivity agreements permit the Company to conduct due diligence on the acquisition candidates. The Company is currently collecting data on the acquisition candidates with a view toward sequencing the candidates for potential future acquisitions. The Company is not in negotiations for acquisition of any candidates. There can be no assurance that the Company will seek to acquire, or that it will be successful in acquiring, any of the acquisition candidates who have entered into exclusivity agreements with the Company. A number of the exclusivity agreements terminate each month, beginning in August 1998.



     Retain Local Management and Image. The Company intends to acquire successful commercial stationers with strong management in its targeted centre locations. In most instances, the Company expects to retain the management, sales personnel and name of the acquired centre stationer. To preserve local market knowledge and customer relationships, the Company has entered into long-term employment contracts with senior management level employees at each of the Founding Companies and intends to continue to do so in connection with stationers acquired in the future. The Company believes that its decentralized management strategy will make it an attractive acquirer of additional centre stationers, particularly those companies whose owners wish to remain involved in the day-to-day operations of their companies. The Company also intends to retain the name of the local stationer to maintain continuity with local customers.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the directors, executive officers and persons who will become directors or executive officers of the Company following the consummation of the Offering:


                          AGE                              POSITION
                          ---                              --------
Robert J. Gillon, Jr.     54     Chairman of the Board, President and Chief Executive Officer
                                 Chief Financial Officer, Senior Vice President, Treasurer
Joseph E. Hajjar          45     and Secretary
Richard T. Case           49     Senior Vice President, Corporate Development
Thomas F. Mooney          55     Vice President, Purchasing
Yancey S. Jones           48     Director, President -- TSR
Charles J. Murphy         50     Director
Edward A. Schefer         63     Director


     Robert J. Gillon, Jr. has been Chief Executive Officer of Office Centre Corporation since May 1997, President of the Company since March 1997, a director of the Company since March 1997 and Chairman of the Board of the Company since August 1997. From February 1994 until the present, Mr. Gillon has been Chief Executive Officer and President of King. From August 1989 until December 1993, Mr. Gillon was Chief Executive Officer of Emco Corporation, a regional wholesaler of office supplies in the New York area. Prior to that, for more than 20 years, Mr. Gillon served in various management positions in sales, marketing, product development and general management with IBM.


     Joseph E. Hajjar has been Chief Financial Officer, Senior Vice President, Treasurer and Secretary of Office Centre Corporation since September 1997. Mr. Hajjar was employed from November 1994 to August 1997 as Vice President of Finance for Bovis, Inc., one of the largest companies in the construction management, general contracting and construction consulting field. From April 1992 to November 1994, Mr. Hajjar was employed by ENSERCH Corporation where his most recent position was Chief Financial Officer of ENSERCH Environmental Corporation, one of the largest firms in environmental consulting and remediation (now part of Foster-Wheeler Corporation). Mr. Hajjar's 25 years of finance and accounting experience includes 13 years with the accounting and management consulting firm of Price Waterhouse, LLP. Mr. Hajjar is a certified public accountant.


     Richard T. Case has been Senior Vice President, Corporate Development, of Office Centre Corporation since May 1, 1998. From February 1, 1997 until he joined Office Centre Corporation, Mr. Case provided consulting services to Office Centre Corporation. Since April 1981, Mr. Case has been President of Benchmark Associates. Through Benchmark Associates, Mr. Case has served as a consultant to companies in numerous industries in the area of financial turnarounds, strategic planning, acquisitions and mergers, operational analysis, product development and strategic marketing. From March 1979 until April 1981, Mr. Case was Senior Vice President of Marketing for one of the largest divisions of American Hospital Supply Corporation, a manufacturer and distributor of health care products (now part of Baxter International Inc.). From May 1975 until March 1979, Mr. Case was Director of New Business Development, responsible for acquisition and mergers, at American Hospital.

     Thomas F. Mooney has been Vice President of Purchasing of Office Centre Corporation since May 8, 1998. Prior to joining Office Centre Corporation, Mr. Mooney served as the Vice President of Purchasing for Corporate Express from March 1994 until May 1997. From March 1988 until March 1994, Mr. Mooney served as a Vice President of Purchasing of Hanson Office Products, a contract stationer.

     Yancey S. Jones has been a director of Office Centre Corporation since May 13, 1998. Mr. Jones has been the President and Chief Executive Officer of TSR since October 1988. Mr. Jones currently serves as the treasurer of TriMega, a national office products buying group that is also a member of Business Products Group

International ("BPGI"), a global office supply buying group. He is a past president of the Richmond Office Products Association, and was a charter member of the Virginia Office Products Association. He is also the founder and chairman of the board of MEGA Office Furniture, LLC, an office furniture superstore chain, founded in May 1996.

     Charles J. Murphy has been a director of Office Centre Corporation since May 13, 1998. Since March 1996, Mr. Murphy has been a Managing Director of Sextant Group, Inc., a private investment firm. Prior to joining Sextant Group, Inc., Mr. Murphy headed CS First Boston's global equity business and was a member of its Executive Board. At CS First Boston, Mr. Murphy managed global investment banking from 1992 to April 1995, having held both coverage and management positions in the capital markets, corporate finance and regulated industry groups. Mr. Murphy has been a Trustee of Manhattan College and recently has become a member of the Executive Committee of the Boston College Wall Street Council. Mr. Murphy is also an adjunct professor at New York University.

     Edward A. Schefer has been a director of Office Centre Corporation since May 13, 1998. From April 1992 until he retired in January 1998, Mr. Schefer served as Vice President of Management Information Systems at American Home Products Corp., a diversified health care company.


     Pursuant to the listing requirements of the Nasdaq National Market, the Company is required to have at least two independent directors on its Board of Directors and to establish an audit committee, at least a majority of which members are independent. See "-- Committees of the Board of Directors." At each annual meeting of stockholders, approximately one-third of the directors are elected by the holders of the Common Stock for a term of three years to succeed those directors whose terms are expiring. All officers serve at the discretion of the Board of Directors. See "Description of Capital Stock -- Common Stock."


DIRECTOR COMPENSATION


     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company will receive a fee of $2,000 per meeting of the Board of Directors or committees thereof and will be granted options to purchase 20,000 shares of Common Stock at an exercise price equal to the initial public offering price, vesting ratably over the initial term of his directorship beginning on the first anniversary of the date of the Offering, and expiring ten years after the date of grant. Directors also are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has established an Audit Committee and a Compensation Committee.

     The responsibilities of the Audit Committee include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing accounting and financial controls of the Company with the independent public accountants and the Company's financial and accounting staff and reviewing and approving transactions between the Company and its directors, officers and affiliates. Messrs. Murphy and Schefer are the members of the Audit Committee.

     The Compensation Committee provides a general review of the Company's compensation plans to ensure that they meet corporate objectives. As described below, the Company's existing plans with respect to executive compensation are largely based on contractual commitments set forth in employment agreements that are either in effect or are to be entered into upon consummation of the Acquisitions. The responsibilities of the Compensation Committee also include administering the 1998 Stock Option Plan, and selecting the officers and salaried employees to whom awards will be granted. Messrs. Gillon, Jones, Murphy and Schefer are the members of the Compensation Committee.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to Office Centre Corporation's chief executive officer and the two other most highly compensated executive officers whose aggregate salaries and bonuses exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers").

                                                                                    ALL OTHER
               NAME AND PRINCIPAL POSITION                  SALARY      BONUS      COMPENSATION
               ---------------------------                 --------    --------    ------------
Robert J. Gillon, Jr.....................................  $167,000    $150,000           --
  Chairman, Chief Executive Officer and President(1)
Walter H. Gordenstein....................................  $294,700          --      $64,000(3)
  President, Chief Executive Officer and Chairman of
  UDI(2)
Joseph E. Hajjar.........................................  $ 61,000    $110,000(4)        --
  Chief Financial Officer, Senior Vice President,
  Treasurer and Secretary

---------------

(1) Excludes compensation paid to Mr. Gillon by King.

(2) Mr. Gordenstein ceased to serve as President and Chief Executive Officer of UDI on February 11, 1998 and ceased to serve as Chairman of UDI on April 15, 1998.

(3) Reflects life insurance premium payments of approximately $63,000 and $1,000 paid to Mr. Gordenstein in director fees.

(4) Consists of the fair market value at the time awarded of 50,000 shares of Common Stock awarded to Mr. Hajjar.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS



     During 1997, the compensation committee of Office Centre Corporation consisted of Messrs. Gillon, Gordenstein, Davie and Kaweske, each of whom were officers of the Company. For a discussion of certain relationships involving such persons, see "Certain Transactions."


EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE


     On May 1, 1997, Office Centre Corporation entered into an employment agreement with Mr. Gillon pursuant to which Mr. Gillon serves as the President and Chief Executive Officer of the Company for a term expiring on the third anniversary of the date of the consummation of the Offering. Mr. Gillon receives an annual base salary of $250,000. Mr. Gillon will be eligible for annual bonuses determined by the Board of Directors of Office Centre Corporation. The employment agreement does not require the payment of bonuses or establish a range or cap on the amount of such bonuses. See "-- Executive Compensation." In addition, Mr. Gillon's employment agreement automatically renews at the end of the current term and each succeeding year for an additional year unless terminated or the Company or Mr. Gillon provides notice of its or his intent not to renew at least six months prior to the end of the current term. If the Company elects not to renew Mr. Gillon's employment agreement, the Company must pay Mr. Gillon as severance an amount equal to the greater of: (i) his then current annual salary, or (ii) $250,000. If Mr. Gillon's employment is terminated at any time by the Company without cause, he will be entitled to receive the greater of (i) his base salary for the remainder of the term had his employment not been terminated and (ii) $250,000 (or such greater amount as is Mr. Gillon's annual base salary at the time of termination). Pursuant to an amendment to his employment agreement dated May 14, 1998, Mr. Gillon was awarded options to purchase 50,000 shares of Common Stock, with one-third vesting on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant. The options are exercisable for ten years from the date of grant. The exercise price for the options is the initial public offering price per share. Pursuant to his employment agreement, in 1997 Mr. Gillon received a signing bonus of $150,000 and in 1998 received a non-recurring bonus of $250,000. Under his employment agreement, Mr. Gillon agrees not to compete with the Company during his employment with the Company and for one year thereafter, provided, that if his employment is terminated by the Company other than for cause, Mr. Gillon will not compete with the Company until the date which is the later of (i) the first anniversary of the date of such termination, and (ii) the date in which his employment would have expired but for his termination.


     On April 15, 1998, Office Centre Corporation entered into an employment agreement with Mr. Gordenstein pursuant to which Mr. Gordenstein is employed by UDI at an annual base salary of $200,000. Mr. Gordenstein will be eligible for annual bonuses determined by the Board of Directors of Office Centre Corporation. The employment agreement does not require the payment of bonuses or establish a range or cap on the amount of such bonuses. See "-- Executive Compensation." Mr. Gordenstein's employment agreement terminates on the date of the consummation of the Offering. Pursuant to his employment agreement, Mr. Gordenstein agrees not to compete with the Company during his employment with the Company and for one year thereafter.



     Effective May 1, 1998, Office Centre Corporation entered into a three-year employment agreement with Mr. Case pursuant to which Mr. Case serves as the Senior Vice President, Corporate Development of the Company. Mr. Case receives an annual base salary of $200,000. Mr. Case will be eligible for annual bonuses based upon meeting or exceeding certain annual performance objectives. Payment of such bonuses is not required but, if paid, will range from 40% to 100% of Mr. Case's annual base salary depending upon the extent to which he achieves the annual objectives established by the Company. If Mr. Case's employment with the Company is terminated at any time without cause, the Company must pay Mr. Case as severance the unpaid base salary he would have been entitled to receive for the remainder of the current term and the earned but unpaid bonus during the year of termination. Pursuant to his employment agreement, Mr. Case is eligible to receive options to purchase 300,000 shares of Common Stock, with one-third vesting on January 1, 1999, one-third on January 1, 2000 and one-third on January 1, 2001. The options are exercisable until December 1, 2007. The exercise price per share for the options is $9.12. Pursuant to his employment agreement, Mr. Case agrees not to compete with the Company during his employment with the Company and for one year thereafter.



     On August 22, 1997, Office Centre Corporation entered into an employment agreement with Mr. Hajjar pursuant to which Mr. Hajjar serves as Senior Vice President and Chief Financial Officer of the Company for a term expiring on the third anniversary of the date of the consummation of this Offering. Mr. Hajjar receives an annual base salary of $185,000. Mr. Hajjar will be eligible for annual bonuses of up to 25% of his annual base salary determined by the Board of Directors of Office Centre Corporation, although payment of a bonus is not required. If Mr. Hajjar's employment is terminated at any time without cause, the Company must pay Mr. Hajjar as severance an amount equal to the base salary he would have been entitled to receive for the one year period following his termination without cause. Pursuant to his employment agreement, at the time of the Offering Mr. Hajjar will be awarded options to purchase 50,000 shares of Common Stock, with one-third vesting on the first anniversary of the Offering, one-third on the second anniversary of the Offering and one-third on the third anniversary of the Offering. The options are exercisable for ten years from the date of the Offering. The exercise price for the options is the initial public offering price per share. Pursuant to his employment agreement, Mr. Hajjar agrees not to compete with the Company during his employment with the Company and for one year thereafter.



     Effective May 8, 1998, Office Centre Corporation entered into a three-year employment agreement with Mr. Mooney pursuant to which Mr. Mooney serves as a Vice President of the Company. Mr. Mooney receives an annual base salary of $115,000. Mr. Mooney will be eligible for annual bonuses of up to 50% of his annual base salary determined by the Board of Directors of Office Centre Corporation based upon Mr. Mooney's performance, although payment of a bonus is not required. If Mr. Mooney's employment with the Company is terminated at any time without cause, the Company must pay Mr. Mooney as severance an amount equal to the base salary he would have been entitled to receive for the one year period following his termination without cause. Pursuant to his employment agreement at the time of the Offering Mr. Mooney will be awarded options to purchase 50,000 shares of Common Stock, with one-third vesting on the first anniversary of the Offering, one-third on the second anniversary of the Offering and one-third on the third anniversary of the Offering. The options are exercisable for ten years from the date of this Offering. The exercise price for the options is the initial public offering price per share. Pursuant to his employment agreement, Mr. Mooney agrees not to compete with the Company during his employment with the Company and for one year thereafter.

     Simultaneous with the Offering, Office Centre Corporation will enter into a three-year employment agreement with Mr. Jones pursuant to which Mr. Jones will serve as President of TSR. Mr. Jones will receive an annual base salary of $150,000. Mr. Jones will be eligible for annual bonuses which will be dependent upon the achievement of profitability objectives for his division. Payment of such bonuses is not required but, if paid, will range from $0 if Mr. Jones' division achieves less than 100% of the profitability objectives to 100% of his annual base salary if Mr. Jones' division achieves 130% of the profitability objectives. Mr. Jones will also receive additional bonuses if he actively assists in acquiring a target company in an amount equal to .5% of the annualized sales of such target company for the twelve months preceding such acquisition. If Mr. Jones terminates his employment for good reason (as defined in his employment agreement) at any time after six months following the commencement of his employment, the Company must pay Mr. Jones as severance an amount equal to the base salary he would have been entitled to receive for the remainder of the then current term of the employment agreement had such termination not occurred. Mr. Jones will also agree not to compete with the Company during his employment with the Company and for two years thereafter. Pursuant to his employment agreement, at the time of the Offering Mr. Jones will be awarded options to purchase 50,000 shares of Common Stock, which will vest ratably over three years. The options are exercisable for ten years from the date of the Offering. The exercise price for the options is the initial public offering price per share.



     Annual bonuses for the Company's executive officers will be determined by evaluating the responsibilities of the position held, the experience and individual performance of the executive officer and the overall performance of the Company. The Compensation Committee believes that, to the extent funds are available, annual bonuses should be paid by the Company so that the total compensation paid to the executive officer is maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers of the caliber that the Company desires.


1998 STOCK OPTION PLAN


     In March 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee, which consists of four directors, two of which are independent members of the Board of Directors. Pursuant to the Plan, the Company may grant options to purchase up to 1,500,000 shares of Common Stock to officers, directors, consultants and employees of the Company, its subsidiaries and affiliates. Such options may be either incentive stock options or options which do not qualify for treatment as incentive stock options. The Plan also provides for the grant of stock appreciation rights ("SARs") in conjunction with all or part of any stock option granted under the Plan. SARs are exercisable at such time and to the extent as the stock options to which they relate.


     Options granted under the Plan are non-transferable by the optionee during his lifetime, and will expire if not exercised within ten years from the date of the grant and terminate upon an optionee's termination of employment or service with the Company or a subsidiary, except that, under certain circumstances, options are exercisable for a period of three months after retirement or termination of employment and for a period of one year after death or disability, unless such options expire earlier.

     Incentive stock options are also subject to the following limitations (i) the aggregate fair market value (determined at the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company or its subsidiaries) shall not exceed $100,000; and (ii) if the individual to whom the incentive stock options were granted is considered as owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (A) the option price at the time of grant may not be less than 110% of the fair market value per share for such Common Stock and (B) the option period must be no more than five years from the date of grant.

     In the event of a Change in Control of the Company, for a period of 60 days thereafter, holders of options under the Plan shall have the right to surrender all or a portion of the options held by them (whether or not exercisable) and to receive cash in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election exceeds the exercise price, multiplied by the numbers of shares underlying the options held by them. The Plan defines "Change in Control" as (i) an acquisition of 20% or more of the outstanding common voting stock of the Company; (ii) a change in the majority of the composition of the Board of Directors of the Company; (iii) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company; or (iv) dissolution or liquidation of the Company. The Change in Control Price is the highest price of a share of Common Stock on the exchange on which the shares are listed during the 60-day period prior to the Change in Control.


     Upon the consummation of the Offering, options to acquire 1,074,600 shares will have been granted under the Plan and no SARs will have been granted under the Plan.

                       PRINCIPAL AND SELLING STOCKHOLDERS


     The following table sets forth information with respect to beneficial ownership of the Company's Common Stock immediately prior to and immediately following the Offering (assuming no exercise of the Underwriters' over-allotment option) by: (i) all persons known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock; (ii) each Selling Stockholder; (iii) each director; (iv) each Named Executive Officer; and (v) all executive officers and directors as a group. Except as otherwise indicated below, each of the persons listed has sole voting and investment power with respect to their shares.



                                                 COMMON
                                                 STOCK                                NUMBER OF
                                              BENEFICIALLY   PERCENTAGE    COMMON       SHARES
                                                 OWNED       OWNERSHIP    STOCK TO   BENEFICIALLY   PERCENTAGE
                                                PRIOR TO      PRIOR TO    BE SOLD       OWNED       OWNERSHIP
            NAME AND ADDRESS OF                   THE           THE        IN THE     AFTER THE     AFTER THE
              BENEFICIAL OWNER                OFFERING(1)     OFFERING    OFFERING     OFFERING      OFFERING
            -------------------               ------------   ----------   --------   ------------   ----------
Clifford M. Davie(2)........................    770,304        53.7%      200,000      570,304         6.7%
  20 Royal Palm Way
  Unit 103
  Boca Raton, FL 33432
Walter H. Gordenstein(3)....................    537,054        37.5%      225,000      312,054         3.7%
  c/o UDI Corp.
  90 Tapley Street
  Springfield, MA 01101
Robert J. Gillon, Jr.(4)....................         --           --           --      329,937         3.9%
  c/o Office Centre Corporation
  38 East 32nd Street
  New York, NY 10016
Yancey S. Jones(5)..........................         --           --           --      552,782         6.5%
  c/o The Supply Room Companies, Inc.
  4103 West Clay Street
  Richmond, VA 23230
Joseph E. Hajjar(6).........................     50,000         3.5%           --       50,000         0.6%
  c/o Office Centre Corporation
  38 East 32nd Street
  New York, NY 10016
All directors and executive officers as a
  group(7)..................................     50,000         3.5%           --      962,264        11.3%


---------------


(1) Gives effect to the transfer of 35,465 shares of Common Stock from the stockholders of the Company (other than Joseph Hajjar) to Joseph Hajjar, pursuant to the terms of an agreement dated as of July 9, 1998, among the Company and all of the stockholders of the Company.



(2) Includes 37,670 shares held by Dean Witter Reynolds, custodian for Clifford
    M. Davie IRA Rollover Trust (the "Davie Trust"). Clifford Davie and the Davie Trust have agreed that following the completion of the Offering through December 31, 2002, they will vote all shares of Common Stock owned by them in the same proportion as all other outstanding shares of Common Stock are voted. See "-- Standstill Agreements with Founders." Does not include 29,064 shares held by John Davie, Clifford Davie's son, as to which Clifford Davie disclaims beneficial ownership. Mr. Davie has formerly served as a director and as Treasurer of Office Centre Corporation and as a director of UDI and certain of UDI's subsidiaries. For additional information about Mr. Davie, see "Certain Transactions."



(3) Does not include 25,000 shares of Common Stock which may be acquired by Peter B. Gordenstein, Walter H. Gordenstein's son, upon the exercise of options which are not exercisable within 60 days, of which Walter Gordenstein disclaims beneficial ownership. Walter Gordenstein has granted the Underwriters an option to purchase 204,640 shares of Common Stock solely to cover over-allotments, if any. To the extent such option is exercised, the number and percent of shares beneficially owned by Mr. Gordenstein after the Offering will be reduced accordingly. In the past, Mr. Gordenstein has served as a director and President of Office Centre Corporation, a director, President and Chief Executive Officer of UDI and a director and officer of certain of UDI's subsidiaries. For additional information about Mr. Gordenstein, see "Management" and "Certain Transactions."



(4) Consists of an estimated 329,937 shares to be acquired upon consummation of the Offering in connection with the Acquisition of King. Does not include 50,000 shares which may be acquired by Mr. Gillon upon the exercise of options not exercisable within 60 days.



(5) Consists of an estimated 552,782 shares to be acquired upon consummation of the Offering in connection with the Acquisition of TSR. Does not include 50,000 shares which may be acquired by Yancey S. Jones upon the exercise of options not exercisable within 60 days. Does not include an estimated 184,261 shares to be acquired by M. Addison Jones, the brother of Yancey Jones, upon consummation of the Offering in connection with the Acquisition of TSR, or 25,000 shares which may be acquired by M. Addison Jones upon the exercise of options not exercisable within 60 days, as to all of which Yancey Jones disclaims beneficial ownership.



(6) Does not include 50,000 shares of Common Stock which may be acquired by Mr. Hajjar upon the exercise of options not exercisable within 60 days.



(7) Does not include 50,000, 50,000, 300,000, 50,000, 20,000 and 20,000 shares of Common Stock which may be acquired by Messrs. Gillon, Hajjar, Case, Mooney, Schefer and Murphy, respectively, upon the exercise of options not exercisable within 60 days. See "Management -- Employment Agreements; Covenants Not to Compete" and "Management--Director Compensation."


INVOLVEMENT OF FOUNDER IN LEGAL PROCEEDINGS

     In January 1993, an involuntary bankruptcy petition (In Re Interco Systems, Inc., Case No. 93-20144, United States Bankruptcy Court for the Western District of New York) was filed against a company of which Clifford M. Davie, a founder and principal stockholder of Office Centre Corporation, was president and chief executive officer. In such proceeding, the bankruptcy trustee filed adversary proceedings against Mr. Davie which were settled by Mr. Davie's returning his interest in a real estate project and paying $475,000 in cash to the bankrupt estate. The bankruptcy case has proceeded to the distribution phase of the liquidation.

STANDSTILL AGREEMENTS WITH FOUNDERS

     On May 13, 1998, Office Centre Corporation, Mr. Davie and the Davie Trust entered into an agreement (the "Davie Standstill Agreement") whereby Mr. Davie and the Davie Trust have agreed not to sell or transfer more than 25% of the shares of Common Stock owned by each of them during each six month period in the two years following the expiration of the Lockup Period. Pursuant to the Davie Standstill Agreement, Mr. Davie and the Davie Trust have agreed that following the completion of the Offering through December 31, 2002, they will vote all shares of Common Stock owned by them in the same proportion as all other outstanding shares of Common Stock are voted. They have irrevocably authorized certain officers of the Company as their proxy to vote their shares in accordance with such agreement through December 31, 2002. Mr. Davie also agreed that he will not participate in any manner in the management of the Company, nor will he acquire any additional capital stock or other securities of the Company or seek to influence the voting thereof by other stockholders of the Company. In addition, Mr. Davie has agreed not to compete with the Company until May 2003.

     On April 15, 1998, Office Centre Corporation and Mr. Gordenstein entered into an agreement whereby Mr. Gordenstein has agreed not to sell or transfer more than 25% of the shares of Common Stock owned by him during each six month period in the two years following the expiration of Lockup Period. In addition, Mr. Gordenstein has agreed not to compete with the Company until April 2003.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS


     Mr. Gillon, Chairman, Chief Executive Officer and President of Office Centre Corporation, is also the President and Chief Executive Officer of King and, until the consummation of the Acquisition of King, will own approximately 70% of the stock of King. Upon the closing of the Acquisition of King, Office Centre Corporation will pay to King's stockholders aggregate consideration of approximately $6.6 million, subject to adjustment, consisting of approximately $2.9 million in cash and $3.6 million in shares of Common Stock. Office Centre Corporation will also repay approximately $2.4 million of debt of King, of which $665,000, plus certain interest and costs, was personally guaranteed by Robert
J. Gillon, Jr. The consideration to be paid for King was not negotiated at arm's length but was determined based on the average multiple of EBITDA used to determine the purchase price of the three other largest Founding Companies. The Board of Directors of Office Centre Corporation, including all of its disinterested directors, unanimously determined in its good faith business judgment that the consideration to be paid for King was consistent with that paid for the other Founding Companies and that the other terms and conditions of the King acquisition were substantially similar to those of the other Acquisitions, each of which was the subject of arm's length negotiations.



     Effective June 30, 1996, King purchased substantially all of the assets, (principally accounts receivable, inventory and leasehold improvements) subject to the assumption of substantially all of the liabilities, of King Office Supply Co. for $647,142. The liabilities assumed included a $75,000 promissory note which was subsequently personally guaranteed by Mr. Gillon. Office Centre Corporation will repay such promissory note in connection with the Acquisition of King. Also effective June 30, 1996, King purchased certain machinery, equipment and leasehold improvements relating to the coffee business of Carnegie Coffee Company for $75,000. On March 1, 1997, King acquired the accounts receivable, inventory, machinery and equipment of Commercial Office Supply Company, Inc., doing business as Commercial Office Supply Co., for approximately $265,000.


     Office Centre Corporation has incurred costs payable to King of approximately $9,500 per month since March 1997 for the use of office space and certain administrative services. In addition, Office Centre Corporation is obligated to reimburse King, without markup, for certain disbursements made by King on behalf of Office Centre Corporation. As a member of UDI, in the ordinary course of business, King receives wholesale rebates from UDI and reimburses UDI for direct manufacturer purchases made through UDI.


     Prior to becoming an executive officer of the Company, Mr. Case was the President and owner of Benchmark Associates, Inc. The Company retained the services of Benchmark Associates, Inc. pursuant to a one-year consulting agreement that expired February 1, 1998. Under this consulting agreement Benchmark was paid approximately $94,000, $34,379 of which consisted of reimbursement for expenses. Pursuant to the Benchmark consulting agreement, at the time of the Offering, Benchmark will receive $425,000 in cash and $325,000 in the form of shares of Common Stock valued at the initial public offering price per share. From February 1, 1998 until Mr. Case became an employee of the Company on May 1, 1998, the Company retained the services of Mr. Case pursuant to a consulting agreement under which he was paid approximately $104,200, of which approximately $56,300 consisted of reimbursement for expenses. The consulting services provided to the Company by Benchmark Associates, Inc. and Mr. Case included working closely with management in developing the Company's acquisition strategy, identifying and conducting due diligence on acquisition candidates, negotiating the acquisitions of the Founding Companies, and obtaining exclusivity agreements from potential future acquisition candidates.


     In September 1997, Office Centre Corporation purchased 1,250 shares of common stock of TSR for $1.5 million. Yancey S. Jones, a director of Office Centre Corporation, is an officer and director of TSR and, until the closing of the Acquisition of TSR, Mr. Jones and his brother, M. Addison Jones, will be the principal shareholders of TSR. Upon the closing the Acquisition of TSR, Office Centre Corporation will pay to TSR's stockholders aggregate consideration of approximately $10.9 million, subject to adjustment, consisting of approximately $2.8 million in cash and approximately $8.1 million in shares of Common Stock valued at the initial public offering price per share. Office Centre Corporation may, in its sole discretion, substitute cash in the amount of $1 million with respect to the Acquisition as consideration in lieu of $1 million of Common Stock otherwise deliverable in connection with such Acquisition. Office Centre Corporation will also repay approximately $2.7 million of debt of TSR, $750,000 of which is personally guaranteed by Yancey S. Jones and/or M. Addison Jones and $290,000 of which is payable to Yancey S. Jones and/or M. Addison Jones. See "Business -- Current Business -- The Acquisitions of the Founding Companies" for a description of the factors considered by Office Centre Corporation in determining the consideration to be paid for TSR. The consideration to be paid for TSR was determined by the Board of Directors (including independent directors) of Office Centre Corporation prior to the time Mr. Jones became a member of the Board of Directors.



     TSR entered into a ten-year lease dated January 1, 1992 with Yancey Jones and M. Addison Jones for commercial space in Virginia. The monthly rent under the lease is $6,000 in the first three years, $7,000 for the next two years, $8,000 for the next year, and increasing by 2% thereafter.



     TSR entered into a ten-year lease dated October 1, 1993 with Mr. Jones for commercial space in Virginia for a monthly rent of $4,300 in the first year, increasing by 4% per year thereafter.


TRANSACTIONS WITH FOUNDERS


     In connection with the formation of Office Centre Corporation, Office Centre Corporation issued 1,291,157 shares of Common Stock at an aggregate purchase price of approximately $4,442 to Messrs. Davie, Gordenstein and John D. Kaweske. These shares were issued to Messrs. Davie, Gordenstein and Kaweske in connection with the founding of Office Centre Corporation, prior to the acquisition of UDI by Office Centre Corporation and prior to the commencement of Office Centre Corporation's business. The three founders paid an amount in cash equal to the par value of the shares purchased and the issuance was recorded by Office Centre Corporation at such amount.


     On May 23, 1997, Messrs. Davie and Gordenstein entered into two Stock Purchase Agreements with Office Centre Corporation pursuant to which Mr. Gordenstein and the Davie Trust transferred all of their capital stock in UDI Corp. and UDI II Corp. to Office Centre Corporation, whereupon UDI Corp. and UDI II Corp. became wholly-owned subsidiaries of Office Centre Corporation. In consideration therefor, Mr. Gordenstein received an aggregate of 26,292 shares of Common Stock and the Davie Trust received an aggregate of 37,670 shares of Common Stock. The consideration was determined by the Board of Directors of Office Centre Corporation at the time consisting of Messrs. Gordenstein, Gillon, Davie and Kaweske. The principle used in determining the amount of consideration was to give Mr. Gordenstein and the Davie Trust an interest in Office Centre Corporation proportionate to the interests they held in UDI.

     From time to time, UDI has borrowed funds from its directors, officers and principal shareholders. In 1997, UDI repaid loans of approximately $200,000 and approximately $364,000 made to UDI by Messrs. Gordenstein and Davie, respectively, at an interest rate of 7%.


     UDI entered into a three-year lease dated January 1, 1997, with Mr. Gordenstein for office space in Massachusetts for a monthly rent of $2,767 (plus lessee's proportionate share of any increase in the annual real estate taxes on the property above the real estate taxes assessed for fiscal year ending June 30, 1997).



     On July 20, 1995, Mr. Davie and Buying Group Services, Inc. ("Buying Group"), a company wholly-owned by Mr. Davie, entered into an agreement with UDI pursuant to which Mr. Davie and Buying Group were retained by UDI to provide consulting services for a period of eight years. These consulting services consist of providing marketing ideas to UDI, recruiting new UDI members, servicing existing UDI members and implementing UDI marketing programs. Mr. Davie and/or Buying Group receive a base salary equal to the greater (i) $50,000 or (ii) the base salary of the highest paid sales representative of UDI, and commissions based on one-half of the income derived from certain fees UDI receives from certain UDI members. Pursuant to this agreement, Mr. Davie and Buying Group received compensation of approximately $555,800 in 1997, which consisted of an annual salary of approximately $190,400, sales commissions of approximately $283,600 and consulting fees of approximately $12,500 paid to Mr. Davie or Buying Group, life insurance premium payments of approximately $68,300, and $1,000 in director fees paid to Mr. Davie. This Agreement will be terminated upon the consummation of the Offering.

     On January 9, 1998, Office Centre Corporation entered into a license agreement with John Davie, who is the son of Clifford Davie. Pursuant to the license agreement, John Davie granted to Office Centre Corporation a royalty-free, perpetual license to use the marketing concept and name "Smart Consumer" in the office products, office services and office furniture business worldwide (the "License"). In consideration of the License, Office Centre Corporation issued John Davie 29,064 shares of Common Stock and, if Office Centre Corporation exploits the License in Taiwan, agreed to pay an additional fee of 15% of all profits therefrom. If after 18 months of consummation of the Offering, Office Centre Corporation does not spend reasonable amounts of time and money exploiting the License, John Davie will have a 30-day option to repurchase the License for either $500,000 or 14,532 shares of Common Stock. John Davie also agreed not to compete with the business of Office Centre Corporation within a 25 mile radius of any business location of Office Centre Corporation or any of its subsidiaries from the date of the agreement until the end of the 30-day option period.


     Pursuant to a Financial Advisory Agreement, Office Centre Corporation has retained R.K. Grace & Company ("R.K. Grace") to provide financial advice in connection with its business plan and its acquisition program from February 1, 1997 through December 31, 1998. Mr. Kaweske, a founder and former director and officer of Office Centre Corporation, is the Chief Executive Officer and a founder of R.K. Grace. R.K. Grace receives a monthly fee of $5,000 plus expenses and, in the event the Offering closes during the term of the agreement, it will receive $587,500 in cash and $1,175,000 in the form of shares of Common Stock valued at the initial public offering price per share. Also pursuant to the Financial Advisory Agreement, Office Centre Corporation issued 47,741 shares of Common Stock to Mr. Kaweske. In 1997, Office Centre Corporation paid R.K. Grace approximately $97,200.


FUTURE TRANSACTIONS WITH AFFILIATES

     In the future, transactions with affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.001 per share and 1,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). After giving effect to the Acquisitions, but prior to the consummation of the Offering, the Company will have outstanding 4,925,000 shares of Common Stock and no shares of Preferred Stock. Upon completion of the Offering, the Company will have outstanding 8,500,000 shares of Common Stock. As of July 1, 1998, there were six record holders of Common Stock.


COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

     The holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to the Offering will be upon payment therefor, fully paid and non-assessable.

PREFERRED STOCK

     The Company's stockholders have approved the creation of a class of preferred shares, $1.00 par value, to consist of up to 1,000 shares for which the Board of Directors shall have the authority, without further action by the stockholders, to issue in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred shares could adversely affect the voting power of holders of Common Shares and the likelihood that such holders would receive dividends or payments upon liquidation. In the event of issuance, the preferred shares could be utilized, under certain circumstances, as a method of discouraging, deferring or preventing a change in control of the Company.

CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS


     Upon consummation of the Offering, the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's Board of Directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Certificate of Incorporation or By-laws.

     The Certificate of Incorporation and By-Laws of the Company contain various provisions which may have the effect of discouraging future takeover attempts which the Company's stockholders may deem to be in their best interests and perpetuating the Company's existing management. Among other things, such provisions: (i) provide the Board of Directors with broad discretion to issue preferred stock; (ii) provide for three year terms for the directors of the Company and the election of such directors on a staggered basis; (iii) prohibit certain business combinations without the affirmative vote of the holders of at least 80% of the then outstanding shares of Common Stock and at last 66% of each series of preferred stock then outstanding; and (iv) require the approval of 80% of all shares of Common Stock eligible to vote for any proposed amendment to the Certificate of Incorporation or By-Laws that seeks to modify or remove the foregoing provisions.

     The Company's Certificate of Incorporation provides that liability of directors of the Company is eliminated to the fullest extent permitted under the DGCL. As a result, no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any wilful or negligent payment of an unlawful dividend, stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, pursuant to indemnification agreements with each of its executive officers and directors, the Company has agreed to indemnify each such person from any action or omission by him in his capacity as officer or director of the Company other than actions or omissions resulting from knowingly fraudulent, deliberately dishonest or intentional misconduct. The Company maintains directors' and officers' liability insurance in the amount of $5 million.

TRANSFER AGENT AND REGISTRAR


     The Transfer Agent and Registrar for the Common Stock is First Union National Bank.


                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering and the consummation of the Acquisitions, the Company will have outstanding 8,500,000 shares of Common Stock. The 4,000,000 shares sold in the Offering will be freely tradeable without restriction unless purchased by affiliates of the Company. None of the remaining 4,500,000 outstanding shares of Common Stock (collectively, the "Restricted Shares") have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, the acquirer or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of acquisition of restricted shares of Common Stock from the Company or from any affiliate of the Company and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares under Rule 144(k) without regard to the limitations described above.


     Upon the consummation of this Offering, the Company will have outstanding options to purchase 1,224,600 shares of Common Stock, of which 924,600 options will be exercisable at the initial public offering price per share, and 300,000 of which options will be exercisable at $9.12 per share. The Company has granted or is committed to grant 560,000 of these options to current employees of Office Centre Corporation and UDI and 40,000 of these options to non-employee directors of Office Centre Corporation. The remaining 524,600 options will be granted to certain employees of the Founding Companies who will become employees of the Company upon consummation of the Acquisitions. The Company expects to file a registration statement on Form S-8 under the Securities Act to register 1,500,000 shares of Common Stock issuable upon exercise of options to be granted under the 1998 Stock Option Plan. Accordingly, such shares will be freely tradeable by holders who are not affiliates of the Company and, subject to the volume and manner of sale limitations of Rule 144, by holders who are affiliates of the Company.


     Pursuant to the agreements relating to the Acquisitions of TSR and Greenwood, the Company granted recipients of Common Stock in such Acquisitions certain piggy-back registration rights on customary terms and conditions. Up to approximately 1,332,455 shares of Common Stock will be covered by such registration rights following the Offering. Such registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the Underwriters.

     Prior to the Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                  UNDERWRITING

     Morgan Keegan & Company, Inc., McDonald & Company Securities, Inc. and Credit Lyonnais Securities (USA) Inc. (the "Underwriters") have severally agreed, subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company and the Selling Stockholders the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus.

                          NAME OF                             NUMBER OF
                        UNDERWRITER                            SHARES
                        -----------                           ---------
Morgan Keegan & Company, Inc................................
McDonald & Company Securities, Inc..........................
Credit Lyonnais Securities (USA) Inc........................
  Total.....................................................
                                                              =========

     The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any of such shares are purchased. The Company and the Selling Stockholders have been advised by the Underwriters that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of $          per share of Common Stock. The Underwriters may allow, and
such dealers may allow, a discount not in excess of $          per share to
other dealers. The initial public offering price and the concessions and discount to dealers may be changed by the Underwriters after the initial public offering.

     The Company and Mr. Gordenstein have granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 600,000 shares of Common Stock (of which the first 204,640 shares will be sold by Mr. Gordenstein and the remaining shares will be sold by the Company) at the initial public offering price, less underwriting discounts and commissions, as shown on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of the shares of Common Stock offered hereby.

     The Company has agreed to pay Credit Lyonnais Securities (USA) Inc. at the time of closing of the Offering a financial advisory fee equal to $100,000 for services rendered in structuring the Offering.

     The Company and the Selling Stockholders have agreed to indemnify the several Underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     The Company, all of its existing stockholders and all of the former stockholders of the Founding Companies who will receive Common Stock in connection with the Acquisitions, have agreed that they will not offer or sell any shares of Common Stock for a period of 180 days (the "Lockup Period") after the date of this Prospectus without the prior written consent of the Underwriters, except that the Company may issue shares of Common Stock in connection with acquisitions. Messrs. Gordenstein and Davie and the Davie Trust have agreed with the Company that they will not sell or transfer more than 25% of the Common Stock owned by each of them during each six month period in the two years following the Lockup Period. After the Lockup Period (or such longer period to which a shareholder has agreed), all of such shares may be sold in accordance with Rule 144, subject to the volume, holding period, and other limitations of Rule 144.


     The Underwriters have reserved for sale, at the initial public offering
price of $          per share, up to 350,000 shares of Common Stock for
employees, directors and certain other persons who have a business relationship with the Company and have expressed an interest in purchasing such shares of Common Stock in the Offering. The number of shares available for sale to the general public in the Offering will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same terms as the other shares offered hereby. The Representatives are aware of the "Free-Riding and Withholding" Conduct Rules of the National Association of Securities Dealers in connection with the sale of certain issuer-directed securities and will comply with those rules.

     Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price was negotiated among the Company and the Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, were the Company's historical performance and capital structure, estimates of the business potential and earnings prospects of the Company, an overall assessment of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

     It is anticipated that, at the time of the Offering, the Company's Common Stock will be approved for quotation on the Nasdaq National Market under the symbol "OCCI."

     The Underwriters have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids for and purchases of Common Stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the purchase of Common Stock in the open market in order to cover a syndicate short position. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the shares of Common Stock originally sold by such syndicate member are purchased in a stabilizing transaction or syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market, or otherwise, and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the issuance of shares of Common Stock offered by this Prospectus will be passed upon for the Company by Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022-4873. Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Underwriters by Baker, Donelson, Bearman & Caldwell, 2000 First Tennessee Building, 20th Floor, Memphis, Tennessee 38103.

                                    EXPERTS

     The audited financial statements included in this Prospectus have been audited by Grant Thornton LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements, and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois

60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                 PAGE
           UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES
  Introduction to Unaudited Pro Forma Combined Financial
     Statements.............................................  F-3
  Unaudited Pro Forma Combined Balance Sheet................  F-4
  Unaudited Pro Forma Combined Statements of Operations.....  F-5-F-7
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................  F-8-F-15

                    HISTORICAL FINANCIAL STATEMENTS

OFFICE CENTRE CORPORATION AND SUBSIDIARIES (REGISTRANT)
  Report of Independent Certified Public Accountants........  F-16
  Financial Statements
     Consolidated Balance Sheets............................  F-17
     Consolidated Statements of Operations..................  F-18
     Consolidated Statement of Changes in Stockholders'
      Equity (Deficiency)...................................  F-19
     Consolidated Statements of Cash Flows..................  F-20
     Notes to Consolidated Financial Statements.............  F-21-F-28

THE SUPPLY ROOM COMPANIES, INC.
  Report of Independent Certified Public Accountants........  F-29
  Financial Statements
     Balance Sheets.........................................  F-30
     Statements of Operations...............................  F-31
     Statement of Changes in Stockholders' Equity...........  F-32
     Statements of Cash Flows...............................  F-33
     Notes to Financial Statements..........................  F-34-F-41

NEW ENGLAND OFFICE SUPPLY, INC.
  Report of Independent Certified Public Accountants........  F-42
  Financial Statements
     Balance Sheets.........................................  F-43
     Statements of Operations and Retained Earnings.........  F-44
     Statements of Cash Flows...............................  F-45
     Notes to Financial Statements..........................  F-46-F-50

KING OFFICE SUPPLY, INC. AND SUBSIDIARY
  Report of Independent Certified Public Accountants........  F-51
  Financial Statements
     Consolidated Balance Sheets............................  F-52
     Consolidated Statements of Operations..................  F-53
     Consolidated Statement of Changes in Stockholders'
      Equity................................................  F-54
     Consolidated Statements of Cash Flows..................  F-55
     Notes to Consolidated Financial Statements.............  F-56-F-61

                                                                 PAGE
SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.
  Report of Independent Certified Public Accountants........  F-62
  Financial Statements
     Balance Sheet..........................................  F-63
     Statement of Operations and Retained Earnings..........  F-64
     Statement of Cash Flows................................  F-65
     Notes to Financial Statements..........................  F-66-F-69

OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC.
  Report of Independent Certified Public Accountants........  F-70
  Financial Statements
     Balance Sheets.........................................  F-71
     Statements of Operations and Retained Earnings.........  F-72
     Statements of Cash Flows...............................  F-73
     Notes to Financial Statements..........................  F-74-F-77

GREENWOOD OUTFITTERS, INC.
  Report of Independent Certified Public Accountants........  F-78
  Financial Statements
     Balance Sheets.........................................  F-79
     Statements of Operations and Retained Earnings.........  F-80
     Statements of Cash Flows...............................  F-81
     Notes to Financial Statements..........................  F-82-F-83

GEORGIA IMPRESSION PRODUCTS, INC.
  Report of Independent Certified Public Accountants........  F-84
  Financial Statements
     Balance Sheets.........................................  F-85
     Statements of Operations and Retained Earnings.........  F-86
     Statements of Cash Flows...............................  F-87
     Notes to Financial Statements..........................  F-88-F-91

MEGA OFFICE FURNITURE, L.L.C. (EQUITY INVESTMENT OF THE
  SUPPLY ROOM, INC.)
  Report of Independent Certified Public Accountants........  F-92
  Financial Statements
     Balance Sheets.........................................  F-93
     Statements of Operations...............................  F-94
     Statement of Changes in Members' Capital...............  F-95
     Statements of Cash Flows...............................  F-96
     Notes to Financial Statements..........................  F-97-F-103

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS


     Office Centre Corporation, a Delaware corporation, was founded in October 1996 for the purpose of becoming a nationwide office products supplier, that serves primarily small and medium sized corporate customers. During 1997, Office Centre Corporation acquired all of the outstanding shares of UDI Corp. and UDI II Corp. (collectively referred to as "UDI") in a stock-for-stock exchange. UDI II Corp. was subsequently merged with and into UDI Corp., with UDI Corp. remaining as the surviving entity. The transaction was accounted for as a reverse acquisition, with the results of UDI's operations presented on a historical basis.



     The unaudited pro forma combined financial statements give effect to the acquisitions by Office Centre Corporation of The Supply Room Companies, Inc. ("TSR"), New England Office Supply, Inc. ("New England"), King Office Supply, Inc. and Subsidiary ("King"), Sierra Office Systems and Products, Inc. ("Sierra"), Office Solutions Business Products and Services, Inc. ("Office Solutions"), Greenwood Outfitters, Inc. ("Greenwood"), Metro Data Supply, Inc. ("Metro Data"), BCB Office Products Company ("BCB"), "SOS" Office Supply Company ("SOS"), Georgia Impression Products, Inc. ("Georgia Impression"), Office Express, Inc. ("Office Express"), and Southern Office Centre, Inc. ("Southern Office Centre") (together the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with and as a condition to the closing of the initial public offering (the "Offering") and will be accounted for using the purchase method of accounting whereby the assets and liabilities are recorded at fair market value. Office Centre Corporation has been identified as the accounting acquirer for financial statement presentation purposes.


     The unaudited pro forma combined balance sheet gives effect to the Acquisitions and the Offering as if they had occurred on March 31, 1998. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1997. The pro forma combined statements of operations reflect the operating results of Office Centre Corporation and each of the Founding Companies, for the calendar year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998. Office Centre Corporation and each of the Founding Companies have a fiscal year ending December 31, with the exception of TSR, whose fiscal year-end is the last Friday closest to September 30; Sierra and Metro Data, whose year-ends are March 31; Office Solutions, whose fiscal year-end is September 30; SOS, whose fiscal year-end is July 31; and Georgia Impression, whose fiscal year-end is June 30.

     Sierra's and Metro Data's operating results for the year ended March 31, 1997 were adjusted by adding the subsequent period April 1, 1997 to December 31, 1997 and subtracting the interim period April 1, 1996 to December 31, 1996. TSR's and Office Solutions' operating results for the year ended September 30, 1997 were adjusted by adding the subsequent period October 1, 1997 to December 31, 1997 and subtracting the interim period October 1, 1996 to December 31, 1996. SOS's operating results for the year ended July 31, 1997 were adjusted by adding the subsequent period August 1, 1997 to December 31, 1997 and subtracting the interim period August 1, 1996 to December 31, 1996. Georgia Impression's operating results for the year ended June 30, 1997 were adjusted by adding the subsequent period July 1, 1997 to December 31, 1997 and subtracting the interim period July 1, 1996 to December 31, 1996.

     The pro forma financial statements include adjustments to reflect (i) the effect of the Acquisitions of the Founding Companies and the Offering, (ii) the reductions in salaries, lease costs and certain benefits to the owners of the Founding Companies, (iii) the effect of contractual compensation of Office Centre Corporation's new corporate management, (iv) amortization of goodwill over forty years, (v) elimination of interest expense as a result of the repayment of certain debt with a portion of the proceeds of the Offering and
(vi) all income subject to a corporate income tax rate of 40% and all goodwill amortization treated as nondeductible.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions, in fact, had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Founding Companies were not under common control, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1998
                                 (IN THOUSANDS)


                                              OFFICE
                                              CENTRE
                                           CORPORATION               NEW                        OFFICE
                                           (REGISTRANT)    TSR     ENGLAND    KING    SIERRA   SOLUTIONS   GREENWOOD
                                           ------------   ------   -------   ------   ------   ---------   ---------

                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............    $ 1,395      $    5   $    3    $   13   $   29    $  244      $  348
 Accounts receivable, net................     15,936       3,707    2,663     2,417    1,657     1,335       1,086
 Due from related parties................         --          --       --        --       --        --          --
 Due from affiliate......................         --          --       --       120       --        --          --
 Inventories.............................         --       1,324      369       473      337       330         166
 Other current assets....................        825         155      121       119       58        93          17
                                             -------      ------   ------    ------   ------    ------      ------
   Total current assets..................     18,156       5,191    3,156     3,142    2,081     2,002       1,617
INVESTMENT IN AFFILIATE..................      1,500       1,318       --        --       --        --          --
DUE FROM STOCKHOLDER.....................         --          --       --        --      800        --          --
PROPERTY AND EQUIPMENT, NET..............        415         900      374       233    1,078       212         118
GOODWILL, NET............................         --         952       92       781       --        --          --
DEFERRED OFFERING COSTS..................      3,955          --       --        --       --        --          --
OTHER ASSETS.............................         --         154       21       146       29        --          --
                                             -------      ------   ------    ------   ------    ------      ------
                                             $24,026      $8,515   $3,643    $4,302   $3,988    $2,214      $1,735
                                             =======      ======   ======    ======   ======    ======      ======
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
 Short-term debt.........................    $ 2,997      $1,968   $  633    $2,023   $1,334    $   --      $   --
 Accounts payable and accrued expenses...     20,849       2,482    1,410     1,758    1,406     1,134         675
 Due to related parties..................         --          --       --        --       --        --          --
 Due to affiliate........................        120          --       --        --       --        --          --
 Income taxes payable....................         --          45       34        45       49       199           2
 Liabilities to stockholders.............         --          --       --        78       --        --          --
                                             -------      ------   ------    ------   ------    ------      ------
   Total current liabilities.............     23,966       4,495    2,077     3,904    2,789     1,333         677
DUE TO RELATED PARTIES...................         --         290       --        --       --        --          --
LONG-TERM DEBT...........................         96         501      492       273      110        --          --
LEASE OBLIGATIONS........................         --         154       --        --      389       116          --
DEFERRED INCOME TAXES....................         22          62       --        19       --        --          --
                                             -------      ------   ------    ------   ------    ------      ------
                                              24,084       5,502    2,569     4,196    3,288     1,449         677
                                             -------      ------   ------    ------   ------    ------      ------
STOCKHOLDERS' EQUITY
 Common stock............................          1       2,411      515        --      329       435         150
 Additional paid-in capital..............        379          --       --        --       --        --          --
 Retained earnings (accumulated
   deficit)..............................       (438)        602      559       106      371       330       1,038
 Less: Treasury stock....................         --          --       --        --       --        --        (130)
                                             -------      ------   ------    ------   ------    ------      ------
                                                 (58)      3,013    1,074       106      700       765       1,058
                                             -------      ------   ------    ------   ------    ------      ------
                                             $24,026      $8,515   $3,643    $4,302   $3,988    $2,214      $1,735
                                             =======      ======   ======    ======   ======    ======      ======

                                                                           SOUTHEAST SATELLITES
                                              GREENWOOD               -------------------------------
                                             SATELLITES                                                     PRO
                                           ---------------                                   SOUTHERN      FORMA        PRO
                                           METRO                       GEORGIA     OFFICE     OFFICE    ACQUISITION    FORMA
                                            DATA     BCB      SOS     IMPRESSION   EXPRESS    CENTRE    ADJUSTMENTS   COMBINED
                                           ------   ------   ------   ----------   -------   --------   -----------   --------
                                                                                                         (NOTE 2)
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............  $  116   $    5   $  758     $  307     $   27     $    4      $  (183)    $ 3,071
 Accounts receivable, net................     310       72      487        361        257        206           --      30,494
 Due from related parties................      --        1       --         --         --          5           --           6
 Due from affiliate......................      --       --       --         --         --         --         (120)         --
 Inventories.............................      16       31      132         54         13        124           --       3,369
 Other current assets....................      --        8        1          3         --          3           --       1,403
                                           ------   ------   ------     ------     ------     ------      -------     -------
   Total current assets..................     442      117    1,378        725        297        342         (303)     38,343
INVESTMENT IN AFFILIATE..................      --       --       --         --         --         --       (1,500)      1,318
DUE FROM STOCKHOLDER.....................      --       --       --         --         --         --           --         800
PROPERTY AND EQUIPMENT, NET..............      44       15      198         50        441         65         (421)      3,722
GOODWILL, NET............................      --       --       --         --         --         --       46,655      48,480
DEFERRED OFFERING COSTS..................      --                --         --         --         --           --       3,955
OTHER ASSETS.............................       4        9      100          1          2          8          140         614
                                           ------   ------   ------     ------     ------     ------      -------     -------
                                           $  490   $  141   $1,676     $  776     $  740     $  415      $44,571     $97,232
                                           ======   ======   ======     ======     ======     ======      =======     =======
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
 Short-term debt.........................  $   16   $   17   $   18     $   24     $   38     $  186      $   (33)    $ 9,221
 Accounts payable and accrued expenses...     184      212      465        167        180        286           --      31,208
 Due to related parties..................      --        8       --         --         --          9           (9)          8
 Due to affiliate........................      --       --       --         --         --         --         (120)         --
 Income taxes payable....................       2       --       30        125         26         --           --         557
 Liabilities to stockholders.............      --       --       --         --         --         --       16,560      16,638
                                           ------   ------   ------     ------     ------     ------      -------     -------
   Total current liabilities.............     202      237      513        316        244        481       16,398      57,632
DUE TO RELATED PARTIES...................      --        7       --         --         --         58          (58)        297
LONG-TERM DEBT...........................       9       17       --         --        339         --         (327)      1,510
LEASE OBLIGATIONS........................      --       --       49         --         --         --           --         708
DEFERRED INCOME TAXES....................      --       --       --         --         --         --           --         103
                                           ------   ------   ------     ------     ------     ------      -------     -------
                                              211      261      562        316        583        539       16,013      60,250
                                           ------   ------   ------     ------     ------     ------      -------     -------
STOCKHOLDERS' EQUITY
 Common stock............................      30        1       12         48         --         47       (3,975)          9
 Additional paid-in capital..............      --       --       --         --          1         15       37,021      37,416
 Retained earnings (accumulated
   deficit)..............................     249     (121)   1,102        544        156       (186)      (4,750)       (438)
 Less: Treasury stock....................      --       --       --       (132)        --         --          262          --
                                           ------   ------   ------     ------     ------     ------      -------     -------
                                              279     (120)   1,114        460        157       (124)      28,558      36,982
                                           ------   ------   ------     ------     ------     ------      -------     -------
                                           $  490   $  141   $1,676     $  776     $  740     $  415      $44,571     $97,232
                                           ======   ======   ======     ======     ======     ======      =======     =======


                                               PRO
                                              FORMA
                                            OFFERING        AS
                                           ADJUSTMENTS   ADJUSTED
                                           -----------   --------
                                            (NOTE 2)
                 ASSETS
CURRENT ASSETS
 Cash and cash equivalents...............    $ 6,387     $ 9,458
 Accounts receivable, net................         --      30,494
 Due from related parties................         --           6
 Due from affiliate......................         --          --
 Inventories.............................         --       3,369
 Other current assets....................         --       1,403
                                             -------     -------
   Total current assets..................      6,387      44,730
INVESTMENT IN AFFILIATE..................         --       1,318
DUE FROM STOCKHOLDER.....................         --         800
PROPERTY AND EQUIPMENT, NET..............         --       3,722
GOODWILL, NET............................         --      48,480
DEFERRED OFFERING COSTS..................     (3,955)         --
OTHER ASSETS.............................         --         614
                                             -------     -------
                                             $ 2,432     $99,664
                                             =======     =======
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
 Short-term debt.........................    $(9,019)    $   202
 Accounts payable and accrued expenses...         --      31,208
 Due to related parties..................         (8)         --
 Due to affiliate........................
 Income taxes payable....................         --         557
 Liabilities to stockholders.............    (16,638)         --
                                             -------     -------
   Total current liabilities.............    (25,665)     31,967
DUE TO RELATED PARTIES...................       (297)         --
LONG-TERM DEBT...........................     (1,510)         --
LEASE OBLIGATIONS........................         --         708
DEFERRED INCOME TAXES....................         --         103
                                             -------     -------
                                             (27,472)     32,778
                                             -------     -------
STOCKHOLDERS' EQUITY
 Common stock............................          5           9
 Additional paid-in capital..............     29,899      67,315
 Retained earnings (accumulated
   deficit)..............................         --        (438)
 Less: Treasury stock....................         --          --
                                             -------     -------
                                              29,904      66,886
                                             -------     -------
                                             $ 2,432     $99,664
                                             =======     =======


The accompanying notes are an integral part of this statement.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          OFFICE CENTRE
                                           CORPORATION                  NEW                        OFFICE
                                          (REGISTRANT)       TSR      ENGLAND    KING    SIERRA   SOLUTIONS   GREENWOOD
                                          -------------   ---------   -------   ------   ------   ---------   ---------
                                                          (NOTE 5)
Revenues................................     $2,600        $9,151     $4,132    $3,870   $3,459    $3,339      $2,718
Cost of revenues........................      1,307         6,201      3,074     2,461    2,396     2,456       1,738
                                             ------        ------     ------    ------   ------    ------      ------
    Gross margin........................      1,293         2,950      1,058     1,409    1,063       883         980
Operating expenses......................      2,226         2,465        849     1,235    1,063       698         701
Goodwill amortization...................         --            32          1         5       --        --          --
                                             ------        ------     ------    ------   ------    ------      ------
    Operating income (loss).............       (933)          453        208       169       --       185         279
Other income (expense)
  Interest income.......................         16            (4)        --        --        3         3          --
  Interest expense......................       (101)          (63)       (39)      (65)     (81)       (4)         --
  Other income (expense)................         --           (99)         4        --       19        --          --
                                             ------        ------     ------    ------   ------    ------      ------
    Income (loss) before taxes..........     (1,018)          287        173       104      (59)      184         279
Provision for income taxes..............       (302)          128          5        42      (16)       74           1
                                             ------        ------     ------    ------   ------    ------      ------
    Net income (loss)...................     $ (716)       $  159     $  168    $   62   $  (43)   $  110      $  278
                                             ======        ======     ======    ======   ======    ======      ======
Pro forma net income per share
  Basic and Diluted.....................
Shares used in computing pro forma net
  income per share
  Basic and Diluted.....................

                                            GREENWOOD                    SOUTHEAST SATELLITES
                                            SATELLITES              -------------------------------
                                          --------------                                   SOUTHERN          PRO FORMA
                                          METRO                      GEORGIA     OFFICE     OFFICE    -----------------------
                                          DATA     BCB      SOS     IMPRESSION   EXPRESS    CENTRE    ADJUSTMENTS   COMBINED
                                          -----   ------   ------   ----------   -------   --------   -----------   ---------
                                                                                                       (NOTE 3)
Revenues................................  $546    $  223   $1,526      $836       $796       $618       $   --      $  33,814
Cost of revenues........................   410       146    1,062       584        553        478           --         22,866
                                          ----    ------   ------      ----       ----       ----       ------      ---------
    Gross margin........................   136        77      464       252        243        140           --         10,948
Operating expenses......................   129        71      383       153        207        159       (1,319)         9,020
Goodwill amortization...................    --        --       --        --         --         --          294            332
                                          ----    ------   ------      ----       ----       ----       ------      ---------
    Operating income (loss).............     7         6       81        99         36        (19)       1,025          1,596
Other income (expense)
  Interest income.......................     1        --        7        --         --         --           --             26
  Interest expense......................    --        (1)      (2)       --        (12)       (12)         335            (45)
  Other income (expense)................    --        --       --        --          1         17           --            (58)
                                          ----    ------   ------      ----       ----       ----       ------      ---------
    Income (loss) before taxes..........     8         5       86        99         25        (14)       1,360          1,519
Provision for income taxes..............     2        --        5        39         11         --          751            740
                                          ----    ------   ------      ----       ----       ----       ------      ---------
    Net income (loss)...................  $  6    $    5   $   81      $ 60       $ 14       $(14)      $  609      $     779
                                          ====    ======   ======      ====       ====       ====       ======      =========
Pro forma net income per share
  Basic and Diluted.....................                                                                            $    0.09
                                                                                                                    =========
Shares used in computing pro forma net
  income per share
  Basic and Diluted.....................                                                                            8,500,000
                                                                                                                    =========

The accompanying notes are an integral part of this statement.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          OFFICE CENTRE
                                           CORPORATION                  NEW                        OFFICE
                                          (REGISTRANT)       TSR      ENGLAND    KING    SIERRA   SOLUTIONS   GREENWOOD
                                          -------------   ---------   -------   ------   ------   ---------   ---------
                                                          (NOTE 5)
Revenues................................     $2,786        $8,658     $3,547    $3,481   $2,924    $2,275      $2,051
Cost of revenues........................      1,404         5,775      2,597     2,199    1,979     1,647       1,328
                                             ------        ------     ------    ------   ------    ------      ------
    Gross margin........................      1,382         2,883        950     1,282      945       628         723
Operating expenses......................      1,092         2,458        856     1,162      936       646         582
Goodwill amortization...................         --            13         13         3       --        --          --
                                             ------        ------     ------    ------   ------    ------      ------
    Operating income (loss).............        290           412         81       117        9       (18)        141
Other income (expense)
  Interest income.......................         32            10         --        --       21         3          --
  Interest expense......................        (30)          (79)       (23)      (58)     (78)       (4)         --
  Other income (expense)................         --           (35)       (42)       --       --        --          --
                                             ------        ------     ------    ------   ------    ------      ------
    Income (loss) before taxes..........        292           308         16        59      (48)      (19)        141
Provision for income taxes..............        136           128          3         8      (20)       24           1
                                             ------        ------     ------    ------   ------    ------      ------
    Net income (loss)...................     $  156        $  180     $   13    $   51   $  (28)   $  (43)     $  140
                                             ======        ======     ======    ======   ======    ======      ======
Pro forma net income per share
  Basic and Diluted.....................
Shares used in computing pro forma net
  income per share
    Basic and Diluted...................

                                           GREENWOOD                   SOUTHEAST SATELLITES
                                           SATELLITES             -------------------------------
                                          ------------                                   SOUTHERN          PRO FORMA
                                          METRO                    GEORGIA     OFFICE     OFFICE    ------------------------
                                          DATA    BCB     SOS     IMPRESSION   EXPRESS    CENTRE    ADJUSTMENTS    COMBINED
                                          -----   ----   ------   ----------   -------   --------   -----------   ----------
                                                                                                     (NOTE 3)
Revenues................................  $502    $201   $1,334      $752       $703       $592        $  --      $   29,806
Cost of revenues........................   392     133      882       557        466        453           --          19,812
                                          ----    ----   ------      ----       ----       ----        -----      ----------
    Gross margin........................   110      68      452       195        237        139           --           9,994
Operating expenses......................    97      57      514       161        185        160         (575)          8,331
Goodwill amortization...................    --      --       --        --         --         --          294             323
                                          ----    ----   ------      ----       ----       ----        -----      ----------
    Operating income (loss).............    13      11      (62)       34         52        (21)         281           1,340
Other income (expense)
  Interest income.......................    --      --        9         2         --         --           --              77
  Interest expense......................    --      (3)      (2)       --        (12)       (10)         250             (49)
  Other income (expense)................    --     (21)      --        --         --         --           --             (98)
                                          ----    ----   ------      ----       ----       ----        -----      ----------
    Income (loss) before taxes..........    13     (13)     (55)       36         40        (31)         531           1,270
Provision for income taxes..............    --      --       (3)       10         16        (12)         346             637
                                          ----    ----   ------      ----       ----       ----        -----      ----------
    Net income (loss)...................  $ 13    $(13)  $  (52)     $ 26       $ 24       $(19)       $ 185      $      633
                                          ====    ====   ======      ====       ====       ====        =====      ==========
Pro forma net income per share
  Basic and Diluted.....................                                                                          $     0.07
                                                                                                                  ==========
Shares used in computing pro forma net
  income per share
    Basic and Diluted...................                                                                           8,500,000
                                                                                                                  ==========

The accompanying notes are an integral part of this statement.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     OFFICE CENTRE
                                      CORPORATION                  NEW                          OFFICE
                                     (REGISTRANT)       TSR      ENGLAND    KING     SIERRA    SOLUTIONS   GREENWOOD
                                     -------------   ---------   -------   -------   -------   ---------   ---------
                                                     (NOTE 5)
Revenues...........................     $11,002       $37,847    $14,665   $13,893   $12,215    $10,879     $ 8,920
Cost of revenues...................       5,489        26,304     10,975     8,780     8,095      7,971       5,885
                                        -------       -------    -------   -------   -------    -------     -------
    Gross margin...................       5,513        11,543      3,690     5,113     4,120      2,908       3,035
Operating expenses.................       4,981        10,621      3,226     4,690     3,829      2,653       2,652
Goodwill amortization..............          --            58        147        46        --         --          --
                                        -------       -------    -------   -------   -------    -------     -------
    Operating income (loss)........         532           864        317       377       291        255         383
Other income (expense)
  Interest income..................          84            15         --         1       130         10          --
  Interest expense.................        (189)         (283)      (141)     (254)     (326)       (14)         --
  Other income (expense)...........          --          (147)        --        --       (22)        --          --
                                        -------       -------    -------   -------   -------    -------     -------
    Income (loss) before taxes.....         427           449        176       124        73        251         383
Provision for income taxes.........         244           238         10        15        30        101           3
                                        -------       -------    -------   -------   -------    -------     -------
    Net income (loss)..............     $   183       $   211    $   166   $   109   $    43    $   150     $   380
                                        =======       =======    =======   =======   =======    =======     =======
Pro forma net income per share
  Basic and Diluted................
Shares used in computing pro forma
  net income per share
  Basic and Diluted................

                                        GREENWOOD                     SOUTHEAST SATELLITES
                                       SATELLITES                -------------------------------
                                     ---------------                                    SOUTHERN          PRO FORMA
                                     METRO                        GEORGIA     OFFICE     OFFICE    ------------------------
                                      DATA     BCB       SOS     IMPRESSION   EXPRESS    CENTRE    ADJUSTMENTS    COMBINED
                                     ------   ------   -------   ----------   -------   --------   -----------   ----------
                                                                                                    (NOTE 3)
Revenues...........................  $2,167   $  745   $ 5,484     $3,642     $2,856     $2,531      $    --     $  126,846
Cost of revenues...................   1,694      504     3,595      2,649      1,941      1,929           --         85,811
                                     ------   ------   -------     ------     ------     ------      -------     ----------
    Gross margin...................     473      241     1,889        993        915        602           --         41,035
Operating expenses.................     452      281     1,994        811        785        653       (3,174)        34,454
Goodwill amortization..............      --       --        --         --         --         --        1,168          1,419
                                     ------   ------   -------     ------     ------     ------      -------     ----------
    Operating income (loss)........      21      (40)     (105)       182        130        (51)       2,006          5,162
Other income (expense)
  Interest income..................       1       --        34          7         --         --           --            282
  Interest expense.................      (1)     (11)       (8)        (3)       (42)       (53)       1,150           (175)
  Other income (expense)...........      --      (18)      (23)        --         --         24           --           (186)
                                     ------   ------   -------     ------     ------     ------      -------     ----------
    Income (loss) before taxes.....      21      (69)     (102)       186         88        (80)       3,156          5,083
Provision for income taxes.........       4       --         6         52         16         --        1,882          2,601
                                     ------   ------   -------     ------     ------     ------      -------     ----------
    Net income (loss)..............  $   17   $  (69)  $  (108)    $  134     $   72     $  (80)     $ 1,274     $    2,482
                                     ======   ======   =======     ======     ======     ======      =======     ==========
Pro forma net income per share
  Basic and Diluted................                                                                              $     0.29
                                                                                                                 ==========
Shares used in computing pro forma
  net income per share
  Basic and Diluted................                                                                               8,500,000
                                                                                                                 ==========

The accompanying notes are an integral part of this statement.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

NOTE 1 -- ACQUISITION OF THE FOUNDING COMPANIES

     The following table sets forth the consideration to be paid (the "Purchase Consideration") in cash and shares of restricted Common Stock to the Founding Companies, and the allocation of the consideration to the net assets acquired and resulting goodwill at March 31, 1998. The number of shares to be issued to the Founding Companies is based upon the assumed Initial Public Offering ("IPO") price of $11 per share.


                                                                                      NET
                                          SHARES OF                                 ASSETS
                                           COMMON     VALUE OF       TOTAL       (LIABILITIES)
                                 CASH       STOCK      SHARES    CONSIDERATION     ACQUIRED      GOODWILL
                                -------   ---------   --------   -------------   -------------   --------
                                                         (DOLLARS IN THOUSANDS)
TSR(2)........................  $ 4,257     737,042   $ 8,107(1)    $12,364         $3,013       $ 9,351
New England...................    2,000     408,909     4,498(1)      6,498          1,074         5,424
King..........................    2,937     329,937     3,629         6,566            106         6,460
Sierra........................      272     441,920     4,861         5,133            700         4,433
Office Solutions..............    3,826     347,773     3,825         7,651            765         6,886
Greenwood.....................    2,650     595,455     6,550(1)      9,200          1,058         8,142
SOS...........................      600     264,545     2,910         3,510          1,114         2,396
Georgia Impression(3).........      325      88,773       977         1,302            277         1,025
Office Express(4).............      195     100,610     1,107         1,302             95         1,207
Southern Office Centre(5).....      300          --        --           300            (57)          357
Metro Data....................      531      39,518       435           966            279           687
BCB...........................      167          --        --           167           (120)          287
                                -------   ---------   -------       -------         ------       -------
                                $18,060   3,354,482   $36,899       $54,959         $8,304       $46,655
                                =======   =========   =======       =======         ======       =======


---------------


(1) Pursuant to the definitive merger agreements, as amended, between the Company and each of TSR, New England, and Greenwood, respectively, the Company, in its sole discretion, may substitute cash in the amount of $1 million with respect to each such transaction as consideration in lieu of $1 million of Common Stock otherwise deliverable under each such agreement.



(2) Cash includes the purchase of 1,250 shares of TSR stock for $1.5 million in September 1997.



(3) Net assets as of March 31, 1998 have been adjusted to reflect entitlement of Georgia Impression stockholders to cash in excess of $100,000 available at closing provided no amounts are outstanding under Georgia Impression's line of credit and all payables are current.



(4) Net assets as of March 31, 1998 have been adjusted to reflect the transfer of real estate valued at $421,000 (net of depreciation) and a related mortgage balance of $360,000 prior to closing.



(5) Net assets have been adjusted to reflect required conversion to equity prior to closing of debt owed by Southern to a stockholder in the amount of $67,000.


     The total Purchase Consideration does not reflect contingent consideration related to earn out arrangements included in the merger agreements for TSR, New England, King, Office Solutions and Greenwood.

     Office Centre Corporation has agreed to issue to the stockholders of TSR additional consideration based on TSR's 1998 earnings before interest, taxes and depreciation and amortization ("EBITDA") of up to $3 million in shares of restricted common stock, valued at the IPO price per share, to be deposited in escrow and released only if TSR achieves certain profitability objectives in 1998.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


     Office Centre Corporation will contingently issue to the sole stockholder of New England additional shares of restricted common stock equal to 4.5 times the increase in New England's 1998 EBITDA over its 1997 EBITDA, divided by the IPO price per share.



     Office Centre Corporation will contingently issue to the stockholders of King cash and shares of restricted common stock equal to 3.5 times the increase in King's 1998 EBITDA over its 1997 EBITDA, divided by the IPO price per share. The contingent consideration of cash and shares of restricted stock will be paid in the same ratio as the consideration of cash and shares of restricted stock set forth at the time of the Offering.



     Office Centre Corporation will contingently issue to the sole stockholder of Office Solutions additional shares of restricted common stock equal to 3.5 times the amount by which the actual EBITDA of Office Solutions for the twelve months following the acquisition exceeds the annualized EBITDA of Office Solutions for the period between January 1, 1998 and the date of the acquisition, divided by the IPO price per share.


     Office Centre Corporation will contingently issue to the stockholders of Greenwood cash and shares of restricted common stock equal to 3.05 times the amount of the increase in Greenwood's 1998 EBITDA over its 1997 EBITDA less an adjustment for owners' compensation in certain circumstances. The contingent consideration of cash and shares of restricted stock will be paid in the same ratio as the consideration of cash and shares of restricted stock set forth at the time of the Offering.


     The holders of all of the shares of restricted Common Stock to be issued as consideration for the Acquisitions have contractually agreed with the Company not to offer, sell or otherwise dispose of any of those shares for a period of 180 days after the Offering.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

     The following table summarizes unaudited pro forma combined balance sheet adjustments (amounts in thousands):


                                            ACQUISITION ADJUSTMENTS                   OFFERING ADJUSTMENTS
                                        --------------------------------   -------------------------------------------
                                                                TOTAL                                         TOTAL
                                                             ACQUISITION                                    OFFERING
                                          (A)        (B)     ADJUSTMENTS     (C)       (D)        (E)      ADJUSTMENTS
                                        --------   -------   -----------   -------   --------   --------   -----------
               ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........   $     --   $  (183)    $  (183)    $33,859   $(10,912)  $(16,560)   $  6,387
  Accounts receivable, net...........         --        --          --          --         --         --          --
  Due from related parties...........         --        --          --          --         --         --          --
  Due from affiliate.................         --      (120)       (120)         --         --         --          --
  Inventories........................         --        --          --          --         --         --          --
  Other current assets...............         --        --          --          --         --         --          --
                                        --------   -------     -------     -------   --------   --------    --------
        Total current assets.........         --      (303)       (303)     33,859    (10,912)   (16,560)      6,387
INVESTMENT IN AFFILIATE..............         --    (1,500)     (1,500)         --         --         --          --
DUE FROM STOCKHOLDER.................         --        --          --          --         --         --          --
PROPERTY AND EQUIPMENT, NET..........         --      (421)       (421)         --         --         --          --
GOODWILL, NET........................         --    46,655      46,655          --         --         --          --
DEFERRED OFFERING COSTS..............         --        --          --      (3,955)        --         --      (3,955)
OTHER ASSETS.........................         --       140         140          --         --         --          --
                                        --------   -------     -------     -------   --------   --------    --------
                                        $     --   $44,571     $44,571     $29,904   $(10,912)  $(16,560)   $  2,432
                                        ========   =======     =======     =======   ========   ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt....................   $     --   $   (33)    $   (33)    $    --   $ (9,019)  $     --    $ (9,019)
  Accounts payable and accrued
    expenses.........................         --        --          --          --         --         --          --
  Due to related parties.............         --        (9)         (9)         --         (8)        --          (8)
  Due to affiliate...................         --      (120)       (120)         --         --         --          --
  Income taxes payable...............         --        --          --          --         --         --          --
  Liabilities to stockholders........     16,560        --      16,560          --        (78)   (16,560)    (16,638)
                                        --------   -------     -------     -------   --------   --------    --------
        Total current liabilities....     16,560      (162)     16,398          --     (9,105)   (16,560)    (25,665)
DUE TO RELATED PARTIES...............         --       (58)        (58)         --       (297)        --        (297)
LONG-TERM DEBT.......................         --      (327)       (327)         --     (1,510)        --      (1,510)
LEASE OBLIGATIONS....................         --        --          --          --         --         --          --
DEFERRED INCOME TAXES................         --        --          --          --         --         --          --
                                        --------   -------     -------     -------   --------   --------    --------
                                          16,560      (547)     16,013          --    (10,912)   (16,560)    (27,472)
STOCKHOLDERS' EQUITY
  Common stock.......................         --    (3,975)     (3,975)          5         --         --           5
  Additional paid-in capital.........    (16,560)   53,581      37,021      29,899         --         --      29,899
  Retained earnings (deficit)........         --    (4,750)     (4,750)         --         --         --          --
  Less: treasury stock...............         --       262         262          --         --         --          --
                                        --------   -------     -------     -------   --------   --------    --------
                                                                                                                  --
    Total Stockholders' Equity.......    (16,560)   45,118      28,558      29,904         --         --      29,904
                                        --------   -------     -------     -------   --------   --------    --------
                                        $     --   $44,571     $44,571     $29,904   $(10,912)  $(16,560)   $  2,432
                                        ========   =======     =======     =======   ========   ========    ========


---------------

(a) Records a pro forma liability for the cash portion of the consideration to be paid to stockholders of the Founding Companies in connection with the Acquisitions less $1.5 million which was previously paid to TSR.

(b) Records the purchase of the Founding Companies by Office Centre Corporation, including consideration of $18.1 million in cash and issuance of 3,354,482 shares of restricted common stock valued at $11 per share (or $36.9 million) for a total estimated purchase price of $55 million. The excess of the purchase price over the estimated fair value of net assets

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


    acquired is $46.7 million. The adjustment also reflects a reduction of $421,000 in Property and Equipment, net and $360,000 in related short term and long term debt pertaining to a facility owned by one of the stockholders of the Founding Companies, the elimination of $120,000 in related party receivables and payables between Office Centre Corporation and certain Founding Companies, the exchange of debt for equity in one of the Founding Companies prior to the Offering; the entitlement to excess cash available at closing to one of the Founding Companies' owners, and the recording of goodwill associated with acquisition of a customer list by one of the Founding Companies.



(c) Records the cash proceeds from the issuance of shares of Office Centre Corporation Common Stock, net of estimated offering costs (based on an assumed initial public offering of $11 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees, printing expenses and consulting fees, including any fees pursuant to a financial advisory agreement with R.K. Grace & Company, a related party.


(d) Represents the repayment of $9 million in short-term debt, $1.4 million in long-term debt and $479,000 in payments to related parties.

(e) Records the use of Offering proceeds to pay the cash portion of the consideration due to the stockholders of the Founding Companies in connection with the Acquisitions.

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma combined statements of operations adjustments:

                                                    THREE MONTHS ENDED MARCH 31, 1998
                                        ---------------------------------------------------------
                                                                                       PRO FORMA
                                          (A)     (B)      (C)      (D)       (E)     ADJUSTMENTS
                                        -------   ----   -------   ------   -------   -----------
                                                         (AMOUNTS IN THOUSANDS)
Revenues..............................  $    --   $ --   $    --   $   --   $    --     $   --
Cost of revenues......................       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
  Gross margin........................       --     --        --       --        --         --
Operating expenses....................   (1,311)    (8)       --       --        --     (1,319)
Goodwill amortization.................       --     --       294       --        --        294
                                        -------   ----   -------   ------   -------     ------
  Operating income (loss).............    1,311      8      (294)      --        --      1,025
Other income (expenses)
  Interest income.....................       --     --        --       --        --         --
  Interest expense....................       --     --        --      335        --        335
  Other income (expense)..............       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
     Income (loss) before taxes.......    1,311      8      (294)     335        --      1,360
Provision for income taxes............       --     --        --       --       751        751
                                        -------   ----   -------   ------   -------     ------
     Net income (loss)................  $ 1,311   $  8   $  (294)  $  335   $  (751)    $  609
                                        =======   ====   =======   ======   =======     ======

                                                    THREE MONTHS ENDED MARCH 31, 1997
                                        ---------------------------------------------------------
                                                                                       PRO FORMA
                                          (A)     (B)      (C)      (D)       (E)     ADJUSTMENTS
                                        -------   ----   -------   ------   -------   -----------
                                                         (AMOUNTS IN THOUSANDS)
Revenues..............................  $    --   $ --   $    --   $   --   $    --     $   --
Cost of revenues......................       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
  Gross margin........................       --     --        --       --        --         --
Operating expenses....................     (570)    (5)       --       --        --       (575)
Goodwill amortization.................       --     --       294       --        --        294
                                        -------   ----   -------   ------   -------     ------
  Operating income (loss).............      570      5      (294)      --        --        281
Other income (expenses)
  Interest income.....................       --     --        --       --        --         --
  Interest expense....................       --     --        --      250        --        250
  Other income (expense)..............       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
     Income (loss) before taxes.......      570      5      (294)     250        --        531
Provision for income taxes............       --     --        --       --       346        346
                                        -------   ----   -------   ------   -------     ------
     Net income (loss)................  $   570   $  5   $  (294)  $  250   $  (346)    $  185
                                        =======   ====   =======   ======   =======     ======

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                      YEAR ENDED DECEMBER 31, 1997
                                        ---------------------------------------------------------
                                                                                       PRO FORMA
                                          (A)     (B)      (C)      (D)       (E)     ADJUSTMENTS
                                        -------   ----   -------   ------   -------   -----------
                                                         (AMOUNTS IN THOUSANDS)
Revenues..............................  $    --   $ --   $    --   $   --   $    --     $   --
Cost of revenues......................       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
  Gross margin........................       --     --        --       --        --         --
Operating expenses....................   (3,141)   (33)       --       --        --     (3,174)
Goodwill amortization.................       --     --     1,168       --        --      1,168
                                        -------   ----   -------   ------   -------     ------
  Operating income (loss).............    3,141     33    (1,168)      --        --      2,006
Other income (expenses)
  Interest income.....................       --     --        --       --        --         --
  Interest expense....................       --     --        --    1,150        --      1,150
  Other income (expense)..............       --     --        --       --        --         --
                                        -------   ----   -------   ------   -------     ------
     Income (loss) before taxes.......    3,141     33    (1,168)   1,150        --      3,156
Provision for income taxes............       --     --        --       --     1,882      1,882
                                        -------   ----   -------   ------   -------     ------
     Net income (loss)................  $ 3,141   $ 33   $(1,168)  $1,150   $(1,882)    $1,274
                                        =======   ====   =======   ======   =======     ======

---------------

(a) Reflects the net reduction in salaries, bonuses and benefits to the owners and officers of the Founding Companies and Office Centre Corporation to which they have agreed prospectively.

(b) Reflects occupancy costs reduced pursuant to lease agreement renegotiated with related parties.

(c) Reflects the amortization of goodwill to be recorded as a result of the Acquisitions over a 40-year period.

(d) Reflects a reduction of interest expense eliminated by the retirement of all interest-bearing debt from the proceeds of the Offering, excluding interest related to capital lease obligations.

(e) Reflects the incremental provision for Federal and state income taxes assuming all income is subject to a corporate income tax rate of 40% and that all goodwill amortization is non-deductible.

NOTE 4 -- EARNINGS PER SHARE

     Basic and diluted net income per share is computed by dividing net income by the 8,500,000 common shares outstanding upon the completion of the Acquisitions and the Offering. The dilutive effect of options outstanding have not been included in the computation as the effect is not material.

NOTE 5 -- THE SUPPLY ROOM ACQUISITION OF TOP


     In March 1998, TSR acquired the office and furniture supply operations known as Total Office Products ("TOP") from Baltimore Stationery Company, located in Baltimore, Maryland. The acquisition agreement requires a minimum purchase price of $613,000, plus additional amounts up to a maximum amount of $1,212,500 contingent upon future gross profit levels. The minimum purchase price was allocated principally to intangible assets, and has been included in the accompanying unaudited pro forma combined balance sheet.


     Pro forma revenues and the related expenses of the acquired business have been added to the results of operations of TSR for the period January 1, 1998 through the date of acquisition and for the first quarter of 1997 and calendar year ended December 31, 1997.


     The pro forma adjustments reflect: (i) the reduction in allocated overhead costs, which will not be incurred in the future and the addition of a contractual lease obligation, (ii) amortization of goodwill over forty years, customer lists over ten years and covenants not to compete over four years, and
(iii) assuming all income is

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

subject to a corporate income tax rate of 40% and that goodwill amortization is nondeductible, for income tax purposes.

     The pro forma combined statement of operations below gives effect to the transaction as if it had occurred on January 1, 1997:

                                                 THREE MONTHS ENDED MARCH 31, 1998
                                            --------------------------------------------
                                                                  PRO FORMA
                                                                   MERGER          AS
                                              TSR       TOP      ADJUSTMENTS    ADJUSTED
                                            -------    ------    -----------    --------
                                                       (AMOUNTS IN THOUSANDS)
Revenues..................................  $ 7,814    $1,337       $  --       $ 9,151
Cost of revenues..........................    5,239       962          --         6,201
                                            -------    ------       -----       -------
     Gross margin.........................    2,575       375          --         2,950
Operating expenses........................    2,162       350         (47)        2,465
Goodwill amortization.....................       26        --           6            32
                                            -------    ------       -----       -------
     Operating income.....................      387        25          41           453
Other income (expense)
  Interest income.........................       (4)       --          --            (4)
  Interest expense........................      (63)       --          --           (63)
  Other income (expense)..................      (99)       --          --           (99)
                                            -------    ------       -----       -------
     Income before taxes..................      221        25          41           287
Provision for income taxes................       89        11          28           128
                                            -------    ------       -----       -------
     Net income...........................  $   132    $   14       $  13       $   159
                                            =======    ======       =====       =======

                                                 THREE MONTHS ENDED MARCH 31, 1997
                                            --------------------------------------------
                                                                  PRO FORMA
                                                                   MERGER          AS
                                              TSR       TOP      ADJUSTMENTS    ADJUSTED
                                            -------    ------    -----------    --------
                                                       (AMOUNTS IN THOUSANDS)
Revenues..................................  $ 7,090    $1,568       $  --       $ 8,658
Cost of revenues..........................    4,686     1,089          --         5,775
                                            -------    ------       -----       -------
     Gross profit.........................    2,404       479          --         2,883
Operating expenses........................    2,091       435         (68)        2,458
Goodwill amortization.....................        4        --           9            13
                                            -------    ------       -----       -------
     Operating income.....................      309        44          59           412
Other income (expenses)
  Interest income.........................       10        --          --            10
  Interest expense........................      (79)       --          --           (79)
  Other income (expense)..................      (35)       --          --           (35)
                                            -------    ------       -----       -------
     Income before taxes..................      205        44          59           308
Provision for income taxes................       90        19          19           128
                                            -------    ------       -----       -------
     Net income...........................  $   115    $   25       $  40       $   180
                                            =======    ======       =====       =======

                OFFICE CENTRE CORPORATION AND FOUNDING COMPANIES

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                    YEAR ENDED DECEMBER 31, 1997
                                            --------------------------------------------
                                                                  PRO FORMA
                                                                   MERGER          AS
                                              TSR       TOP      ADJUSTMENTS    ADJUSTED
                                            -------    ------    -----------    --------
                                                       (AMOUNTS IN THOUSANDS)
Revenues..................................  $29,953    $7,894       $  --       $37,847
Cost of revenues..........................   20,778     5,526          --        26,304
                                            -------    ------       -----       -------
     Gross profit.........................    9,175     2,368          --        11,543
Operating expenses........................    8,699     2,195        (273)       10,621
Goodwill amortization.....................       24        --          34            58
                                            -------    ------       -----       -------
     Operating income.....................      452       173         239           864
Other income (expenses)
  Interest income.........................       15        --          --            15
  Interest expense........................     (283)       --          --          (283)
  Other income (expense)..................     (147)       --          --          (147)
                                            -------    ------       -----       -------
     Income before taxes..................       37       173         239           449
Provision for income taxes................       22        69         147           238
                                            -------    ------       -----       -------
     Net Income...........................  $    15    $  104       $  92       $   211
                                            =======    ======       =====       =======

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
  OFFICE CENTRE CORPORATION AND SUBSIDIARIES

     We have audited the accompanying consolidated balance sheets of Office Centre Corporation and Subsidiaries (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Office Centre Corporation and Subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 6, 1998 (except for
  Note C, as to which the

  date is July 10, 1998)

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------     MARCH 31,
                                                                 1996           1997           1998
                                                              -----------    -----------     ---------
                                                                                            (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   910,294    $   371,146    $ 1,394,704
  Accounts receivable, net of allowance for doubtful
    accounts of $261,583 in 1996, $341,292 in 1997 and
    $383,489 in 1998
    From members............................................   11,069,159     12,386,148     12,797,580
    Rebates from wholesalers................................    6,581,207      5,402,910      1,544,240
    Other programs..........................................      354,926      1,969,708      1,594,138
  Prepaid and other current assets..........................      130,854         74,375        202,302
  Prepaid and refundable income taxes.......................      440,490        283,061        201,719
  Deferred tax assets.......................................      136,510        114,176        421,176
                                                              -----------    -----------    -----------
      Total current assets..................................   19,623,440     20,601,524     18,155,859
INVESTMENT IN AFFILIATE.....................................           --      1,500,000      1,500,000
PROPERTY AND EQUIPMENT, NET.................................      245,363        406,319        415,411
DEFERRED OFFERING COSTS.....................................       92,386      2,958,772      3,954,691
                                                              -----------    -----------    -----------
                                                              $19,961,189    $25,466,615    $24,025,961
                                                              ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Line of credit............................................  $ 1,350,000    $ 5,615,000    $ 2,904,094
  Current portion of notes payable..........................       89,788         93,027         93,027
  Accounts payable -- trade.................................   12,632,453     13,648,225     17,233,078
  Rebates due to members
    Wholesaler program......................................    4,446,166      3,601,941      1,022,783
    Manufacturer program....................................      366,618      1,251,738      1,504,022
  Accrued expenses..........................................      198,907        653,879      1,089,002
  Due to King Office Supply, Inc............................           --         91,946        119,945
  Due to stockholders.......................................      564,193             --             --
                                                              -----------    -----------    -----------
      Total current liabilities.............................   19,648,125     24,955,756     23,965,951
NOTES PAYABLE -- LONG-TERM PORTION..........................      189,455         96,429         96,429
DEFERRED TAXES..............................................       23,818         21,805         21,805
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $.001 par value; 50,000,000 authorized
    shares; 1,355,091, 1,405,091 and 1,434,155 shares issued
    and outstanding at December 31, 1996 and 1997 and March
    31, 1998, respectively..................................        1,355          1,405          1,434
  Additional paid-in capital................................        3,307        113,257        378,228
  Retained earnings (accumulated deficit)...................       95,129        277,963       (437,886)
                                                              -----------    -----------    -----------
                                                                   99,791        392,625        (58,224)
                                                              -----------    -----------    -----------
                                                              $19,961,189    $25,466,615    $24,025,961
                                                              ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                    MARCH 31,
                                      ---------------------------------------    -------------------------
                                         1995          1996          1997           1997          1998
                                      -----------   -----------   -----------    -----------   -----------
                                                                                        (UNAUDITED)
Revenues
  Wholesaler program................  $ 9,759,585   $ 6,669,243   $ 5,425,774    $ 1,459,657   $ 1,173,714
  Manufacturer program..............    1,491,801     2,063,563     2,126,520        509,838       527,220
  Advertising and promotion
    income..........................    1,057,884       971,285     2,305,090        571,735       617,518
  Membership fees...................      328,537       360,293       303,345         76,260        51,126
  Other income......................      346,209       867,054       840,959        168,433       230,173
                                      -----------   -----------   -----------    -----------   -----------
                                       12,984,016    10,931,438    11,001,688      2,785,923     2,599,751
                                      -----------   -----------   -----------    -----------   -----------
Cost of revenues
  Wholesaler program................    7,261,353     4,446,162     3,571,285        960,757       800,000
  Other programs....................    1,353,525     1,485,708     1,917,229        442,881       506,878
                                      -----------   -----------   -----------    -----------   -----------
                                        8,614,878     5,931,870     5,488,514      1,403,638     1,306,878
                                      -----------   -----------   -----------    -----------   -----------
      Gross margin..................    4,369,138     4,999,568     5,513,174      1,382,285     1,292,873
Operating costs and expenses........    4,261,595     5,188,541     4,981,467      1,091,897     2,226,443
                                      -----------   -----------   -----------    -----------   -----------
      Operating income (loss).......      107,543      (188,973)      531,707        290,388      (933,570)
Other income (expense)
  Interest income...................       80,984        99,050        84,636         31,908        16,681
  Interest expense..................      (51,410)      (87,181)     (189,410)       (30,187)     (100,986)
                                      -----------   -----------   -----------    -----------   -----------
    Income (loss) before income
      taxes.........................      137,117      (177,104)      426,933        292,109    (1,017,875)
Provision for income taxes..........       56,513         8,418       244,099        135,773      (302,026)
                                      -----------   -----------   -----------    -----------   -----------
      NET INCOME (LOSS).............  $    80,604   $  (185,522)  $   182,834    $   156,336   $  (715,849)
                                      ===========   ===========   ===========    ===========   ===========
Net income (loss) per share of
  common stock
    Basic and Diluted...............  $       .06   $      (.14)  $       .13    $       .12   $      (.50)
                                      -----------   -----------   -----------    -----------   -----------
Weighted average common stock
  outstanding
    Basic and Diluted...............    1,355,091     1,355,091     1,371,758      1,355,091     1,434,155
                                      ===========   ===========   ===========    ===========   ===========

The accompanying notes are an integral part of these statements.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                 COMMON STOCK      ADDITIONAL
                                              ------------------    PAID-IN     RETAINED
                                               SHARES     AMOUNT    CAPITAL     EARNINGS      TOTAL
                                               ------     ------   ----------   --------      -----
Balance at January 1, 1995..................  1,355,091   $1,355    $  3,307    $ 200,047   $ 204,709
  Net income................................                                       80,604      80,604
                                              ---------   ------    --------    ---------   ---------
Balance at December 31, 1995................  1,355,091   1,355        3,307      280,651     285,313
  Net loss..................................                                     (185,522)   (185,522)
                                              ---------   ------    --------    ---------   ---------
Balance at December 31, 1996................  1,355,091   1,355        3,307       95,129      99,791
  Issuance of common stock in connection
     with employment agreement (Note H),
     50,000 shares at $2.20 per share, $.001
     par value..............................     50,000      50      109,950                  110,000
  Net income................................                                      182,834     182,834
                                              ---------   ------    --------    ---------   ---------
Balance at December 31, 1997................  1,405,091   1,405      113,257      277,963     392,625
  Issuance of common stock in connection
     with license agreement-related party...     29,064      29      264,971                  265,000
  Net loss (unaudited)......................                                     (715,849)   (715,849)
                                              ---------   ------    --------    ---------   ---------
Balance at March 31, 1998 (unaudited).......  1,434,155   $1,434    $378,228    $(437,886)  $ (58,224)
                                              =========   ======    ========    =========   =========

The accompanying notes are an integral part of this statement.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                  MARCH 31,
                                           ------------------------------------    -----------------------
                                              1995         1996         1997          1997         1998
                                           ----------   ----------   ----------    ----------   ----------
                                                                                         (UNAUDITED)
Cash flows from operating activities
  Net income (loss)......................  $   80,604   $ (185,522)  $  182,834    $  156,336   $ (715,849)
  Adjustments to reconcile net income
    (loss) to net cash (used in) provided
    by operating activities
    Depreciation and amortization........      35,735       48,723       69,326        24,786       25,148
    Deferred taxes.......................    (235,397)     143,078       20,321            --     (307,000)
    Stock compensation to officer........          --           --      110,000            --           --
    Stock issued pursuant to licensing
      agreement..........................          --           --                         --      265,000
    Provision for bad debts..............     169,633      217,846      109,943        25,986       42,197
    Changes in operating assets and
      liabilities Accounts receivable....  (1,511,459)    (361,096)  (1,863,417)    4,020,579    3,780,611
      Prepaid and refundable income
         taxes, net......................    (214,584)    (255,121)     157,509       136,773       81,342
      Prepaid expenses and other current
         assets..........................      (2,647)     (94,251)      53,664        94,314     (128,611)
      Accounts payable...................   1,087,045      708,748      171,547    (3,738,995)   1,007,695
      Rebates due members................     200,654       36,879      885,120     1,088,847      252,284
      Due to affiliate...................          --           --       91,946            --       27,999
      Accrued expenses...................     (62,234)    (182,562)     454,972        75,351      433,123
                                           ----------   ----------   ----------    ----------   ----------
  Net cash (used in) provided by
    operating activities.................    (452,650)      76,722      443,765     1,883,977    4,763,939
                                           ----------   ----------   ----------    ----------   ----------
Cash flows from investing activities
  Purchase of property and equipment.....     (29,507)    (142,989)    (227,547)      (27,707)     (33,556)
  Investment in affiliate................          --           --   (1,500,000)           --           --
                                           ----------   ----------   ----------    ----------   ----------
    Net cash used in investing
      activities.........................     (29,507)    (142,989)  (1,727,547)      (27,707)     (33,556)
                                           ----------   ----------   ----------    ----------   ----------
Cash flows from financing activities
    Net borrowings (payments) under line
      of credit..........................     100,000      250,000    4,265,000    (1,135,000)  (2,710,906)
    Payments on long-term debt...........          --      (86,703)     (89,787)           --           --
    Loans (repayments) from
      stockholders.......................     442,461     (126,463)    (564,193)     (564,193)          --
    Initial public offering costs........          --      (92,386)  (2,866,386)      (65,257)    (995,919)
    Purchase of treasury stock...........    (287,053)
                                                                --           --            --           --
                                           ----------   ----------   ----------    ----------   ----------
    Net cash provided by (used in)
      financing activities...............     255,408      (55,552)     744,634    (1,764,450)  (3,706,825)
                                           ----------   ----------   ----------    ----------   ----------
  NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS.................    (226,749)    (121,819)    (539,148)       91,820    1,023,558
Cash and cash equivalents at beginning of
  period.................................   1,258,862    1,032,113      910,294       910,294      371,146
                                           ----------   ----------   ----------    ----------   ----------
Cash and cash equivalents at end of
  period.................................  $1,032,113   $  910,294   $  371,146    $1,002,114   $1,394,704
                                           ==========   ==========   ==========    ==========   ==========
Supplemental disclosures of cash flow
  information:
    Cash paid during the period for
      Interest...........................  $   50,802   $   84,346   $  159,216    $   29,187   $  123,218
      Taxes..............................     506,494      120,461       76,000            --           --

During 1995, the repurchase of $365,946 of treasury stock was financed through the issuance of a note payable to the former stockholder.

The accompanying notes are an integral part of these statements.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- DESCRIPTION OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Formation of the Company

     Office Centre Corporation (the "Company") was founded in October 1996 to create a nationwide office products supplier, serving primarily small and medium sized corporate customers. During 1997, the Company acquired all of the outstanding shares of UDI Corp. and UDI II Corp. (collectively referred to as "UDI") in a stock-for-stock exchange. The transaction was accounted for as a reverse acquisition with the results of UDI's operations presented on a historical basis as the results of the Company. The stock exchange is reflected in stockholders' equity for all periods presented along with the retirement of previously acquired treasury stock.

     UDI is an office products buying group. Members receive the benefit of UDI's consolidated buying power and the more favorable purchasing terms it receives with industry manufacturers and wholesalers.

  Acquisitions and Public Offering


     During 1997 and 1998, the Company entered into definitive agreements to acquire twelve commercial office products businesses. The companies to be acquired are The Supply Room Companies, Inc. (the "Supply Room"), New England Office Supply, Inc., King Office Supply, Inc., Sierra Office Systems and Products, Inc., Office Solutions Business Products and Services, Inc., Greenwood Outfitters, Inc., SOS Office Supply Company, Georgia Impression Products, Inc., Office Express, Inc., Southern Office Centre, Inc., Metro Data Supply, Inc. and BCB Office Products Company (collectively referred to as the "Founding Companies"), ten of which are members of UDI. These acquisitions will occur simultaneously with and conditioned on the closing of a contemplated initial public offering (the "Offering") and will be accounted for using the purchase method of accounting. The expected aggregate consideration that will be paid by the Company to acquire approximately $8.3 million of net assets of the Founding Companies is approximately $18.1 million in cash and shares of the Company's common stock valued at approximately $36.9 million, including $1.5 million paid to the Supply Room in September 1997 (see Note E).


     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

  Basis of Presentation


     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries UDI I and UDI II.


     All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

  Interim Reporting

     The accompanying condensed financial information as of the three months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

  Revenue Recognition

     UDI recognizes revenue on the accrual basis for: (i) periodic buying group fees of 1% to 2% of member purchases from manufacturers and (ii) annual rebate income from manufacturers and wholesalers paid to UDI primarily based on the volume of member purchases. Portions of such rebates, which are determined by management of the Company, are passed on to certain eligible members and accrued as an operating expense. Revenue is also recognized for membership fees and other programs offered to UDI's members on the accrual method.

     The volume of gross purchases generated by UDI members with manufacturers was $65,354,000, $81,642,000 and $94,456,000 for the years ended December 31,
1995, 1996 and 1997, respectively, and $23,053,000 and $24,787,000 for the three months ended March 31, 1997 and 1998, respectively.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Deferred Offering Costs

     Deferred offering costs incurred in connection with the Company's contemplated Offering amounted to approximately $92,000, $2,867,000, and $996,000 during the years ended December 31, 1996 and 1997, and the three-month period ended March 31, 1998, respectively. Such deferred offering costs will be charged against the proceeds of such Offering when completed. In the event the Offering is unsuccessful, such costs would be charged against earnings.

  Property and Equipment

     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization expense is recorded on the straight-line basis over the estimated useful lives of the assets. Repairs and maintenance are charged directly to expense as incurred.

  Earnings Per Share

     As of December 31, 1997, the Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share," which was also applied to December 31, 1996 and 1995. Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. The dilutive effect of options outstanding has not been included in the computation of earnings per share as the effect is not material (see Note J).

  Income Taxes

     Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and loss carryforwards and tax credit carryforwards for which income tax benefits

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

are expected to be realized in future years. A valuation allowance has been established to reduce deferred tax assets as it is more likely than not that some portion of such deferred tax assets will not be realized. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     Financial instruments consist principally of cash and cash equivalents, line of credit and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                       DECEMBER 31,
                                                    -------------------   MARCH 31,     ESTIMATED
                                                      1996       1997       1998      USEFUL LIVES
                                                    --------   --------   ---------   -------------
Office furniture and fixtures.....................  $350,176   $564,802   $574,089    5 to 7 years
Leasehold improvements............................    29,089     42,010     66,279    3 to 10 years
                                                    --------   --------   --------
                                                     379,265    606,812    640,368
Less accumulated depreciation and amortization....   133,902    200,493    224,957
                                                    --------   --------   --------
                                                    $245,363   $406,319   $415,411
                                                    ========   ========   ========

     Depreciation and amortization expense amounted to $32,719, $45,707 and $66,591 for the years ended December 31, 1995, 1996 and 1997, respectively, and $24,366 and $24,464 for the three months ended March 31, 1997 and 1998, respectively.

NOTE C -- LINE OF CREDIT


     As of December 31, 1997, UDI had a demand line of credit with First Union National Bank (formerly CoreStates Bank NA) ("First Union") which allowed the Company to borrow a maximum of $10,000,000 at a rate of .5% above prime (8.75% at December 31, 1997). The line was collateralized by all of the assets of UDI. As of December 31, 1997 and March 31, 1998, the Company had $5,615,000 and $2,904,000, respectively, outstanding under this line. As of December 31, 1996, the Company had $1,350,000 outstanding under a similar line. Availability under the line is based primarily on 85% of certain eligible accounts receivable plus 60% of eligible inventory.



     On July 10, 1998, the Company obtained a $35 million a revolving credit facility from First Union which replaced a prior $10 million facility. Amounts outstanding bear interest at the prime lending rate plus an applicable margin of up to .75% or LIBOR plus an applicable margin of up to 2.5%. The Company's obligations under the revolving credit facility are to be guaranteed by the current and future subsidiaries of the Company and are secured by a priority security interest in substantially all other assets of the Company. Pursuant to the First Union commitment, the revolving credit facility contains customary covenants, including restrictions on other indebtedness, approval of acquisitions in excess of $20 million (and certain acquisitions greater than $5 million depending on the percentage of consideration paid in cash or stock), limits on capital expenditures, restrictions on transactions with affiliates and sales of assets, as well as various financial covenants. The Company paid a financing fee of $150,000 for the facility and pays a commitment fee of .375% per annum on the daily average of the unused portion of the credit facility. Prior to completion of an IPO the Company's borrowings under the facility are limited to $10 million. Borrowings under the facility are limited to $25 million in the event the proceeds from an IPO does not exceed $25 million.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     In the event the Company does not complete its IPO by December 31, 1998, maximum outstanding borrowings based on UDI's receivables shall be reduced commencing on March 31, 1999 to $6,000,000 and further reductions through December 31, 1999 to $3,000,000.

     The line is collateralized by all of UDI's assets and guaranteed by the Company. Among other provisions, the demand line agreement provides that: (i) the annual compensation paid to the president of UDI does not exceed $200,000 and (ii) a maximum amount of $7,500,000 on this line may be used by the Company for nonoperational purposes in connection with the Offering and anticipated business acquisitions.

NOTE D -- INCOME TAXES

     The provision for income taxes is comprised of:

                                               DECEMBER 31,                    MARCH 31,
                                     --------------------------------    ---------------------
                                       1995        1996        1997        1997        1998
                                     --------    --------    --------    --------    ---------
Federal
  Current provision (benefit)......  $220,930    $(28,840)   $169,887    $102,947    $   3,780
  Current refundable...............        --     (75,210)         --          --           --
  Deferred taxes...................  (179,599)    105,542      15,444          --     (250,000)
                                     --------    --------    --------    --------    ---------
                                       41,331       1,492     185,331     102,947     (246,220)
                                     --------    --------    --------    --------    ---------
State
  Current provision (benefit)......    70,980      (5,960)     53,891      32,826        1,194
  Current refundable...............        --     (24,650)         --          --           --
  Deferred taxes...................   (55,798)     37,536       4,877          --      (57,000)
                                     --------    --------    --------    --------    ---------
                                       15,182       6,926      58,768      32,826      (55,806)
                                     --------    --------    --------    --------    ---------
                                     $ 56,513    $  8,418    $244,099    $135,773    $(302,026)
                                     ========    ========    ========    ========    =========

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

                                                          DECEMBER 31,            MARCH 31,
                                                     -----------------------    --------------
                                                     1995     1996     1997     1997     1998
                                                     -----    -----    -----    -----    -----
Current "expected" provision (benefit) for Federal
  income taxes.....................................   34.0%   (34.0)%   34.0%    34.0%   (34.0)%
State and local taxes, net of Federal income tax
  benefit..........................................    7.3      2.6      9.1      7.5     (6.2)
Allocations to Canadian operations.................     --     28.6       .8       --       --
Other..............................................   (0.1)     7.6     13.3      5.0     10.5
                                                     -----    -----    -----    -----    -----
                                                      41.2%     4.8%    57.2%    46.5%   (29.7)%
                                                     =====    =====    =====    =====    =====

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                                 DECEMBER 31,
                                                              -------------------   MARCH 31,
                                                                1996       1997       1998
                                                              --------   --------   ---------
Deferred tax assets
  Reserve for bad debts.....................................  $150,339   $134,631   $134,631
  Accrued compensation expense..............................                         187,000
  Nondeductible accruals....................................                         120,000
  Net operating loss carryforward -- Canadian subsidiary....    59,521     63,420     63,420
  Other items...............................................     9,049      8,089      8,089
                                                              --------   --------   --------
                                                               218,909    206,140    513,140
Valuation allowance.........................................   (82,399)   (91,964)   (91,964)
                                                              --------   --------   --------
     Net deferred tax assets................................   136,510    114,176    421,176
Deferred tax liability
  Accelerated depreciation..................................   (23,818)   (21,805)   (21,805)
                                                              --------   --------   --------
     Net deferred taxes.....................................  $112,692   $ 92,371   $399,371
                                                              ========   ========   ========

NOTE E -- DUE TO AFFILIATES AND STOCKHOLDERS

  Transactions With King


     As of December 31, 1997, the amount due to King Office Supply, Inc. ("King") is comprised of disbursements made by King on behalf of the Company for various operating expenses totalling $142,179 during the year ended December 31, 1997 and $59,495 for the three months ended March 31, 1998. The Chief Executive Officer of the Company is an officer, director and controlling shareholder of King.


     The Company has accounts receivable due from King for direct manufacturers' purchases which amounted to $32,584 and $133,566 at December 31, 1996 and 1997, respectively, and $239,258 for the three months ended March 31, 1998. In addition, the Company has accounts payable due to King for wholesaler rebates accrued during the year which amounted to $30,227 and $47,758 at December 31, 1996 and 1997, respectively, and $10,900 for the three months ended March 31, 1998.

  Transactions With The Supply Room

     In September 1997, the Company purchased 10% of the outstanding common stock of The Supply Room for $1,500,000.

  Due to Stockholders

     Due to stockholders represents loans made to the Company by certain stockholders at an interest rate of 7%. These amounts were fully repaid by the Company in 1997.

NOTE F -- PROFIT SHARING PLAN

     The Company has established a profit sharing plan covering substantially all employees who meet eligibility requirements. Contributions are made annually at the discretion of the board of directors and are funded prior to the filing of the Company's Federal tax return. Plan expense for 1995, 1996 and 1997 was approximately $100,000, $100,000 and $30,000, respectively.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE G -- STOCK REDEMPTION


     During 1995, pursuant to a stock redemption agreement, 750 shares of stock in UDI Corp. and 1,000 shares of stock in UDI II Corp. were purchased, from one of their stockholders at a cost of $203,501 and $449,498, respectively. The redemption agreement provides for: (i) a $272,500 cash payment, (ii) a note payable in the amount of $100,000 at a 5% interest rate, and (iii) cash installment payments of $75,000 per year for four years. The note payable outstanding, net of a 5% discount on the installment payment is as follows:


                                                                 DECEMBER 31,
                                                              -------------------   MARCH 31,
                                                                1996       1997       1998
                                                              --------   --------   ---------
Amounts outstanding.........................................  $279,243   $189,456   $189,456
Less current portion........................................    89,788     93,027     93,027
                                                              --------   --------   --------
Long-term...................................................  $189,455   $ 96,429   $ 96,429
                                                              ========   ========   ========

     The long-term portion of the outstanding principal on this note of $96,429 at March 31, 1998 is scheduled to be repaid in 1999.

NOTE H -- COMMITMENTS AND CONTINGENCIES

  Operating Leases


     The Company leases office space under operating leases of which two leases are on month-to-month terms and one lease has a term expiring in 1999, with the related lessor being a founder of the Company and a former officer of UDI. Remaining future minimum lease payments under this related party operating lease are as follows:


                  YEAR ENDING DECEMBER 31,
                  ------------------------
1998........................................................  $   37,751
1999........................................................      33,204
                                                              ----------
                                                              $   70,955
                                                              ==========

     Total rental expense paid by the Company was $35,636, $76,216 and $114,256 for the years ended December 31, 1995, 1996 and 1997, respectively, which comprised $27,904, $36,328 and $48,958 paid to the related party in those years, respectively, and $11,388 and $13,034 for the three months ended March 31, 1997 and 1998, respectively.

  Consulting Agreement

     Pursuant to a Financial Advisory Agreement, the Company has retained R.K. Grace & Company ("R.K. Grace") to provide financial advice in connection with its business plan and its acquisition program, from February 1, 1997 through December 31, 1998. A founder and former director and officer of the Company is the Chief Executive Officer and a founder of R.K. Grace. R.K. Grace receives a monthly fee of $5,000 plus expenses and, in the event that the Offering closes during the term of the agreement, it will receive $587,500 in cash and $1,175,000 in the form of unregistered shares of common stock valued at the initial public offering price per share. Also pursuant to the Financial Advisory Agreement, the Company has issued 47,732 shares of common stock to the former officer. The Company paid consulting fees and expenses to R.K. Grace & Company of approximately $97,200 for services during the year ended December 31, 1997 and $15,000 for the three months ended March 31, 1998.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

  Employment Contracts


     As of December 31, 1997, the Company was obligated under separate employment contracts with three officers of the Company. The contracts contain employment terms expiring at various dates through the third anniversary of the offering and provide for, among other things, annual compensation, performance bonuses, certain fringe benefits and life insurance and noncompetition agreements. Historical compensation expense to key officers for the years ended December 31, 1995, 1996 and 1997 and the three-month periods ended March 31, 1997 and 1998 amounted to $1,528,000, $1,575,000, $1,439,000, $318,000 and
$746,000, respectively. Remaining future annual salaries with respect to these contracts are as follows:



Year ending December 31,
  1998...................................................  $  635,000
  1999...................................................     635,000
  2000...................................................     635,000
  2001...................................................     400,000
                                                           ----------
                                                           $2,305,000
                                                           ==========


     In September 1997, the Company issued 50,000 shares of common stock to an officer in connection with an employment agreement. Accordingly, $110,000 was included in operating costs and expensed to record the compensatory issuance of these 50,000 shares having a fair value of $2.20 per share (based on an externally prepared valuation).

  Dispute With Third-Party Administrator

     During June 1994, a health plan was established for the employees of UDI and its buying groups' members. The health plan was organized as a legal entity, UDI-Cooperative Health Plan ("UDI-CHP"), separate and apart from the UDI buying groups and the Company. During 1996, a third-party benefit administrator ("TPA") to the plan advised UDI-CHP and UDI that they were obligated to reimburse the TPA for certain underfunded claims incurred and paid through September 1997. UDI-CHP disputed such claims on the basis of errors committed by the TPA in calculating adequate premiums. UDI disputed the claims as unenforceable as UDI is a separate entity and only UDI-CHP is contractually bound to the TPA. Both parties to the dispute claim approximately $1 million in damages from the other. The Company has been advised by legal counsel that a materially adverse effect on the Company as a result of this dispute would be remote.

  Concentrations

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable from members. Management continually monitors the financial condition of its members to reduce the risk of loss. In addition, the Company maintains credit insurance or has obtained irrevocable letters of credit equal to each member's average monthly purchases, thus reducing its exposure to credit risk.


     The operations of the Company depend to a great degree on two national wholesalers, S. P. Richards and United Stationers. For the fiscal year ended December 31, 1997 these two national wholesalers accounted for approximately 60% of the products purchased by the Founding Companies. Although alternative wholesalers may exist for products distributed by the Company, the loss of either of the two national wholesalers as a source of product could have a material adverse effect on the Company.

                   OFFICE CENTRE CORPORATION AND SUBSIDIARIES

                        December 31, 1995, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE I -- LICENSE AGREEMENT -- RELATED PARTY


     On January 9, 1998, the Company entered into a license agreement with the son of a stockholder of the Company. Pursuant to the license agreement, the Company was granted a royalty-free, perpetual license to use the marketing concept and name "Smart Consumer" in the office products, office services and office furniture business worldwide (the "License"). In consideration of the License, the Company issued 29,064 shares of its common stock and, if the Company exploits the License in Taiwan, agreed to pay an additional fee of 15% of all profits therefrom. Under certain conditions, the licensor will have a 30-day option to repurchase the License for either $500,000 in cash or 14,532 shares of the Company's common stock. The aggregate value of the shares, which was $265,000, was charged to operations during the three months ended March 31, 1998.


NOTE J -- SUBSEQUENT EVENTS

  1998 Stock Option Plan


     In March 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee, which consists of four directors, two of which are independent members of the board of directors. Pursuant to the Plan, the Company may grant options to purchase up to 1,500,000 shares of Common Stock to officers, directors, consultants and employees of the Company, its subsidiaries and affiliates. Such options may be either incentive stock options or options which do not qualify for treatment as incentive stock options. The Plan also provides for the grant of stock appreciation rights ("SARs") in conjunction with all or part of any stock option granted under the Plan. SARs are exercisable at such time and to the extent as the stock options to which they relate.


     As of March 31, 1998, no options or SARs have been granted under the Plan.

  Stock Split


     The Board of Directors will approve a one-for 3.36 reverse stock split of the Company's common stock upon the consummation of the offering, and will be effective as of that date. All share, per share, and other financial information contained in this report have been adjusted to reflect the impact of the proposed common stock reverse split.


  Officer Compensation

     In May 1998, the Company granted to two executive officers bonuses aggregating $352,000. The Company recorded compensation expense for that amount during the three months ended March 31, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  THE SUPPLY ROOM COMPANIES, INC.

     We have audited the accompanying balance sheets of The Supply Room Companies, Inc. (the "Company"), as of September 27, 1996 and October 3, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended September 27, 1996 and October 3, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Supply Room Companies, Inc., as of September 27, 1996 and October 3, 1997 and the results of its operations and its cash flows for the fiscal years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 19, 1998

                        THE SUPPLY ROOM COMPANIES, INC.

                                 BALANCE SHEETS

                                                        SEPTEMBER 27,    OCTOBER 3,     MARCH 31,
                                                            1996            1997          1998
                                                        -------------    ----------    -----------
                                                                                       (UNAUDITED)
                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents...........................   $   25,770      $  103,260    $    4,592
  Accounts receivable, net of allowance for doubtful
     accounts of $29,915 in 1996 and 1997, $45,000 at
     March 31, 1998...................................    3,582,101       4,024,650     3,707,255
  Inventories.........................................    1,489,834       1,463,298     1,324,369
  Prepaid expenses and other current assets...........        7,836          10,500       100,168
  Income tax receivable...............................       11,185              --            --
  Deferred tax benefit................................       14,967          14,571        54,705
  Due from affiliate..................................           --         400,000            --
  Due from related party -- current portion...........           --          26,194            --
                                                         ----------      ----------    ----------
          Total current assets........................    5,131,693       6,042,473     5,191,089
PROPERTY AND EQUIPMENT -- NET.........................      629,440         832,016       900,317
OTHER ASSETS
  Investment in affiliate.............................      200,000       1,489,718     1,317,913
  Goodwill, net of accumulated amortization...........      196,135         483,045       952,774
  Due from related party, net of current portion......           --         104,777            --
  Security deposits and other assets..................       27,664          35,653       153,584
                                                         ----------      ----------    ----------
                                                            423,799       2,113,193     2,424,271
                                                         ----------      ----------    ----------
                                                         $6,184,932      $8,987,682    $8,515,677
                                                         ==========      ==========    ==========
                   LIABILITIES AND
                 STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Line of credit......................................   $2,368,670      $1,806,132    $1,589,097
  Current portion of long-term debt...................      163,255         624,866       316,703
  Current maturities of capital lease obligations.....       48,728          54,727        62,394
  Accounts payable -- trade...........................    1,696,537       2,326,444     2,271,180
  Accrued expenses and other current liabilities......      331,896         452,991       210,887
  Due to related parties -- current portion...........           --          51,146            --
  Income taxes payable................................           --          24,795        44,918
                                                         ----------      ----------    ----------
          Total current liabilities...................    4,609,086       5,341,101     4,495,179
LONG-TERM DEBT, NET...................................      212,622         257,171       501,281
DUE TO RELATED PARTIES, NET...........................      290,000         266,886       290,000
CAPITAL LEASE OBLIGATIONS, NET........................      181,380         126,653       154,303
DEFERRED INCOME TAXES.................................       38,209          29,024        62,436
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock: no par value, 15,000 authorized
     shares; 10,000, 11,970 and 11,970 shares issued
     at September 27, 1996, October 3, 1997 and March
     31, 1998, respectively...........................      441,496       2,410,821     2,410,821
  Retained earnings...................................      412,139         556,026       601,657
                                                         ----------      ----------    ----------
                                                            853,635       2,966,847     3,012,478
                                                         ----------      ----------    ----------
                                                         $6,184,932      $8,987,682    $8,515,677
                                                         ==========      ==========    ==========

The accompanying notes are an integral part of these statements.

                        THE SUPPLY ROOM COMPANIES, INC.

                            STATEMENTS OF OPERATIONS

                                                 YEAR ENDED                  SIX MONTHS ENDED
                                        ----------------------------    --------------------------
                                        SEPTEMBER 27,    OCTOBER 3,      MARCH 31,      MARCH 31,
                                            1996            1997           1997           1998
                                        -------------    -----------    -----------    -----------
                                                                               (UNAUDITED)
Net sales.............................   $24,869,002     $30,027,157    $14,381,474    $15,031,798
Cost of goods sold....................    17,133,959      20,777,574      9,814,388     10,367,942
                                         -----------     -----------    -----------    -----------
          Gross margins...............     7,735,043       9,249,583      4,567,086      4,663,856
Operating costs and expenses..........     7,430,712       8,667,132      4,140,368      4,288,339
                                         -----------     -----------    -----------    -----------
          Operating income............       304,331         582,451        426,718        375,517
Other income (expense)
  Interest income.....................        40,055          29,105         31,270          2,394
  Interest expense....................      (217,022)       (272,312)      (138,941)      (133,356)
  Equity in net loss of affiliated
     companies........................            --        (104,311)       (47,039)      (147,205)
  Other income (expense)..............            --              --          1,475         (5,318)
                                         -----------     -----------    -----------    -----------
          Income before provision for
            income taxes..............       127,364         234,933        273,483         92,032
Provision for income taxes............        45,595          91,046        116,622         46,401
                                         -----------     -----------    -----------    -----------
          NET INCOME..................   $    81,769     $   143,887    $   156,861    $    45,631
                                         ===========     ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                        THE SUPPLY ROOM COMPANIES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                  COMMON STOCK
                                                              --------------------    RETAINED
                                                              SHARES     AMOUNTS      EARNINGS
                                                              ------    ----------    --------
Balance at September 30, 1995...............................  10,000    $  441,496    $330,370
  Net income................................................      --            --      81,769
                                                              ------    ----------    --------
Balance at September 27, 1996...............................  10,000       441,496     412,139
  Net income................................................      --            --     143,887
  Common stock issued.......................................   1,970     1,969,325          --
                                                              ------    ----------    --------
Balance at October 3, 1997..................................  11,970     2,410,821     556,026
  Net income (unaudited)....................................      --            --      45,631
                                                              ------    ----------    --------
Balance at March 31, 1998 (unaudited).......................  11,970    $2,410,821    $601,657
                                                              ======    ==========    ========

The accompanying notes are an integral part of this statement.

                        THE SUPPLY ROOM COMPANIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED              SIX MONTHS ENDED
                                                              ---------------------------   ---------------------
                                                              SEPTEMBER 27,   OCTOBER 3,    MARCH 31,   MARCH 31,
                                                                  1996           1997         1997        1998
                                                              -------------   -----------   ---------   ---------
                                                                                                 (UNAUDITED)
Cash flows from operating activities
  Net income................................................   $   81,769     $   143,887   $156,861    $  45,631
  Adjustment to reconcile net income to net cash (used in)
    provided by operating activities
      Deferred income taxes -- net..........................       10,682          (8,789)    29,391       (6,188)
      Depreciation and amortization.........................      172,559         202,241     98,205      166,211
      Provision for bad debts...............................       12,597              --         --           --
      (Gain) loss on sale of fixed assets...................       (5,778)             --         --        5,318
      Equity in net loss of affiliated companies............           --         104,311     47,039      147,205
      Related party notes receivable foregiveness...........           --              --         --      130,971
      Changes in operating assets and liabilities
        Accounts receivable.................................     (935,610)       (150,035)   162,642      317,395
        Inventories.........................................     (231,561)         80,094   (258,750)     138,929
        Prepaid expenses and other current assets...........       54,029          (1,452)   (48,067)     (89,668)
        Income taxes receivable.............................      (11,185)         11,185     11,185           --
        Other assets........................................       (1,771)         (7,989)   (26,230)       2,069
        Accounts payable -- trade...........................      133,801         531,051    259,973      (55,264)
        Accrued expenses and other current liabilities......      123,823          81,771    (10,877)    (242,104)
        Income taxes payable................................      (21,691)         24,795     70,214       20,123
                                                               ----------     -----------   ---------   ---------
      Net cash (used in) provided by operating activities...     (618,336)      1,011,070    491,586      580,628
                                                               ----------     -----------   ---------   ---------
Cash flows from investing activities
  Investment in affiliate...................................           --      (1,546,258)   (13,506)          --
  Purchase of property, plant and equipment.................     (172,234)       (138,460)  (116,341)    (189,999)
  Acquisition of businesses.................................     (246,535)             --         --     (165,494)
  Proceeds from sale of property and equipment..............       10,988              --         --           --
                                                               ----------     -----------   ---------   ---------
      Net cash used in investing activities.................     (407,781)     (1,684,718)  (129,847)    (355,493)
                                                               ----------     -----------   ---------   ---------
Cash flows from financing activities
  Principal payments on long-term debt......................     (272,626)       (236,324)   (61,043)    (106,768)
  Net increase (decrease) in line of credit.................    1,080,771        (562,538)  (323,516)    (217,035)
  Proceeds from note payable................................      181,994          50,000         --           --
  Capital contributions.....................................           --       1,500,000         --           --
                                                               ----------     -----------   ---------   ---------
      Net cash provided by (used in) financing activities...      990,139         751,138   (384,559)    (323,803)
                                                               ----------     -----------   ---------   ---------
      (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......      (35,978)         77,490    (22,820)     (98,668)
Cash and cash equivalents at beginning of period............       61,748          25,770     25,770      103,260
                                                               ----------     -----------   ---------   ---------
Cash and cash equivalents at end of period..................   $   25,770     $   103,260   $  2,950    $   4,592
                                                               ==========     ===========   =========   =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
    Interest................................................   $  203,832     $   285,502   $152,131    $ 133,356
    Income taxes............................................       54,387          55,040     36,371       42,000
Summary of noncash items:
  On July 1, 1997, the Company purchased all the common stock of Proximus Acquisitions, Inc., in exchange for 720 shares of stock valued at $469,325. Assets acquired and liabilities assumed were as follows:
    Fair value of assets acquired..........................................   $   879,293
    Value of stock issued..................................................      (469,325)
    Liabilities assumed....................................................       409,968

A debt obligation and a receivable in the amount of $400,000 were recorded as of October 3, 1997 as a result of the Company's co-signing a demand note with MEGA. The note was subsequently paid off by MEGA in November 1997.

The Company sold a 7.6% ownership in MEGA on September 30, 1997 in return for notes receivable from two officers in the amount of $130,971. The notes were forgiven by the Company in November 1997.

The accompanying notes are an integral part of these statements.

                        THE SUPPLY ROOM COMPANIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     The Supply Room Companies, Inc. (the "Company") is primarily in the business of selling office supplies and office equipment to commercial and retail enterprises located in the Commonwealth of Virginia and the mid-Atlantic region.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

  Accounting Period

     The Company elected to operate on a 52-53 week fiscal year, beginning October 1, 1995. The Company's fiscal year ends on the last Friday nearest the end of September.

  Interim Reporting

     The accompanying condensed financial information as of March 31, 1998 and the six months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time merchandise is shipped to customers. Retail store revenue is recognized at the time of sale.

  Inventories

     Inventories, which consist of office supplies, office furniture and equipment, printing supplies and stationery, are stated at the lower of cost or market, determined on a first-in, first-out basis.

  Investments

     The investment in affiliate is accounted for under the equity method of accounting.

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line and accelerated methods over their estimated useful lives. Repairs and maintenance are charged to expense as incurred.

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

  Deferred Income Taxes

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Deferred tax assets and liabilities are measured using enacted tax law.

  Goodwill

     Goodwill is amortized on a straight-line basis over a 15-year period. Accumulated amortization at September 27, 1996, October 3, 1997 and March 31, 1998, was $31,130, $44,011 and $69,776, respectively.

  Valuation of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company has determined no provision is necessary for the impairment of long-lived assets at September 27, 1996, October 3, 1997 and March 31, 1998.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consist principally of cash and cash equivalents, due from affiliate and related party, capital lease obligations, line of credit and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                              SEPTEMBER 27,   OCTOBER 3,   MARCH 31,     ESTIMATED
                                                  1996           1997         1998      USEFUL LIVES
                                              -------------   ----------   ----------   ------------
Vehicles....................................   $  344,484     $  396,209   $  405,908       5 years
Furniture and fixtures......................      387,986        460,198      783,544       7 years
Machinery and equipment.....................      333,225        591,958      359,948       5 years
Leasehold improvements......................       78,265         87,532       87,257    7-15 years
                                               ----------     ----------   ----------
                                                1,143,960      1,535,897    1,636,657
Less accumulated depreciation and
  amortization..............................      514,520        703,881      736,340
                                               ----------     ----------   ----------
                                               $  629,440     $  832,016   $  900,317
                                               ==========     ==========   ==========

     Depreciation expense amounted to $147,187 and $189,361 and $90,000 and $177,381 for the years ended September 27, 1996 and October 3, 1997, and the six months ended March 31, 1997 and 1998, respectively.

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE C -- INVESTMENT IN AFFILIATE

     On August 31, 1996, the Company acquired a 7.6% interest in MEGA Office Furniture, LLC (MEGA) for a cost of $200,000. The president and chief executive officer of the Company is a principal shareholder of MEGA and also serves as its chairman. On September 11, 1997, the Company acquired an additional 19% interest in MEGA for a cost of $1,500,000. The Company has accounted for the investment using the equity method of accounting, and has recognized its proportionate share of MEGA's operations retroactive to the date of purchase of the original investment in a manner consistent with the step purchase method of a subsidiary. The purchase price of the 19% interest exceeded the underlying equity of MEGA by $738,000, which difference is considered goodwill and will be amortized over a 15-year period. The Company's share of MEGA's operating losses totaled $104,311 and $147,205 in the year ended October 3, 1997 and the six months ended March 31, 1998, respectively.

     At September 27, 1997, MEGA had current assets and noncurrent assets of approximately $2,302,000 and $2,164,000, respectively, based on financial information included elsewhere in the Offering document. MEGA had current liabilities and noncurrent liabilities of $2,518,000 and $190,000, respectively, at September 27, 1997. In addition, MEGA had sales and net losses of $7,444,000 and $1,080,000 for the nine months ended September 27, 1997, respectively. The Company measures impairment on this investment based on a comparison of the carrying value to projected future cash flows. If MEGA continues to recognize significant losses, a write-down in the carrying value of the asset may be necessary.

     On September 30, 1997, the Company sold its 7.6% interest in MEGA to the Company's president and vice-president for its net book value of $130,971, in return for five-year, interest-bearing note receivables from each of the officers. The notes were forgiven on November 28, 1997, with compensation expense recognized for the book value.

NOTE D -- LINE OF CREDIT


     The Company has an available revolving line of credit with Crestar Bank of up to $3,500,000, with interest at the lower of 30-day LIBOR plus 375 basis points or prime plus 1.50%, which expired January 31, 1998. Interest is payable monthly. The line of credit is collateralized by the assets of the Company. The $3,500,000 line-of-credit agreement states that the maximum principal amount outstanding at any time be equal to 85% of eligible receivables, plus 50% of certain inventory value. In addition, the Company must maintain certain financial requirements and quarterly ratios in connection with the line-of-credit agreement. At October 3, 1997, September 27, 1996 and March 31, 1998, the Company was in compliance with the covenants. The remaining unused portion of the revolving line of credit at October 3, 1997 and March 31, 1998 was $1,693,868 and $1,910,903, respectively. The payment of the line is guaranteed by the Company's shareholders. Subsequent to year-end, the agreement was renewed with Crestar Bank to February 28, 1999, with terms substantially similar to those described above.


NOTE E -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                          SEPTEMBER 27,   OCTOBER 3,   MARCH 31,
                                                              1996           1997         1998
                                                          -------------   ----------   ----------
Richmond Office Supply Company, Inc., collateralized by
  a subordinated interest in certain tangible and
  intangible personal property and accounts receivable,
  interest at 9%; $3,732 paid monthly, final installment
  due October 1998......................................    $ 86,245      $   47,655   $   27,022

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)


                                                          SEPTEMBER 27,   OCTOBER 3,   MARCH 31,
                                                              1996           1997         1998
                                                          -------------   ----------   ----------
Payable to officers, collateralized by a subordinated
  interest in all the Company's assets, with interest at
  9%, interest paid quarterly, principal due ranging
  from September 30, 1998 to September 30, 2001.........    $290,000      $  290,000   $  290,000
Minimum earn-out payments due on purchase of Total
  Office Products.......................................                                  450,000
Crestar Bank, collateralized by certain Company assets,
  payable in monthly principal payments ranging from
  $1,000 to $8,000 at interest rates ranging from 8.25%
  to 8.5% which mature on dates ranging from March 25,
  1999 through January 15, 2002.........................     258,350         294,536      225,706
Commercial Bank, collateralized by equipment and
  consumer goods, interest at 10.50%, $3,328 paid
  monthly, final installment due May 7, 2001............          --         121,143      107,231
Payable to stockholder; collateralized by computer
  equipment, principal and interest of $1,553 paid
  monthly, interest at 12%..............................          --          28,032           --
Crestar Bank, collateralized by inventory, furniture,
  fixtures and equipment; note due on demand, interest
  at lower of 30-day LIBOR plus 3.75% or prime plus
  1.5%, interest payable monthly, co-signed with MEGA...          --         400,000           --
Installment loans to commercial banks, collateralized by
  vehicles, interest from 8.75% to 10.25%; $1,848 paid
  monthly, final installment June 19, 1999..............      31,282          18,703        8,025
                                                            --------      ----------   ----------
                                                            $665,877      $1,200,069   $1,107,984
                                                            ========      ==========   ==========


     As of October 3, 1997, aggregate maturities of long-term debt are as follows:

                        YEAR ENDING
                        -----------
  October 2, 1998...........................................  $  676,012
  October 1, 1999...........................................     164,058
  September 29, 2000........................................     115,775
  September 28, 2001........................................     240,201
  September 27, 2002........................................       4,023
                                                              ----------
                                                              $1,200,069
                                                              ==========

     The Company must maintain certain quarterly financial ratio covenants with its primary lender, Crestar Bank. For the year ended October 3, 1997 and the six months ended March 31, 1998, the Company was in compliance with the requirements.

  Related Party Borrowings

     During the year ended October 3, 1997, the Company co-signed on three demand notes with a bank for MEGA. The notes were in the amounts of $600,000, $250,000, and $400,000, of which only the $400,000 note remains outstanding as of October 3, 1997. The Company has recorded the $400,000 as an amount due from affiliate and due to bank as of October 3, 1997. The note was subsequently paid in full on November 7, 1997.

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     The Company also co-signed on two letters of credit in the amounts of $85,000 and $50,000. Neither letter of credit has been drawn upon as of January 2, 1998. The notes and letters of credit were collateralized by the assets of the Company and MEGA, and were personally guaranteed by the president of the Company.

NOTE F -- CAPITAL LEASES

     During the year ended September 27, 1996, the Company entered into capital leases for certain equipment that met the criteria for capitalization. The assets were recorded in the accompanying financial statements at a cost of $281,801, and the related obligations were recorded at the present value of future minimum lease payments. Accumulated depreciation at September 27, 1996 and October 3, 1997 was $63,292 and $116,524, respectively, and $137,841 at March 31, 1998.

     The following is a schedule of future minimum payments under the lease:

                        YEAR ENDING
                        -----------
  October 2, 1998...........................................  $ 72,951
  October 1, 1999...........................................    69,320
  September 29, 2000........................................    46,608
  September 28, 2001........................................    28,036
                                                              --------
     Total lease payments...................................   216,915
Less portion representing interest..........................   (35,535)
                                                              --------
Present value of future lease payments......................   181,380
Current maturities..........................................    54,727
                                                              --------
                                                              $126,653
                                                              ========

NOTE G -- OPERATING LEASES

  Related Party

     The Company leases its main business location from two of its shareholders. The lease began January 1, 1992, and expires December 31, 2001. Payments are currently $7,000 per month and will escalate in increments of 2% annually until January 1, 2002.

     Beginning October 1, 1993, the Company leases certain premises from the president of the Company. The lease expires September 30, 2003. Payments are $4,300 per month and will escalate in increments of 4% annually until October 1, 2002.

     Total rental expense and payments to shareholders for the years ended September 27, 1996 and October 3, 1997, were $139,811 and $151,044, respectively, and $73,836 and $89,116 for the six months ended March 31, 1997 and March 31, 1998, respectively.

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     Future minimum lease commitments are as follows:

                        YEAR ENDING
                        -----------
  October 2, 1998...........................................  $157,806
  October 1, 1999...........................................   162,167
  September 29, 2000........................................   166,662
  September 28, 2001........................................   171,301
  September 27, 2002........................................    70,619
  Thereafter................................................    73,444
                                                              --------
                                                              $801,999
                                                              ========

  Other Leases

     The Supply Room Companies, Inc. is a lessee in noncancelable leasing arrangements for office buildings and warehouses in various locations expiring at various dates. Future minimum lease payments at October 3, 1997, are as follows:

                        YEAR ENDING
                        -----------
  October 2, 1998...........................................  $  315,893
  October 1, 1999...........................................     245,588
  September 29, 2000........................................     181,156
  September 28, 2001........................................     186,648
  September 27, 2002........................................     137,655
                                                              ----------
                                                              $1,066,940
                                                              ==========

     Total rental expense for the years ended September 27, 1996 and October 3, 1997, was $267,320 and $274,728, respectively, and $136,837 and $155,912 for the six months ended March 31, 1997 and 1998, respectively.

NOTE H -- ACQUISITIONS

     Effective March 2, 1998, the Company acquired the office furniture and office supply operations known as Total Office Products ("TOP") from Baltimore Stationery Company, located in Baltimore, Maryland. The purchase price included $162,500 in cash paid at closing, with additional earn-out payments to be made to the seller equal to 14.1% of the semiannual gross profit of TOP in excess of $750,000, for four years from the date of closing. The required minimum amount of total earn-out payments to be made to the seller is $450,000. The Company has allocated the minimum amount of the purchase price, $612,500, based on the fair values of the assets purchased, which included customer lists, a noncompete agreement and goodwill. The goodwill will be amortized over a forty-year period.

     On July 1, 1997, the Company purchased the printing business of Proximus Acquisition, Inc., in Richmond, Virginia, in return for the issuance of 720 shares of the Company's common stock valued at $469,325. The assets purchased included printing presses and inventory, which, along with goodwill, had a fair value of approximately $879,000, and liabilities assumed had a fair value of approximately $410,000. The purchase price includes goodwill in the amount of $276,115, which is being amortized on a straight-line method over 15 years from the date of acquisition. This purchase was a noncash transaction.

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     On February 1, 1996, the Company purchased the retail office supply business of Ann's Books and Cards, Ltd., in Ashland, Virginia, for approximately $11,600. The assets purchased consisted of inventory and a computer.

     Also on February 1, 1996, the Company purchased the retail office supply business of Service Stationers, Inc., in Harrisonburg, Virginia, for approximately $153,250. The assets purchased consisted of inventory, fixed assets and prepaid expenses.

     On April 1, 1996, the Company purchased the retail office supply business of Leimkuhler-Biden, Inc., in Baltimore, Maryland, for approximately $85,000. Assets purchased consisted of inventory, furniture and fixtures, and vehicles.

     None of the above acquisitions were considered to be significant.

NOTE I -- STOCK OPTIONS

     On April 30, 1994, the Company granted two officers hired during the purchase of an office supply company the right to purchase a maximum of 555 shares each of common stock at a per share price of $360. The options are exercisable within ten years of the date they were granted, in accordance with the following terms: 10% expiring each April 1 until April 1, 2002, and 15% expiring each April 1 thereafter until April 1, 2004. The Company shall have the right to repurchase from the officers all or any portion of the option at repurchase prices established in the option agreement. No options were exercised during the years ended September 27, 1996 and October 3, 1997, and for the six months ended March, 1998.

NOTE J -- DEFINED CONTRIBUTION RETIREMENT PLAN

     The Company has a retirement savings and investment plan for substantially all full-time employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Matching employer contributions to the plan are limited to 6% of a participant's compensation. Employer contributions to the plan for the years ended September 27, 1996 and October 3, 1997 were $28,731 and $34,154, respectively, and $15,894 and $21,322 for the six months ended March 31, 1997 and 1998, respectively.

NOTE K -- INCOME TAXES

     The Company has recognized as of September 27, 1996 and October 3, 1997 a current deferred tax asset of $14,967 and $14,571, respectively, and $54,705 at March 31, 1998, for the deductible difference related to the allowance for bad debt expense and inventory capitalization, and a noncurrent deferred tax liability of $38,209, $29,024, and $62,436, respectively, for the taxable difference related to the depreciation of property and equipment.

     The provisions for income taxes consist of the following:

                                                           YEAR ENDED             SIX MONTHS ENDED
                                                   --------------------------   ---------------------
                                                   SEPTEMBER 27,   OCTOBER 3,   MARCH 31,   MARCH 31,
                                                       1996           1997        1997        1998
                                                   -------------   ----------   ---------   ---------
Current..........................................     $34,913       $99,835     $ 87,231     $52,589
Deferred.........................................      10,682        (8,789)      29,391      (6,188)
                                                      -------       -------     --------     -------
                                                      $45,595       $91,046     $116,622     $46,401
                                                      =======       =======     ========     =======

                        THE SUPPLY ROOM COMPANIES, INC.

                     September 27, 1996 and October 3, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income. Increases to the provision consist primarily of the tax effect of nondeductible expenses. Decreases to the provision are related to the tax effect of the excess of tax over financial depreciation.

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:


                                                           YEAR ENDED             SIX MONTHS ENDED
                                                   --------------------------   ---------------------
                                                   SEPTEMBER 27,   OCTOBER 3,   MARCH 31,   MARCH 31,
                                                       1996           1997        1997        1998
                                                   -------------   ----------   ---------   ---------
Current "expected" provision for Federal income
  taxes..........................................      34.0%          34.0%        34.0%       34.0%
Adjustments in income taxes resulting from
  State income taxes, net of Federal income tax
  benefit........................................       4.0            4.0          4.0         4.0
  -- Permanent differences -- other
     miscellaneous...............................     (2.2)             .8          4.6        12.4
                                                       ----           ----        -----       -----
Income tax expense...............................      35.8%          38.8%        42.6%       50.4%
                                                       ====           ====        =====       =====


NOTE L -- AGREEMENT WITH OFFICE CENTRE CORPORATION

     The Company and its stockholders have entered into a definitive agreement (the "Agreement") with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

     In September 1997, the Company issued 1,250 shares of its common stock (approximately 10% of the Company's common stock, issued and outstanding) to Office Centre for $1,500,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  NEW ENGLAND OFFICE SUPPLY, INC.

     We have audited the accompanying balance sheet of New England Office Supply, Inc. (the "Company"), as of December 31, 1997, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New England Office Supply, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 9, 1998 (except for
  Notes C and D, as to which
  the date is April 9, 1998)

                        NEW ENGLAND OFFICE SUPPLY, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,     MARCH 31,
                                                                  1997           1998
                                                              ------------     ---------
                                                                              (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash......................................................   $  199,962     $    2,585
  Accounts receivable, net of allowance for doubtful
     accounts of $60,000 at December 31, 1997 and March 31,
     1998...................................................    2,354,788      2,663,232
  Inventories...............................................      338,787        368,682
  Prepaid expenses and other current assets.................       50,744        121,824
                                                               ----------     ----------
       Total current assets.................................    2,944,281      3,156,323
PROPERTY AND EQUIPMENT -- NET...............................      400,184        373,749
OTHER ASSETS
  Covenants not to compete, net.............................       45,100         20,650
  Goodwill, net of accumulated amortization.................       94,002         92,439
                                                               ----------     ----------
                                                               $3,483,567     $3,643,161
                                                               ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Line of credit............................................   $  300,000     $       --
  Current portion of long-term debt.........................      552,832        552,832
  Current portion of covenants payable......................       80,000         80,000
  Accounts payable -- trade.................................    1,000,227      1,312,970
  Accrued expenses and other current liabilities............       47,280         97,504
  Income taxes payable......................................        2,800         34,286
                                                               ----------     ----------
       Total current liabilities............................    1,983,139      2,077,592
LONG-TERM DEBT, NET.........................................      522,178        483,970
COVENANTS PAYABLE, NET......................................       18,400          7,800
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock: no par value, 200,000 shares authorized;
     25,000 shares issued and outstanding...................      514,700        514,700
  Retained earnings.........................................      445,150        559,099
                                                               ----------     ----------
                                                                  959,850      1,073,799
                                                               ----------     ----------
                                                               $3,483,567     $3,643,161
                                                               ==========     ==========

The accompanying notes are an integral part of these statements.

                        NEW ENGLAND OFFICE SUPPLY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                          THREE MONTHS ENDED
                                                        YEAR ENDED            MARCH 31,
                                                       DECEMBER 31,    ------------------------
                                                           1997           1997          1998
                                                       ------------    ----------    ----------
                                                                             (UNAUDITED)
Net sales............................................  $14,664,883     $3,546,577    $4,131,605
Cost of goods sold...................................   10,974,620      2,597,053     3,073,153
                                                       -----------     ----------    ----------
       Gross margin..................................    3,690,263        949,524     1,058,452
Operating costs and expenses.........................    3,372,892        868,572       850,216
                                                       -----------     ----------    ----------
       Operating income..............................      317,371         80,952       208,236
Other income (expense)
  Interest expense...................................     (141,667)       (23,028)      (39,341)
  Other income (expense).............................           --        (42,000)        4,000
                                                       -----------     ----------    ----------
       Income before provision for income taxes......      175,704         15,924       172,895
Provision for income taxes...........................        9,965          2,844         5,300
                                                       -----------     ----------    ----------
       NET INCOME....................................      165,739         13,080       167,595
Retained earnings at beginning of period.............      506,411        506,411       445,150
Distributions........................................     (227,000)       (45,212)      (53,646)
                                                       -----------     ----------    ----------
Retained earnings at end of period...................  $   445,150     $  474,279    $  559,099
                                                       ===========     ==========    ==========
Unaudited Pro Forma Information
  Pro forma net income before provision for income
     taxes...........................................  $   175,704     $   15,924    $  172,895
  Provision for income taxes.........................      129,082         21,070        79,558
                                                       -----------     ----------    ----------
          Pro forma income (loss)....................  $    46,622     $   (5,146)   $   93,337
                                                       ===========     ==========    ==========


The accompanying notes are an integral part of these statements.

                        NEW ENGLAND OFFICE SUPPLY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           THREE MONTHS ENDED
                                                          YEAR ENDED           MARCH 31,
                                                         DECEMBER 31,    ----------------------
                                                             1997          1997         1998
                                                         ------------    ---------    ---------
                                                                              (UNAUDITED)
Cash flows from operating activities
  Net income...........................................   $ 165,739      $  13,080    $ 167,595
  Adjustments to reconcile net income to net cash (used
     in) provided by operating activities
       Depreciation and amortization...................     260,898         56,169       54,813
       Provision for bad debts.........................      46,000             --           --
       Changes in operating assets and liabilities
          Accounts receivable..........................    (844,457)      (640,264)    (308,444)
          Inventories..................................    (156,566)       (31,292)     (29,895)
          Prepaid expenses and other current assets....     (27,967)       (16,350)     (71,080)
          Accounts payable -- trade....................     198,285        540,502      312,743
          Accrued expenses and other current
            liabilities................................     (15,478)        43,853       50,224
       Income taxes payable............................       2,800             --       31,486
                                                          ---------      ---------    ---------
  Net cash (used in) provided by operating
     activities........................................    (370,746)       (34,302)     207,442
                                                          ---------      ---------    ---------
Cash flows from investing activities
  Purchase of property and equipment...................    (232,781)       (95,320)      (2,365)
                                                          ---------      ---------    ---------
Cash flows from financing activities
  Principal payments on long-term debt.................    (159,112)       (48,750)     (48,808)
  Net increase (decrease) in line of credit............     300,000         30,000     (300,000)
  Proceeds from note payable...........................     884,162        200,000           --
  Distribution to shareholders.........................    (227,000)       (45,212)     (53,646)
                                                          ---------      ---------    ---------
     Net cash provided by (used in) financing
       activities......................................     798,050        136,038     (402,454)
                                                          ---------      ---------    ---------
     INCREASE (DECREASE) IN CASH.......................     194,523          6,416     (197,377)
Cash at beginning of period............................       5,439          5,439      199,962
                                                          ---------      ---------    ---------
Cash at end of period..................................   $ 199,962      $  11,855    $   2,585
                                                          =========      =========    =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
     Interest..........................................   $ 125,000      $  22,500    $  28,000
     Income taxes......................................       7,000          2,800        8,000

The accompanying notes are an integral part of these statements.

                        NEW ENGLAND OFFICE SUPPLY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     New England Office Supply, Inc. (the "Company") was incorporated on September 12, 1985, in the Commonwealth of Massachusetts. During 1992, the stockholder acquired the stock of New England Office Supply, Inc., which was doing business under the name of Allen Stationery Co. The Company is engaged in the distribution and sales of office supplies and related products, primarily throughout the states of Massachusetts and Rhode Island.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

  Revenue Recognition


     Revenue is recognized at the time merchandise is shipped to customers.


  Interim Reporting

     The accompanying financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

  Inventories

     Inventories, which consist of office supplies, office furniture and equipment, printing supplies and stationery, are stated at the lower of cost or market, determined on a first-in, first-out basis.

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over their estimated useful lives. Repairs and maintenance are charged to expense as incurred.

  Income Taxes

     Federal income taxes are payable personally by the stockholders of the Company pursuant to an election under Subchapter S of the Internal Revenue Service Code not to have the Company taxed as a corporation. Accordingly, Federal income taxes are not reflected in the accompanying financial statements.


     The unaudited pro forma income tax information included in the Statements of Operations and Retained Earnings is presented in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.


  Other Assets

     Other assets consist of goodwill and covenants not to compete. Goodwill is amortized on a straight-line basis over a 15-year period. Covenants not to compete are stated at cost and amortized on a straight-line basis over the contractual lives which range from 4 to 6 years. Accumulated amortization for the goodwill and the covenants at

                        NEW ENGLAND OFFICE SUPPLY, INC.

                               December 31, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

December 31, 1997 was $93,702 and $524,900, respectively, and $95,265 and $549,350 at March 31, 1998, respectively.

  Valuation of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company has determined no provision is necessary for the impairment of long-lived assets at December 31, 1997.

  Covenants Payable

     Covenants payable represent the discounted value of the amount due to employees arising from covenants not to compete. During 1997, approximately $86,000 was paid under these agreements.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consist principally of covenants payable and a promissory note classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rate being based on current market rates, respectively.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                   DECEMBER 31,    MARCH 31,     ESTIMATED
                                                       1997          1998       USEFUL LIVES
                                                   ------------    ---------    ------------
Transportation equipment.........................    $285,932      $267,273     5 years
Furniture and fixtures...........................     155,881       155,881     7 years
Machinery and equipment..........................     120,352       120,352     5 years
Computer equipment...............................     165,143       169,374     5 years
                                                     --------      --------
                                                      727,308       712,880
Less accumulated depreciation and amortization...     327,124       339,131
                                                     --------      --------
                                                     $400,184      $373,749
                                                     ========      ========

     Depreciation expense amounted to $114,206, $23,040 and $12,007 for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, respectively.

NOTE C -- LINE OF CREDIT

     The Company has a $700,000 revolving line of credit which was renewed during 1997. Bank advances on the credit line are payable on demand and carry an interest rate of 1% over the bank's prime lending rate. The

                        NEW ENGLAND OFFICE SUPPLY, INC.

                               December 31, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

credit line is secured by substantially all assets of the Company and is personally guaranteed by the shareholder of the Company. The Company's line of credit contains restrictive covenants, including limitations on owner distributions and salary, and capital expenditures. In the event of default of such covenants, the line of credit along with the long-term debt (Note D) will become due on demand. The balance due under the credit line was $300,000 at December 31, 1997.

     The line of credit expired on March 31, 1998 and was renewed and increased to $1,500,000 on April 9, 1998.

NOTE D -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                             DECEMBER 31,    MARCH 31,
                                                                 1997           1998
                                                             ------------    ----------
Note payable to bank, due on March 24, 1998.
  Interest at 1% above the prime rate......................   $  400,000     $  400,000
Note payable to bank, original amount $764,162, due in
  sixty fixed monthly principal payments of $12,736 plus
  interest at 1% above the prime rate due May 2002.........      675,010        636,802
                                                              ----------     ----------
                                                               1,075,010      1,036,802
Less current maturities of long-term debt..................      552,832        552,832
                                                              ----------     ----------
Long-term debt, excluding current maturities...............   $  522,178     $  483,970
                                                              ==========     ==========

     Long-term debt agreements are secured by substantially all assets of the company and are personally guaranteed by the shareholder of the Company.

     As of December 31, 1997, aggregate maturities of long-term debt are as follows:

Year ending December 31,
  1998......................................................  $  552,832
  1999......................................................     152,832
  2000......................................................     152,832
  2001......................................................     152,832
  2002......................................................      63,682
                                                              ----------
                                                              $1,075,010
                                                              ==========

     The Company's loan agreements contain restrictive covenants, including limitations on owner distributions and salary, and capital expenditures. On April 9, 1998 the note payable of $400,000 due on March 24, 1998 was paid in full and the note payable to bank due May 2002 was replaced with a note payable in the amount of $850,000 due April 2003 which is payable in sixty monthly payments of $14,167.

NOTE E -- COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Prior to March 1, 1997, the Company leased 15,000 square feet of office and warehouse space under a lease agreement that expires on October 31, 1999. The Company had a thirty-day option upon written notice of

                        NEW ENGLAND OFFICE SUPPLY, INC.

                               December 31, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

terminating the lease, which was exercised effective March 1, 1997. Monthly lease expense under this agreement was $7,809.

     On February 3, 1997, the Company signed a five-year lease for 29,200 square feet of office and warehouse space in Braintree, Massachusetts, effective March 1, 1997. Monthly lease expense is $13,383, with additional charges for real estate taxes, insurance and common area maintenance. The Company has an option to renew for an additional five years.

     Future minimum lease payments are as follows:

Year ending December 31,
  1998......................................................  $  160,600
  1999......................................................     160,600
  2000......................................................     160,600
  2001......................................................     160,600
  2002......................................................      13,383
                                                              ----------
                                                              $  655,783
                                                              ==========

     Total rental expense for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 was $181,085, $32,165 and $49,640,
respectively.

  Litigation

     During 1997, the Company finalized its litigation with the principals of Shawmut Printers, which they acquired in 1993. The resolution resulted in no damages being paid by either party.

     Presently, the Company is a plaintiff in litigation with a former owner of an acquired company for violating the terms of his employment and noncompetition agreement. In response, this defendant has filed for arbitration claiming that the Company had not met the terms of the purchase and sales agreement between New England Office Supply and his former company, Orr Business Products. In the opinion of legal counsel, this claim is without merit, and no loss has been recorded by the Company.

  Concentrations

     The Company is currently certified as a women or minority owned small business in both Massachusetts and Rhode Island. One of the criteria used in the selection of the Company as a vendor for state-related, municipal and other governmental contracts may have been its certification as a women or minority owned small business. During the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, the Company's sales to state, state related, municipal and governmental agencies represented approximately 16%, 3%, and 21%, respectively, of the Company's revenues. The Company is required to notify the respective state agencies of any changes in information supplied to the state for certification, including any changes in ownership or control.

NOTE F -- COMMON STOCK

     Authorized common stock is comprised of both voting (180,000 shares) and nonvoting (20,000 shares) stock. At December 31, 1997 and March 31, 1998, no nonvoting shares have been issued.

                        NEW ENGLAND OFFICE SUPPLY, INC.

                               December 31, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE G -- DEFINED CONTRIBUTION RETIREMENT PLAN

     The Company maintains a retirement plan adopted under Internal Revenue Code
Section 401(k). The plan covers all employees who meet certain age and service requirements. The Company does not make contributions to the plan.

NOTE H -- SUBSEQUENT EVENT

     In May 1998, the Company and its stockholder have entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
  KING OFFICE SUPPLY, INC.

     We have audited the accompanying consolidated balance sheets of King Office Supply, Inc. (formerly The King Group, LLC) and Subsidiary (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period June 30, 1996 (inception) through December 31, 1996 (for the King Group, LLC) and the year ended December 31, 1997. We have also audited the statements of operations and cash flows of King Office Supply Co., Inc. (the "Predecessor") for the period January 1, 1996 through June 29, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of King Office Supply, Inc. and Subsidiary as of December 31, 1996 and 1997, and the consolidated results of its operations and its consolidated cash flows for the period June 30, 1996 (inception) to December 31, 1996 (for the King Group, LLC) and the year ended December 31, 1997 and the results of operations and cash flows of the Predecessor for the period January 1, 1996 through June 29, 1996 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 9, 1998

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
                         ASSETS
CURRENT ASSETS
  Cash...................................................  $    1,900   $    5,730   $   12,766
  Accounts receivable, net of allowance for doubtful
     accounts of $50,000 and $63,500 at December 31, 1996
     and 1997 and $63,500 at March 31, 1998..............   1,802,273    2,167,311    2,417,304
  Inventories............................................     285,742      426,633      473,000
  Due from affiliate.....................................          --       91,946      120,130
  Prepaid expenses and other current assets..............      33,586       64,451       60,216
  Deferred tax benefit...................................          --       58,494       58,494
                                                           ----------   ----------   ----------
     Total current assets................................   2,123,501    2,814,565    3,141,910
PROPERTY AND EQUIPMENT -- NET............................     147,857      229,536      232,538
OTHER ASSETS
  Goodwill, net of accumulated amortization..............     805,784      786,073      780,969
  Deferred charges, net..................................      85,746      129,070      121,070
  Due from stockholder...................................      12,351           --        3,108
  Security deposits and other assets.....................      52,342       22,256       22,544
                                                           ----------   ----------   ----------
                                                              956,223      937,399      927,691
                                                           ----------   ----------   ----------
                                                           $3,227,581   $3,981,500   $4,302,139
                                                           ==========   ==========   ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Line of credit.........................................  $1,399,528   $1,756,567   $1,839,779
  Notes payable, vendor..................................     156,343           --           --
  Notes payable -- current portion.......................     134,030      177,873      183,022
  Accounts payable.......................................     910,697    1,255,307    1,442,847
  Accrued expenses and other current liabilities.........     201,481      288,166      315,217
  Income taxes payable...................................      17,000       44,607       44,905
  Due to stockholders....................................          --       77,708       77,708
                                                           ----------   ----------   ----------
     Total current liabilities...........................   2,819,079    3,600,228    3,903,478
NOTE PAYABLE -- LONG-TERM PORTION........................     397,454      320,522      272,789
DEFERRED INCOME TAXES....................................          --       16,610       19,510
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Members' capital.......................................     150,000           --           --
  Common stock -- no par value; authorized, 1,000 shares;
     issued and outstanding, 800 shares..................          --           --           --
  Retained earnings (accumulated deficit)................     (23,702)      44,140      106,362
                                                           ----------   ----------   ----------
                                                              126,298       44,140      106,362
  Subscriptions receivable...............................    (115,250)          --           --
                                                           ----------   ----------   ----------
                                                               11,048       44,140      106,362
                                                           ----------   ----------   ----------
                                                           $3,227,581   $3,981,500   $4,302,139
                                                           ==========   ==========   ==========

The accompanying notes are an integral part of these statements.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                 PREDECESSOR
                               ---------------    PERIOD FROM
                                 PERIOD FROM     JUNE 30, 1996
                               JANUARY 1, 1996    (INCEPTION)                     THREE MONTHS ENDED
                                   THROUGH          THROUGH       YEAR ENDED           MARCH 31,
                                  JUNE 29,       DECEMBER 31,    DECEMBER 31,   -----------------------
                                    1996             1996            1997          1997         1998
                               ---------------   -------------   ------------   ----------   ----------
                                                                                      (UNAUDITED)
Net sales....................    $6,236,542       $6,205,987     $13,892,846    $3,481,097   $3,869,784
Cost of goods sold...........     3,916,123        3,962,142       8,780,430     2,199,173    2,461,211
                                 ----------       ----------     -----------    ----------   ----------
  Gross margin...............     2,320,419        2,243,845       5,112,416     1,281,924    1,408,573
Operating costs and
  expenses...................     2,208,879        2,131,793       4,735,379     1,165,315    1,239,241
                                 ----------       ----------     -----------    ----------   ----------
  Operating income...........       111,540          112,052         377,037       116,609      169,332
Other income (expenses)
  Interest income............        16,482            9,913           1,475            --           --
  Interest expense...........       (83,165)        (123,170)       (254,345)      (57,750)     (65,387)
  Other income (expense).....        40,442           (5,497)             --            --           --
                                 ----------       ----------     -----------    ----------   ----------
     Income (loss) before
       income taxes..........        85,299           (6,702)        124,167        58,859      103,945
Provision for income taxes...         6,911           17,000          15,367         7,576       41,723
                                 ----------       ----------     -----------    ----------   ----------
     NET INCOME (LOSS).......    $   78,388       $  (23,702)    $   108,800    $   51,283   $   62,222
                                 ==========       ==========     ===========    ==========   ==========
Unaudited Pro Forma
  Information
  Pro forma net income (loss)
     before provision for
     income taxes............                     $   (6,702)    $   124,167    $   58,859
  Provision for income
     taxes...................                            748          58,957        27,115
                                                  ----------     -----------    ----------
     Pro forma income
       (loss)................                     $   (7,450)    $    65,210    $   31,744
                                                  ==========     ===========    ==========


The accompanying notes are an integral part of these statements.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                              RETAINED
                                                              EARNINGS                         TOTAL
                                    MEMBERS'     COMMON     (ACCUMULATED   SUBSCRIPTIONS   STOCKHOLDERS'
                                     CAPITAL      STOCK       DEFICIT)      RECEIVABLE        EQUITY
                                    ---------   ---------   ------------   -------------   -------------
Balance at June 30, 1996
  (inception).....................  $ 150,000                                $(150,000)
  Contributed capital.............         --                                   34,750       $ 34,750
  Net loss for the period June 30,
     1996 (inception) through
     December 31,1996.............         --                 $(23,702)             --        (23,702)
                                    ---------                 --------       ---------       --------
Balance at December 31, 1996......    150,000                  (23,702)       (115,250)        11,048
  Contributed capital.............         --                       --           2,000          2,000
  Dissolution of the King Group
     LLC and formation of King
     Office Supply, Inc...........   (150,000)  $      --      (40,958)        113,250        (77,708)
  Net income for the year ended
     December 31, 1997............         --          --      108,800              --        108,800
                                    ---------   ---------     --------       ---------       --------
Balance at December 31, 1997......         --          --       44,140              --         44,140
  Net income for the period
     (unaudited)..................         --          --       62,222              --         62,222
                                    ---------   ---------     --------       ---------       --------
Balance at March 31, 1998
  (unaudited).....................  $      --   $      --     $106,362       $      --       $106,362
                                    =========   =========     ========       =========       ========

The accompanying notes are an integral part of this statement.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          PREDECESSOR
                                        ---------------    PERIOD FROM
                                          PERIOD FROM     JUNE 30, 1996
                                        JANUARY 1, 1996    (INCEPTION)                    THREE MONTHS ENDED
                                            THROUGH          THROUGH       YEAR ENDED          MARCH 31,
                                           JUNE 29,       DECEMBER 31,    DECEMBER 31,   ---------------------
                                             1996             1996            1997         1997        1998
                                        ---------------   -------------   ------------   ---------   ---------
                                                                                              (UNAUDITED)
Cash flows from operating activities
  Net income (loss)...................     $  78,388        $ (23,702)     $   108,800   $  51,283   $  62,222
  Adjustments to reconcile net income
    (loss) to net cash (used in)
    provided by operating activities
      Depreciation and amortization...        29,147           33,695          103,615      19,959      29,742
      Provision for bad debts.........        37,975           50,626           73,336      18,206       8,499
      Deferred income taxes -- net....            --               --          (41,884)         --       2,900
      Noncash compensation expense....            --               --           85,000          --          --
      Changes in operating assets and
         liabilities, net of the
         effects of acquisitions
           Accounts receivable........      (173,186)          70,606         (375,100)   (283,789)   (258,492)
           Inventories................        46,621           37,279          (30,891)     (5,396)    (46,367)
           Prepaid expenses and other
             current assets...........        16,475           (5,543)         (30,864)     (1,228)      4,236
           Due from affiliate.........            --               --          (91,946)    (10,667)    (28,185)
           Other assets...............            --          (67,864)         (62,530)     39,663        (288)
           Accounts payable...........        23,341         (127,375)         309,876     182,997     187,540
           Accrued expenses and other
             current liabilities......      (106,690)          77,233           69,611      51,872      27,051
           Income taxes payable.......       (10,218)          17,000           35,494       9,433         298
                                           ---------        ---------      -----------   ---------   ---------
    Net cash (used in) provided by
      operating activities............       (58,147)          61,955          152,517      72,333     (10,844)
                                           ---------        ---------      -----------   ---------   ---------
Cash flows from investing activities
  Acquisition of businesses...........            --         (125,000)         (75,000)         --          --
  Purchase of property and
    equipment.........................            --          (11,252)         (81,856)         --     (19,640)
  Increase in due from stockholder....       (75,501)         (12,351)         (38,967)     (9,349)     (3,108)
                                           ---------        ---------      -----------   ---------   ---------
    Net cash used in investing
      activities......................       (75,501)        (148,603)        (195,823)     (9,349)    (22,748)
                                           ---------        ---------      -----------   ---------   ---------
Cash flows from financing activities
  Principal payments on long-term
  debt................................            --          (57,473)        (155,560)    (32,099)    (42,584)
  Increase (decrease) in line of
    credit............................       101,524          (48,228)         357,039     101,069      83,212
  Proceeds from note payable,
    vendor............................            --          210,000                           --          --
  Principal payments on notes payable,
    vendor............................            --          (53,657)        (156,343)    (41,338)         --
  Capital contributions...............            --           34,750            2,000       1,000          --
                                           ---------        ---------      -----------   ---------   ---------
    Net cash provided by financing
      activities......................       101,524           85,392           47,136      28,632      40,628
                                           ---------        ---------      -----------   ---------   ---------
    (DECREASE) INCREASE IN CASH.......       (32,124)          (1,256)           3,830      91,616       7,036
Cash at beginning of period...........        35,280            3,156            1,900       1,900       5,730
                                           ---------        ---------      -----------   ---------   ---------
Cash at end of period.................     $   3,156        $   1,900      $     5,730   $  93,516   $  12,766
                                           =========        =========      ===========   =========   =========
Supplemental disclosures of cash flow
  information:
Cash paid during the period for
  Interest............................     $  83,165        $ 122,753      $   253,812   $  58,066   $  65,485
  Income taxes........................     $  17,200        $      --      $    30,500   $      --   $  38,525

See Note B for noncash acquisition-related items.
The accompanying notes are an integral part of these statements.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- DESCRIPTION OF THE BUSINESS AND SIGNIFICANT

  Accounting Policies

     The King Group, LLC (the "LLC") was formed as a limited liability company on June 26, 1996, and effective June 30, 1996, acquired King Office Supply Co., Inc. ("King" or "Predecessor") and certain of the assets of Carnegie Coffee Co., Inc. ("Carnegie") in business combinations (see Note B). King is a supplier of office and stationery supplies to businesses in the New York metropolitan area and also has a retail store located in New York City.

     Effective May 8, 1997, the members of the LLC contributed the assets and liabilities of the LLC to a newly formed C Corporation, King Office Supply, Inc. (the "Company"), in exchange for stock of the Company. The LLC was then subsequently dissolved in a tax-free transaction. The Company elected to distribute all of the retained earnings and capital of the LLC, which was recorded as a note payable to stockholders.

     Effective as of March 1, 1997, King Office Supply Co., Inc., a Connecticut corporation (wholly-owned by the Company) acquired certain assets and assumed certain liabilities of Commercial -- Connecticut Office Supply Company, Inc. ("Commercial"). Commercial is a supplier of office and stationery supplies to businesses in the Stamford, Connecticut area and also has a retail store located in Stamford, Connecticut.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

  Interim Reporting

     The accompanying financial information as of March 31, 1998 and the three months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

  Revenue Recognition

     Revenue within the dealership operations is recognized at the time merchandise is shipped to customers. Retail store revenues are recognized at the time of sale.

  Inventories

     Inventories, which consist of printing supplies, stationery and office supplies, are stated at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method.

  Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Machinery and equipment are depreciated using the double declining balance method over their estimated useful lives of five

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Repairs and maintenance are charged to expense as incurred.

  Goodwill

     Goodwill, principally from the acquisition of King and Carnegie, represents the excess of the purchase price over the fair market value of the assets acquired.

     Goodwill is amortized on a straight-line basis over a forty-year period. Accumulated amortization at December 31, 1996 and 1997 and March 31, 1998 was approximately $9,800, $30,600 and $35,711, respectively.

  Income Taxes

     The Company and its wholly-owned subsidiary file a consolidated Federal income tax return. Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

     As an LLC, Federal and state taxes for the periods of June 30, 1996 through December 31, 1996 and January 1, 1997 through May 7, 1997 are payable personally by the members. Accordingly, no provision was made for Federal and New York State income taxes for the periods. Provision was made by the Company for New York City unincorporated business tax. Therefore, the effective tax rate for the year ended December 31, 1997, is less than the statutory Federal income tax rate.

     As an S Corporation, Federal taxes for the period of January 1, 1996 through June 29, 1996 are payable personally by the stockholders. Accordingly, no provision was made by the Predecessor for Federal income taxes. Provision was made by the Predecessor for New York City corporate income taxes and New York State income taxes on S Corporations.


     The unaudited pro forma income tax information included in the Consolidated Statements of Operations is presented in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the LLC had been subject to federal and state income taxes for the periods presented.


  Valuation of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has determined that no provision is necessary for the impairment of long-lived assets at December 31, 1996 and 1997 and March 31, 1998.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consist principally of a line of credit and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE B -- ACQUISITIONS

     The Company (formerly the LLC) acquired King and certain assets of Carnegie for an aggregate purchase price of approximately $714,000. The Company paid $125,000 at the time of the agreement and obtained two promissory notes due to the sellers of King and Carnegie of approximately $472,000 and $42,000, respectively. In addition, the Company also assumed a note for $75,000 due to an officer of the Predecessor who was named the Chairman of the Company, after the acquisition (Note F).

     The acquisitions of King and Carnegie in 1996 were accounted for using the purchase method of accounting and, accordingly, the total acquisition cost has been allocated to the net assets acquired based on the fair value of the assets and liabilities on the date of acquisition. The Predecessor ceased operations on the date of acquisition.

     The results of operations of the acquired companies are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition exceeded the fair value of the acquired net assets of King and Carnegie by approximately $816,000.

     In March 1997, the Company acquired certain assets and liabilities of Commercial for an aggregate purchase price of $198,000. The Company paid $75,000 in April 1997 and obtained a promissory note for the balance of the purchase price.

     The acquisition of Commercial was also accounted for as a purchase. The results of operations of Commercial are included in the accompanying financial statements since the date of acquisition. The fair value of the acquired net assets of $231,000 exceeded the total cost of the acquisition of $198,000, which resulted in negative goodwill of $33,000. The Company reduced the fair value of the long-term assets by this excess.

NOTE C -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                        DECEMBER 31,
                                                     -------------------   MARCH 31,    ESTIMATED
                                                       1996       1997       1998      USEFUL LIVES
                                                     --------   --------   ---------   ------------
Leasehold improvements.............................  $106,445   $168,805   $168,805     5-10 years
Machinery and equipment............................    57,278    134,579    154,219        5 years
                                                     --------   --------   --------
                                                      163,723    303,384    323,024
Less accumulated depreciation
  and amortization.................................    15,866     73,848     90,486
                                                     --------   --------   --------
                                                     $147,857   $229,536   $232,538
                                                     ========   ========   ========

     Depreciation expense amounted to $29,147, $15,866, $57,982, $10,615 and $16,638 for the period ended June 29, 1996, the period ended December 31, 1996, the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, respectively.

NOTE D -- LINE OF CREDIT

     The Company has an available line of credit of up to $1,750,000, limited to advances of up to 85% of eligible accounts receivable, and expires in August 1998. Interest is payable monthly at a rate of 2.5% over the prime rate (10.75% and 11.00% at December 31, 1996 and 1997, respectively). The liability is collateralized by the assets of the Company and there is a limited guarantee by the majority shareholder. During November 1997, the Company arranged an overadvance of $175,000 which is being repaid monthly at a rate not to exceed $15,000 per month.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE E -- NOTE PAYABLE, VENDOR

     The note payable, vendor was due in monthly installments of $14,879, including interest at 9% per annum, and was paid in full in November 1997. The note was collateralized by the assets of the Company.

NOTE F -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------   MARCH 31,
                                                                1996       1997       1998
                                                              --------   --------   ---------
(a) Note payable, seller -- King............................  $424,698   $318,375   $290,423
(a) Note payable, seller -- Carnegie........................    35,843     22,523     19,005
(b) Note payable, seller -- Commercial......................        --    103,691     97,052
(c) Note payable, officer...................................    70,943     53,806     49,331
                                                              --------   --------   --------
                                                               531,484    498,395    455,811
   Less current portion.....................................   134,030    177,873    183,022
                                                              --------   --------   --------
                                                              $397,454   $320,522   $272,789
                                                              ========   ========   ========

---------------

(a) The notes payable to the sellers of King and Carnegie are due in monthly installments of $12,433 and $1,389, including interest at 12% per annum, and expire in June 2000 and June 1999, respectively. The King note requires a mandatory prepayment each year of the lesser of $25,000 or 50% of the preceding year's net profit of the Company. The Carnegie note requires a mandatory prepayment each year of 10% of the prepayment amount of the King note. Both notes require a limited guarantee by the majority shareholder of the Company. Life insurance policies of approximately $350,000 on the majority shareholder were assigned to the seller.

(b) The note payable to the sellers of Commercial is due in quarterly installments of $9,750, including interest at 12% per annum, through March 2001. The note is guaranteed by the majority shareholder of the Company.

(c) The note payable, officer, assumed by the Company as part of the purchase price for the acquisition of King, is due in quarterly installments of $5,425, including interest at 7% per annum, through September 2000. Life insurance policies of approximately $100,000 on the majority shareholder were assigned to the officer.

     All of the long-term debt is subordinated to the amounts owed under the line of credit (Note D).

     Minimum principal payments of long-term debt are as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
  1998......................................................  $177,873
  1999......................................................   190,596
  2000......................................................   120,459
  2001......................................................     9,467
                                                              --------
                                                              $498,395
                                                              ========

NOTE G -- DEFINED CONTRIBUTION PLAN

     The Company has a 401(k) retirement plan covering all of its eligible employees. The plan is funded by employee and discretionary employer contributions. The employer contributed $3,111, $2,696, $6,568, $1,480 and $1,955 for the periods of January 1, 1996 through June 29, 1996, June 30, 1996 through December 31, 1996, the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, respectively.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE H -- COMMITMENTS AND CONTINGENCIES

  Leases

     On May 7, 1997, the Company entered into an agreement to lease office space. The lease term is for ten years with an option by the Company to terminate the agreement in 2004. The lease provides for annual rents ranging from $77,000 per annum to $113,000 per annum plus escalation clauses relating to operating expenses and real estate taxes.

     The Company leases a retail store under an operating lease expiring in 2001. The lease contains a renewal option for a five-year period and escalation clauses relating to operating expenses and real estate taxes.

     The Company also leases a retail store and office space in Connecticut for Commercial's operations, under an operating lease expiring in February 2000. The lease contains a renewal option for a three-year period and a 3% escalation clause for the renewal period.

     Rent expense was $123,831, $125,308 and $312,320 for the periods of January 1, 1996 through June 29, 1996, June 30, 1996 through December 31, 1996 and the year ended December 31, 1997, respectively, and $75,730 and $95,933 for the three months ended March 31, 1997 and 1998, respectively.

     Future minimum lease payments under all noncancellable operating leases are as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
  1998......................................................  $  283,850
  1999......................................................     290,238
  2000......................................................     246,464
  2001......................................................     204,384
  2002......................................................      95,808
  Thereafter................................................     135,364
                                                              ----------
                                                              $1,256,108
                                                              ==========

  Employment Contracts

     The Company has employment agreements with certain employees expiring in 2001. Future annual payments as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
  1998......................................................  $  230,000
  1999......................................................     230,000
  2000......................................................     230,000
  2001......................................................     100,000
                                                              ----------
                                                              $  790,000
                                                              ==========

  Concentration

     During the periods of January 1, 1996 through June 29, 1996, June 30, 1996 through December 31, 1996, the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998, one vendor accounted for 57%, 56%, 60%, 58% and 60% of the Company's purchases, respectively.

                    KING OFFICE SUPPLY, INC. AND SUBSIDIARY

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE I -- INCOME TAXES

     The provision for income taxes is comprised of the following:

                                       PREDECESSOR
                                     ---------------    PERIOD FROM
                                       PERIOD FROM     JUNE 30, 1996
                                     JANUARY 1, 1996    (INCEPTION)                   THREE MONTHS ENDED
                                         THROUGH          THROUGH       YEAR ENDED        MARCH 31,
                                        JUNE 29,       DECEMBER 31,    DECEMBER 31,   ------------------
                                          1996             1996            1997        1997       1998
                                     ---------------   -------------   ------------   -------   --------
Current
  Federal..........................      $   --           $    --        $22,423      $   --    $22,400
  State and local..................       6,911            17,000         34,828       7,576     16,423
Deferred...........................          --                --        (41,884)         --      2,900
                                         ------           -------        -------      ------    -------
                                         $6,911           $17,000        $15,367      $7,576    $41,723
                                         ======           =======        =======      ======    =======

     As discussed in Note A, King was taxed as an S Corporation for Federal and state tax purposes for the period of January 1, 1996 through June 29, 1996. The King Group, LLC was taxed as a partnership for Federal and New York State tax purposes for the periods of June 30, 1996 through May 7, 1997. The Company will file a consolidated Federal income tax return for the period of May 8, 1997 through December 31, 1997. Had the Company filed a consolidated Federal income tax return, the provision for income taxes for the periods of January 1, 1996 through June 29, 1996, June 30, 1996 through December 31, 1996 and for the year ended December 31, 1997 would have been approximately $39,000, $0 and $95,000, respectively.

     Significant components of the Company's deferred taxes are as follows:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1997         1998
                                                              ------------   ---------
Deferred tax assets (liabilities)
  Allowance for doubtful accounts...........................    $ 21,590      $21,590
  Deferred compensation.....................................      34,000       34,000
  Capitalized inventory costs...............................       2,904        2,904
                                                                --------      -------
                                                                  58,494       58,494
  Amortization of goodwill..................................     (16,610)     (19,510)
                                                                --------      -------
                                                                $ 41,884      $38,984
                                                                ========      =======

NOTE J -- AGREEMENT WITH OFFICE CENTRE CORPORATION

     The Company and its stockholders have entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre. The majority owner of the Company is also the President, Chief Executive Officer and Chairman and, upon consummation of the proposed transaction, will be a holder of approximately 10% of the outstanding common stock of Office Centre Corporation.

     As of December 31, 1997, the amount due from affiliate is comprised of payments made by (and owed from) the Company on behalf of Office Centre for the purchase of certain equipment and various operating expenses and deferred offering costs incurred by Office Centre during the year ended December 31, 1997.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

     We have audited the accompanying balance sheet of Sierra Office Systems and Products, Inc. (the "Company"), as of March 31, 1998, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Office Systems and Products, Inc., as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
April 30, 1998

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                                 BALANCE SHEET

                                 MARCH 31, 1998

ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   28,782
  Accounts receivable, net of allowance for doubtful
     accounts of $54,048....................................   1,657,334
  Inventories...............................................     337,200
  Prepaid expenses and other current assets.................      57,972
                                                              ----------
       Total current assets.................................   2,081,288
DUE FROM STOCKHOLDER........................................     800,000
PROPERTY AND EQUIPMENT -- NET...............................   1,077,888
OTHER ASSETS
  Deferred tax benefit......................................      20,000
  Security deposits and other assets........................       9,559
                                                              ----------
                                                              $3,988,735
                                                              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Line of credit............................................  $1,083,808
  Current portion of long-term debt.........................      55,119
  Current maturities of capital lease obligations...........     115,438
  Note payable -- customer..................................      80,000
  Accounts payable -- trade.................................   1,105,570
  Accrued expenses and other current liabilities............     299,637
  Income taxes payable......................................      49,000
                                                              ----------
       Total current liabilities............................   2,788,572
LONG-TERM DEBT, NET.........................................     109,782
CAPITAL LEASE OBLIGATIONS, NET..............................     389,003
COMMITMENT AND CONTINGENCY
STOCKHOLDERS' EQUITY
  Common stock, no par value; 10,000 shares authorized;
     754 shares issued and outstanding......................     329,463
  Retained earnings.........................................     371,915
                                                              ----------
                                                                 701,378
                                                              ----------
                                                              $3,988,735
                                                              ==========

The accompanying notes are an integral part of this statement.

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                           YEAR ENDED MARCH 31, 1998

Net sales...................................................  $12,789,343
Cost of goods sold..........................................    8,531,525
                                                              -----------
       Gross margin.........................................    4,257,818
Operating costs and expenses................................    3,897,177
  Operating income..........................................      360,641
Other income (expense)
  Interest income -- related party..........................       82,241
  Interest expense..........................................     (311,493)
  Other expense, net........................................       (8,771)
                                                              -----------
       Income before provision for income taxes.............      122,618
Provision for income taxes..................................       49,000
                                                              -----------
       NET INCOME...........................................       73,618
Retained earnings at beginning of period....................      298,297
                                                              -----------
Retained earnings at end of period..........................  $   371,915
                                                              ===========

The accompanying notes are an integral part of this statement.

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                            STATEMENT OF CASH FLOWS

                           YEAR ENDED MARCH 31, 1998

Cash flows from operating activities
  Net income................................................  $    73,618
  Adjustments to reconcile net income to net cash provided
     by operating activities
     Depreciation and amortization..........................      172,210
     Changes in operating assets and liabilities
       Accounts receivable..................................     (229,239)
       Inventories..........................................      (89,667)
       Prepaid expenses and other current assets............      112,333
       Other assets.........................................       52,338
       Accounts payable -- trade............................      140,454
       Note payable -- customer.............................       80,000
       Accrued expenses and other current liabilities.......       39,064
                                                              -----------
          Net cash provided by operating activities.........      351,111
                                                              -----------
Cash flows from investing activities
  Purchase of property, plant and equipment.................     (192,118)
                                                              -----------
Cash flows from financing activities
  Principal payments on long-term debt......................      (45,814)
  Net increase in line of credit............................      147,962
  Capital lease payments....................................     (246,540)
                                                              -----------
          Net cash used in financing activities.............     (144,392)
                                                              -----------
          INCREASE IN CASH AND CASH EQUIVALENTS.............       14,601
Cash and cash equivalents at beginning of period............       14,181
                                                              -----------
Cash and cash equivalents at end of period..................  $    28,782
                                                              ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
     Interest...............................................  $   311,493
     Income taxes...........................................       36,418

The accompanying notes are an integral part of this statement.

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1998

NOTE A -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     Sierra Office Systems and Products, Inc. (the "Company") is primarily in the business of selling office supplies, printing and office furniture to commercial and retail enterprises located in the State of California and Pacific region.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Accounting Period

     The Company operates on a fiscal year beginning April 1 and ending March
31.

Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Revenue Recognition

     Revenue is recognized at the time merchandise is shipped to customers.

Inventories

     Inventories, which consist of office supplies, office furniture and equipment, printing supplies and stationery, are stated at the lower of cost or market, determined on a first-in, first-out basis.

Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line and accelerated methods over their estimated useful lives. Repairs and maintenance are charged to expense as incurred.

Valuation of Long-Lived Assets

     The Company reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company has determined no provision is necessary for the impairment of long-lived assets at March 31, 1998.

Income Taxes

     Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. Deferred taxes primarily result from temporary differences related to the allowance for doubtful accounts.

Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                                 March 31, 1998

contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

     Financial instruments consist principally of cash and cash equivalents, due from related party, capital lease obligations, line of credit and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of March 31, 1998:

                                                                            ESTIMATED
                                                                           USEFUL LIVES
                                                                           ------------
Machinery and equipment....................................  $1,248,464    5 years
Vehicles...................................................     305,918    5 years
Leasehold improvements.....................................     126,621    7 - 10 years
Furniture and fixtures.....................................     103,658    7 years
                                                             ----------
                                                              1,784,661
Less accumulated depreciation and Amortization.............    (706,773)
                                                             ----------
                                                             $1,077,888
                                                             ==========

     Depreciation expense amounted to $172,210 for the year ended March 31, 1998.

NOTE C -- DUE FROM STOCKHOLDER

     At March 31, 1998, the Company had an outstanding receivable from Sierra Dental in the amount of $800,000. Sierra Dental was a company previously owned by the President of the Company. The President is personally liable for repayment of the loan. During the year ending March 31, 1998, interest was charged on this receivable at an effective annual rate of approximately 10%. The receivable is due no later than December 31, 2001.

NOTE D -- LINE OF CREDIT

     The Company has an available revolving line of credit with San Jose National Bank for up to $1,100,000, which bears interest at a rate of prime plus 7% for balances up to $1,000,000 and prime plus 10% for the balance in excess of $1,000,000 (18.5% at March 31, 1998). Interest is payable monthly. The line of credit is collateralized by the assets of the Company. The $1,100,000 line-of-credit agreement states that the maximum principal amount outstanding at any time be equal to 80% of eligible receivables. In addition, the Company must maintain certain financial requirements and quarterly ratios in connection with the line-of-credit agreement. At March 31, 1998, the Company was in compliance with the covenants. The remaining unused portion of the revolving line of credit at March 31, 1998 was $16,192. The payment of the line is guaranteed by the Company's stockholders.

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                                 March 31, 1998

NOTE E -- LONG-TERM DEBT

     Long-term debt at March 31, 1998 consists primarily of ten notes due to two financial credit institutions which call for monthly payments ranging from $271 to $636 and bearing interest at rates which range from 5.9% to 12%. These notes are all collateralized by property of the Company. The final installments of these notes are due at various times from June 1999 through October 2002.

     As of March 31, 1998, aggregate maturities of long-term debt are as follows:

Year ending March 31,
  1999......................................................  $ 55,119
  2000......................................................    41,695
  2001......................................................    30,295
  2002......................................................    27,457
  2003......................................................    10,335
                                                              --------
                                                              $164,901
                                                              ========

NOTE F -- CAPITAL LEASES

     The Company has entered into capital leases for certain equipment that met the criteria for capitalization. The assets were recorded at a cost of $914,656, and the related obligations were recorded at the present value of future minimum lease payments. Accumulated depreciation at March 31, 1998 was $399,577.

     The following is a schedule of future minimum payments under the lease:

Year ending March 31,
  1999......................................................  $ 215,015
  2000......................................................    183,738
  2001......................................................    178,544
  2002......................................................     63,459
  2003......................................................      7,932
                                                              ---------
          Total lease payments..............................    648,688
Less portion representing interest..........................   (144,247)
                                                              ---------
Present value of future lease payments......................    504,441
Current maturities..........................................    115,438
                                                              ---------
                                                              $ 389,003
                                                              =========

NOTE G -- COMMITMENT AND CONTINGENCY

Operating Leases

     The Company leases its main business location. The lease began June 1, 1997, and expires July 1, 2007. Payments are currently $12,369 per month and will escalate in increments of 4% annually until July 1, 1999. Payments at that time will be reduced to $10,727 and will escalate in increments of 4% annually until July 1, 2007.

                    SIERRA OFFICE SYSTEMS AND PRODUCTS, INC.

                                 March 31, 1998

     Future minimum lease commitments are as follows:

Year ending March 31,
  1999......................................................  $  151,864
  2000......................................................     156,580
  2001......................................................     135,976
  2002......................................................     132,573
  2003......................................................     137,876
  Thereafter................................................     649,622
                                                              ----------
                                                              $1,364,491
                                                              ==========

     Total rental expense for the year ended March 31, 1998, was $136,553.

Concentration

     During the year ended March 31, 1998, one vendor accounted for 48% of the Company's purchases.

NOTE H -- INCOME TAXES

     The provisions for income taxes consist of the following for the year ended March 31, 1998:

Current
  Federal...................................................  $40,000
  State.....................................................    9,000
                                                              -------
                                                              $49,000
                                                              =======

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements for the year ended March 31, 1998:

Current "expected" provision for Federal income taxes.......  25.3%
Adjustments in income taxes resulting from
  State income taxes, net of Federal income tax benefit.....   6.6
  Permanent differences -- other miscellaneous..............   8.1
                                                              ----
Income tax expense..........................................  40.0%
                                                              ====

NOTE I -- SUBSEQUENT EVENT

     In April 1998, the Company and its stockholders have entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC.

     We have audited the accompanying balance sheet of Office Solutions Business Products and Services, Inc. (the "Company"), as of September 30, 1997, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Solutions Business Products and Services, Inc., as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 13, 1998

             OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC.

                                 BALANCE SHEETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1997            1998
                                                              -------------     ---------
                                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $  123,973      $  244,498
  Accounts receivable, less allowances of $25,000 at
     September 30, 1997 and March 31, 1998..................    1,151,921       1,335,026
  Inventories...............................................      354,078         329,903
  Prepaid expenses and other current assets.................       44,674          92,365
                                                               ----------      ----------
       Total current assets.................................    1,674,646       2,001,792
PROPERTY AND EQUIPMENT -- NET...............................      247,996         212,384
                                                               ----------      ----------
                                                               $1,922,642      $2,214,176
                                                               ==========      ==========
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current maturities of capital lease obligations...........   $   55,789      $   47,611
  Accounts payable and accrued expenses.....................    1,179,074       1,134,208
  Income taxes payable......................................       59,000         198,831
                                                               ----------      ----------
       Total current liabilities............................    1,293,863       1,380,650
CAPITAL LEASE OBLIGATIONS, NET..............................       88,742          68,770
COMMITMENTS AND CONTINGENCY
STOCKHOLDERS' EQUITY
  Common stock, no par value; authorized, 1,500 shares;
     issued and outstanding, 1,000 shares as of September
     30, 1997 and March 31, 1998, respectively..............      434,642         434,642
  Retained earnings.........................................      105,395         330,114
                                                               ----------      ----------
                                                                  540,037         764,756
                                                               ----------      ----------
                                                               $1,922,642      $2,214,176
                                                               ==========      ==========

The accompanying notes are an integral part of these statements.

             OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                            SIX MONTHS ENDED
                                                        YEAR ENDED      ------------------------
                                                       SEPTEMBER 30,    MARCH 31,     MARCH 31,
                                                           1997            1997          1998
                                                       -------------    ----------    ----------
                                                                              (UNAUDITED)
Net sales............................................   $9,630,943      $4,160,569    $6,472,780
Cost of goods sold...................................    6,994,643       2,951,197     4,737,192
                                                        ----------      ----------    ----------
       Gross margin..................................    2,636,300       1,209,372     1,735,588
Operating costs and expenses.........................    2,468,759       1,120,611     1,356,657
                                                        ----------      ----------    ----------
       Operating income..............................      167,541          88,761       378,931
Other income (expense)
  Interest income....................................       10,473           4,231         4,024
  Interest expense...................................      (13,619)         (7,151)       (7,705)
                                                        ----------      ----------    ----------
       Income before provision for income taxes......      164,395          85,841       375,250
Provision for income taxes...........................       59,000          30,000       150,531
                                                        ----------      ----------    ----------
       NET INCOME....................................      105,395          55,841       224,719
Retained earnings at beginning of period.............           --              --       105,395
                                                        ----------      ----------    ----------
Retained earnings at end of period...................   $  105,395      $   55,841    $  330,114
                                                        ==========      ==========    ==========

The accompanying notes are an integral part of these statements.

             OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS ENDED
                                                             YEAR ENDED      ---------------------
                                                            SEPTEMBER 30,    MARCH 31,   MARCH 31,
                                                                1997           1997        1998
                                                            -------------    ---------   ---------
                                                                                  (UNAUDITED)
Cash flows from operating activities
  Net income..............................................    $105,395       $ 55,841    $224,719
  Adjustments to reconcile net income to net cash (used
     in) provided by operating activities
     Depreciation and amortization........................      61,856         30,692      40,268
     Changes in operating assets and liabilities
       Accounts receivable................................    (273,157)       (58,375)   (183,105)
       Inventories........................................    (145,412)       (27,400)     24,175
       Prepaid expenses and other current assets..........     (46,497)       (18,048)    (47,691)
       Accounts payable and accrued expenses..............     160,786        (79,213)    (44,866)
       Income taxes payable...............................      59,000         30,000     139,831
                                                              --------       --------    --------
     Net cash (used in) provided by operating
       activities.........................................     (78,029)       (66,503)    153,331
                                                              --------       --------    --------
Cash flows from investing activities
  Purchase of property and equipment......................     (33,150)        (3,075)     (4,656)
                                                              --------       --------    --------
Cash flows from financing activities
  Principal payments on capital lease obligations.........     (41,708)       (12,296)    (28,150)
                                                              --------       --------    --------
       (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS...    (152,887)       (81,874)    120,525
Cash and cash equivalents at beginning of period..........     276,860        276,860     123,973
                                                              --------       --------    --------
Cash and cash equivalents at end of period................    $123,973       $194,986    $244,498
                                                              ========       ========    ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
     Interest.............................................    $  5,000       $  6,000    $  7,000
     Income taxes.........................................          --             --      16,000
  Noncash investing and financial activities:
     Equipment purchased under capital leases.............      90,290             --          --

The accompanying notes are an integral part of these statements.

              OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC

                         NOTES TO FINANCIAL STATEMENTS

                               September 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     Office Solutions Business Products and Services, Inc. (the "Company") is primarily in the business of selling office supplies to commercial and retail enterprises located in Southern California.

     The Company was formed on October 1, 1996 when the stockholders exchanged certain assets and liabilities of their wholly-owned business of the Company in exchange for all of the Company's common stock. The assets and liabilities were valued at their historical cost.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Revenue Recognition

     Revenue is recognized at the time merchandise is shipped to customers.

Inventories

     Inventories, which consist of office supplies, printing supplies, and stationery, are stated at the lower of cost or market, determined on a first-in, first-out basis.

Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line and accelerated methods over their estimated useful lives. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on a straight-line method over the term of the lease. Repairs and maintenance are charged to expense as incurred.


Use of Estimates


     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

     Financial instruments consist principally of cash and cash equivalents and capital lease obligations. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

              OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC

                               September 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

Interim Reporting

     The accompanying financial information as of the six months ended March 31, 1997 and 1998, including such information in the notes to financial statements is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                SEPTEMBER 30,    MARCH 31,     ESTIMATED
                                                    1997           1998       USEFUL LIVES
                                                -------------    ---------    ------------
Vehicles......................................    $ 291,994      $ 291,994    5 years
Furniture and fixtures........................      132,012        132,012    7 years
Data processing equipment.....................       13,740         18,396    5 years
Leasehold improvements........................       26,518         26,518    7 - 15 years
                                                  ---------      ---------
                                                    464,264        468,920
Accumulated depreciation and amortization.....     (216,268)      (256,536)
                                                  ---------      ---------
                                                  $ 247,996      $ 212,384
                                                  =========      =========

     Depreciation expense amounted to $61,856, $40,268 and $31,052 for the year ended September 30, 1997, and the six months ended March 31, 1997 and 1998, respectively.

NOTE C -- CAPITAL LEASES

     The Company leases certain vehicles included in property and equipment that meet the criteria for capitalization. The assets and obligations were recorded at $241,337. Accumulated amortization was $101,437 and $130,182 as of September 30, 1997 and March 31, 1998, respectively.

     The following is a schedule of future minimum payments under the leases:

Year ending September 30,
  1998......................................................  $ 71,205
  1999......................................................    49,079
  2000......................................................    33,440
  2001......................................................    17,755
                                                              --------
          Total lease payments..............................   171,479
Less portion representing interest..........................   (26,948)
                                                              --------
Present value of future lease payments......................   144,531
Current maturities..........................................    55,789
                                                              --------
                                                              $ 88,742
                                                              ========

              OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC

                               September 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE D -- COMMITMENTS AND CONTINGENCY

Operating Lease -- Related Party

     The Company leases its corporate office from the stockholders on a month-to-month lease. Payments are currently $6,000 per month. The stockholders have a $378,000 note payable related to the corporate office that is guaranteed by the Company.

     Total rental expense and payments to the stockholders was $49,148 for the year ended September 30, 1997 and $45,949 for the six months ended March 31, 1998.

Operating Lease -- Other

     The Company leases office space under an operating lease expiring October 31, 1999. Future rental obligations are $18,000 per year for the years ending September 30, 1998 and 1999.

Concentration

     During the year ended September 30, 1997 and the six months ended March 31, 1997 and 1998, two vendors accounted for approximately 70% of the Company's purchases, respectively.

NOTE E -- DEFINED CONTRIBUTION RETIREMENT PLAN

     The Company has a retirement savings and investment plan for substantially all full-time employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Matching employer contributions to the plan are limited to 6% of a participant's compensation. Employer contributions to the plan for the year ended September 30, 1997 were $25,017 and $8,154 and $5,816 for the six months ended March 31, 1997 and 1998, respectively.

NOTE F -- INCOME TAXES

     Income taxes currently payable are provided for on taxable income at the statutory rates applicable to such income. Deferred taxes have not been provided for as the tax basis amounts of the Company's assets and liabilities approximate their reported amounts in the accompanying financial statements.

     The provisions for income taxes consist of the following:

                                                                      SIX MONTHS ENDED
                                                     YEAR ENDED           MARCH 31,
                                                    SEPTEMBER 30,    -------------------
                                                        1997          1997        1998
                                                    -------------    -------    --------
Current
  Federal.........................................     $49,000       $25,000    $128,531
  State...........................................      10,000         5,000      22,000
                                                       -------       -------    --------
                                                       $59,000       $30,000    $150,531
                                                       =======       =======    ========

              OFFICE SOLUTIONS BUSINESS PRODUCTS AND SERVICES, INC

                               September 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

                                                                     SIX MONTHS ENDED
                                                   YEAR ENDED            MARCH 31,
                                                  SEPTEMBER 30,    ---------------------
                                                      1997           1997        1998
                                                  -------------    --------    ---------
Current "expected" provision for Federal income
  taxes.........................................       30%            29%         34%
Adjustments in income taxes resulting from State
  tax, net of Federal benefit...................        6              6           6
                                                       --             --          --
Income tax expense..............................       36%            35%         40%
                                                       ==             ==          ==

NOTE G -- SUBSEQUENT EVENT

     In April 1998, the Company and its stockholders have entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
  GREENWOOD OUTFITTERS, INC.

     We have audited the accompanying balance sheets of Greenwood Outfitters, Inc. (the "Company") as of December 31, 1996 and 1997 and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Greenwood Outfitters, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
January 30, 1998

                           GREENWOOD OUTFITTERS, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                         ------------------------     MARCH 31,
                                                            1996          1997          1998
                                                         ----------    ----------    -----------
                                                                                     (UNAUDITED)
                        ASSETS
CURRENT ASSETS
  Cash.................................................  $  130,941    $  222,025    $  347,668
  Accounts receivable..................................     674,635       977,622     1,086,158
  Inventories..........................................     236,762       129,248       166,136
  Prepaid expenses and other current assets............       6,687        11,819        16,604
                                                         ----------    ----------    ----------
          Total current assets.........................   1,049,025     1,340,714     1,616,566
PROPERTY AND EQUIPMENT -- NET..........................      64,520       102,165       117,957
                                                         ----------    ----------    ----------
                                                         $1,113,545    $1,442,879    $1,734,523
                                                         ==========    ==========    ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable -- trade............................  $  341,093    $  473,926    $  550,867
  Accrued expenses and other current liabilities.......      42,012       118,734       125,171
                                                         ----------    ----------    ----------
          Total current liabilities....................     383,105       592,660       676,038
COMMITMENT
STOCKHOLDERS' EQUITY
  Common stock -- no par value; authorized, 1,000,000
     shares; issued, 50,000 shares.....................     150,000       150,000       150,000
  Retained earnings....................................     710,440       830,219     1,038,485
                                                         ----------    ----------    ----------
                                                            860,440       980,219     1,188,485
  Less treasury stock -- 25,000 shares, at cost........    (130,000)     (130,000)     (130,000)
                                                         ----------    ----------    ----------
                                                            730,440       850,219     1,058,485
                                                         ----------    ----------    ----------
                                                         $1,113,545    $1,442,879    $1,734,523
                                                         ==========    ==========    ==========

The accompanying notes are an integral part of these statements.

                           GREENWOOD OUTFITTERS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                           THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,            MARCH 31,
                                            ------------------------    ------------------------
                                               1996          1997          1997          1998
                                            ----------    ----------    ----------    ----------
                                                                              (UNAUDITED)
Net sales.................................  $7,296,089    $8,920,139    $2,051,384    $2,718,212
Cost of goods sold........................   4,805,822     5,885,430     1,328,731     1,737,804
                                            ----------    ----------    ----------    ----------
          Gross margin....................   2,490,267     3,034,709       722,653       980,408
Operating costs and expenses..............   2,182,847     2,651,594       581,823       701,308
                                            ----------    ----------    ----------    ----------
          Income before income taxes......     307,420       383,115       140,830       279,100
State income tax expense..................      13,330         3,336           333           834
                                            ----------    ----------    ----------    ----------
          NET INCOME......................     294,090       379,779       140,497       278,266
Retained earnings at beginning of
  period..................................     476,350       710,440       710,440       830,219
Distributions.............................     (60,000)     (260,000)      (30,000)      (70,000)
                                            ----------    ----------    ----------    ----------
Retained earnings at end of period........  $  710,440    $  830,219    $  820,937    $1,038,485
                                            ==========    ==========    ==========    ==========
Unaudited Pro Forma Information
  Pro forma net income before provision
     for income taxes.....................  $  307,420    $  383,115    $  140,830    $  279,100
  Provision for income taxes..............     120,021       153,698        56,247       111,472
                                            ----------    ----------    ----------    ----------
          Pro forma income................  $  187,399    $  229,417    $   84,583    $  167,628
                                            ==========    ==========    ==========    ==========


The accompanying notes are an integral part of these statements.

                           GREENWOOD OUTFITTERS, INC.

                            STATEMENTS OF CASH FLOWS

                            Years ended December 31,

                                                                             THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,          MARCH 31,
                                                -----------------------    ----------------------
                                                  1996          1997         1997         1998
                                                ---------    ----------    ---------    ---------
                                                                                (UNAUDITED)
Cash flows from operating activities
  Net income..................................  $294,090     $ 379,779     $ 140,497    $ 278,266
  Adjustments to reconcile net income to cash
     provided by operating activities
       Depreciation...........................    45,249        53,726         9,765        9,592
       Gain on disposal of property and
          equipment...........................        --        (1,421)           --           --
       Changes in operating assets and
          liabilities
          Accounts receivable.................   (64,962)     (302,987)     (150,082)    (108,536)
          Inventories.........................   (70,372)      107,514       160,111      (36,888)
          Prepaid expenses and other current
            assets............................     6,486        (5,132)          792       (4,785)
          Accounts payable -- trade...........   (13,359)      132,833        33,080       76,941
          Accrued expenses and other
            liabilities.......................    (9,762)       76,722         9,067        6,437
                                                --------     ---------     ---------    ---------
       Net cash provided by operating
          activities..........................   187,370       441,034       203,230      221,027
                                                --------     ---------     ---------    ---------
Cash flows from investing activities
  Purchase of property and equipment..........   (33,557)      (93,525)      (18,384)     (25,384)
  Proceeds from disposal of property and
     equipment................................        --         3,575            --           --
                                                --------     ---------     ---------    ---------
     Net cash used in investing activities....   (33,557)      (89,950)      (18,384)     (25,384)
                                                --------     ---------     ---------    ---------
Cash flows from financing activities
  Distributions to shareholders...............   (60,000)     (260,000)      (30,000)     (70,000)
                                                --------     ---------     ---------    ---------
     INCREASE IN CASH.........................    93,813        91,084       154,846      125,643
Cash at beginning of period...................    37,128       130,941       130,941      222,025
                                                --------     ---------     ---------    ---------
Cash at end of period.........................  $130,941     $ 222,025     $ 285,787    $ 347,668
                                                ========     =========     =========    =========
Supplemental disclosures of cash flow
  information:
  Cash paid during the period for Income
     taxes....................................  $ 13,330     $   3,336            --           --

The accompanying notes are an integral part of these statements.

                           GREENWOOD OUTFITTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     Greenwood Outfitters, Inc. (the "Company") is an office supply dealer to businesses in the Dallas/Fort Worth area.

     A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

Revenue Recognition

     Revenue is recognized at the time merchandise is shipped to customers.

Inventories

     Inventories, which consist of merchandise held for sale, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using accelerated methods over the estimated useful lives of the assets ranging from five to seven years. Repairs and maintenance are charged to expense as incurred.

Income Taxes

     Federal income taxes are payable personally by the stockholders of the Company pursuant to an election under Subchapter S of the Internal Revenue Service Code not to have the Company taxed as a corporation. Accordingly, federal income taxes are not reflected in the accompanying financial statements.


     The unaudited pro forma income tax information included in the Statements of Operations and Retained Earnings is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.


Interim Reporting

     The accompanying financial information as of the three months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                           GREENWOOD OUTFITTERS, INC.

                           December 31, 1996 and 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                            DECEMBER 31,
                                       ----------------------    MARCH 31,     ESTIMATED
                                         1996         1997         1998       USEFUL LIVES
                                       ---------    ---------    ---------    ------------
Furniture and fixtures...............  $  14,029    $  14,029    $ 14,029     5 - 7 years
Equipment............................    242,304      321,403     346,787     5 - 7 years
Vehicles.............................     24,016       24,016      24,016     5 years
                                       ---------    ---------    --------
                                         280,349      359,448     384,832
Less accumulated depreciation........   (215,829)    (257,283)    266,875
                                       ---------    ---------    --------
                                       $  64,520    $ 102,165    $117,957
                                       =========    =========    ========

NOTE C -- COMMITMENT

Leases

     The Company leases office and warehouse space under a noncancellable operating lease that expired in February 1998. Rent expense was approximately $46,000, $47,000, $12,000 and $12,000 for the years ended December 31, 1996 and
1997 and the three-month periods ended March 31, 1997 and 1998, respectively.

NOTE D -- AGREEMENT WITH OFFICE CENTRE CORPORATION

     The Company and its stockholders entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") in October 1997, whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

  GEORGIA IMPRESSION PRODUCTS, INC.



     We have audited the accompanying balance sheet of Georgia Impression Products, Inc. (the "Company"), as of June 30, 1997, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia Impression Products, Inc., as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

New York, New York
March 13, 1998

                       GEORGIA IMPRESSION PRODUCTS, INC.


                                 BALANCE SHEETS

                                                              JUNE 30,     MARCH 31,
                                                                1997         1998
                                                              --------     ---------
                                                                          (UNAUDITED)
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $180,082     $306,920
  Accounts receivable.......................................   464,255      360,899
  Inventories...............................................    48,970       54,483
  Prepaid expenses and other current assets.................        --        3,441
                                                              --------     --------
       Total current assets.................................   693,307      725,743
PROPERTY AND EQUIPMENT -- NET...............................    56,455       49,702
OTHER ASSETS
  Security deposits.........................................       650          650
                                                              --------     --------
                                                              $750,412     $776,095
                                                              ========     ========
            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt.........................  $ 35,210     $ 23,967
  Notes payable -- stockholders.............................    43,245           --
  Accounts payable -- trade.................................   273,492      158,358
  Accrued liabilities.......................................    14,625        8,815
  Income taxes payable......................................    49,101      125,000
                                                              --------     --------
       Total current liabilities............................   415,673      316,140
LONG-TERM DEBT, NET.........................................    23,538
COMMITMENT AND CONTINGENCY
STOCKHOLDERS' EQUITY
  Common stock, $1 par value; 100,000 shares authorized
     shares; 48,000 shares issued; 16,000 shares outstanding
     at June 30, 1997 and March 31, 1998....................    48,000       48,000
  Retained earnings.........................................   395,391      544,145
  Treasury stock............................................  (132,190)    (132,190)
                                                              --------     --------
                                                               311,201      459,955
                                                              --------     --------
                                                              $750,412     $776,095
                                                              ========     ========

The accompanying notes are an integral part of these statements.

                       GEORGIA IMPRESSION PRODUCTS, INC.


                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                            NINE MONTHS ENDED
                                                        YEAR ENDED     ---------------------------
                                                         JUNE 30,      MARCH 31,       MARCH 31,
                                                           1997           1997           1998
                                                        ----------     ----------    -------------
                                                                               (UNAUDITED)
Net sales............................................   $3,390,319     $2,309,190    $   2,644,626
Cost of goods sold...................................    2,477,472      1,725,087        1,923,868
                                                        ----------     ----------    -------------
       Gross margin..................................      912,847        584,103          720,758
Operating costs and expenses.........................      745,488        439,722          499,311
                                                        ----------     ----------    -------------
       Operating income..............................      167,359        144,381          221,447
Other income (expense)
  Interest income....................................        4,843          1,640            4,216
  Interest expense...................................       (1,271)          (940)          (3,010)
                                                        ----------     ----------    -------------
       Income before provision for income taxes......      170,931        145,081          222,653
Provision for income taxes...........................       55,374         47,664           73,899
                                                        ----------     ----------    -------------
       NET INCOME....................................      115,557         97,417          148,754
Retained earnings at beginning of period.............      279,834        279,834          395,391
                                                        ----------     ----------    -------------
Retained earnings at end of period...................   $  395,391     $  377,251    $     544,145
                                                        ==========     ==========    =============

The accompanying notes are an integral part of these statements.

                       GEORGIA IMPRESSION PRODUCTS, INC.


                            STATEMENTS OF CASH FLOWS

                                                                            NINE MONTHS ENDED
                                                           YEAR ENDED     ----------------------
                                                            JUNE 30,      MARCH 31,    MARCH 31,
                                                              1997          1997         1998
                                                           ----------     ---------    ---------
                                                                               (UNAUDITED)
Cash flows from operating activities
  Net income............................................   $  115,557     $ 97,417     $148,754
  Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation and amortization....................        3,536        1,394        6,753
       Provision for bad debts..........................        8,542           --           --
       Changes in operating assets and liabilities
          Accounts receivable...........................      (94,170)      13,722      103,356
          Inventories...................................        1,620      (22,641)      (5,513)
          Prepaid expenses and other current assets.....          850       (4,665)      (3,441)
          Accounts payable -- trade.....................       25,039      (24,321)    (115,134)
          Accrued expenses and other current
            liabilities.................................        4,210       (5,000)      (5,810)
          Income taxes payable..........................       46,401       45,401       75,899
                                                           ----------     --------     --------
       Net cash provided by operating activities........      111,585      101,307      204,864
                                                           ----------     --------     --------
Cash flows from investing activities
  Purchase of property and equipment....................      (22,604)      (8,904)          --
                                                           ----------     --------     --------
       Net cash used in investing activities............      (22,604)      (8,904)          --
                                                           ----------     --------     --------
Cash flows from financing activities
  Principal payments on long-term debt..................      (24,676)     (18,507)     (34,781)
  Proceeds from note payable to shareholders............       43,244           --           --
  Payments on note payable to shareholders..............      (39,094)     (31,734)     (43,245)
                                                           ----------     --------     --------
       Net cash used in financing activities............      (20,526)     (50,241)     (78,026)
                                                           ----------     --------     --------
       INCREASE IN CASH AND CASH EQUIVALENTS............       68,455       42,162      126,838
Cash and cash equivalents at beginning of period........      111,627      111,627      180,082
                                                           ----------     --------     --------
Cash and cash equivalents at end of period..............   $  180,082     $153,789     $306,920
                                                           ==========     ========     ========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
     Interest...........................................   $    1,271     $    940     $  3,010
     Income taxes.......................................        8,919        4,665        2,970

The accompanying notes are an integral part of these statements.

                       GEORGIA IMPRESSION PRODUCTS, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                 June 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE A -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations


     Georgia Impression Products, Inc. (the "Company") is primarily in the business of selling office supplies and office equipment to commercial and retail enterprises located in the Atlanta, Georgia region.


     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

  Accounting Period

     The Company elected to operate on a fiscal year beginning July 1.

  Interim Reporting

     The accompanying financial information as of the nine months ended March 31, 1997 and 1998, including such information in the notes to financial statements, is unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results of any other interim period or for an entire year.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  Revenue Recognition

     Revenue is recognized at the time merchandise is shipped to customers.

  Inventories

     Inventories, which consist of office supplies, printing supplies and stationery, are stated at the lower of cost or market, determined on a first-in, first-out basis.

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over their estimated useful lives. Repairs and maintenance are charged to expense as incurred.


  Use of Estimates


     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                       GEORGIA IMPRESSION PRODUCTS, INC.


                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUE)

                                 June 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

  Fair Value of Financial Instruments

     Financial instruments consist principally of cash and cash equivalents, notes payable to stockholders and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates approximate current market rates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                          JUNE 30,    MARCH 31,     ESTIMATED
                                                            1997        1998       USEFUL LIVES
                                                          --------    ---------    ------------
Equipment and furniture.................................  $144,310    $144,310    5 -- 7 years
Leasehold improvements..................................     4,713       4,713    7 -- 15 years
                                                          --------    --------
                                                           149,023     149,023
Less accumulated depreciation and amortization..........    92,568      99,321
                                                          --------    --------
                                                          $ 56,455    $ 49,702
                                                          ========    ========

     Depreciation expense amounted to $3,500, $1,394 and $6,753 for the year ended June 30, 1997, and the nine months ended March 31, 1997 and 1998, respectively.

NOTE C -- NOTE PAYABLE -- STOCKHOLDERS

     Note payable -- stockholders represents bonuses earned by stockholders during the year ended June 30, 1997, and will be paid in equal monthly installments of $1,880 to each stockholder through May 31, 1998. The notes bear interest at 8.0%.

NOTE D -- LONG-TERM DEBT

     Long-term debt consists of the following:

                                                              JUNE 30,    MARCH 31,
                                                                1997        1998
                                                              --------    ---------
Payable to former stockholder, principal of $2,056 paid
  monthly, no interest, final installment due July 31, 1998
  (see Note E)..............................................  $26,732      $ 8,224

Installment loans to Nations Bank, collateralized by
  vehicles, interest at 8.76%, $1,018 paid monthly, final
  installment May 13, 2000..................................   32,016       15,743
                                                              -------      -------
                                                              $58,748      $23,967
                                                              =======      =======

     As of June 30, 1997, aggregate maturities of long-term debt are as follows:

                    YEAR ENDING JUNE 30,
                    --------------------
      1998..................................................  $35,210
      1999..................................................   12,815
      2000..................................................   10,723
                                                              -------
                                                              $58,748
                                                              =======

                       GEORGIA IMPRESSION PRODUCTS, INC.


                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUE)

                                 June 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

     The Company expects to repay the debt during the next fiscal year; therefore, the debt has been classified as a current liability, as of March 31, 1998.

NOTE E -- STOCK REDEMPTION

     On December 29, 1995, the Company purchased 24,000 shares of stock in the Company from one of its stockholders at a cost of $86,690. The repurchase agreement provides for: (i) a $25,000 cash payment and (ii) a note payable in the amount of $61,690 with no stated interest rate. The note payable is payable in monthly installments of $2,056 through July 31, 1998.

NOTE F -- COMMITMENT AND CONTINGENCY

  Operating Lease

     The Company leases its main business location under a lease agreement that expires November 30, 1998. Payments are currently $1,592 per month.

     Total rental expense for the year ended June 30, 1997 and the nine-month periods ended March 31, 1997 and 1998, was $18,430, $15,246 and $15,914,
respectively.

     Future minimum lease commitments are as follows:

                    YEAR ENDING JUNE 30,
                    --------------------
      1998..................................................  $19,104
      1999..................................................    7,962
                                                              -------
                                                              $27,066
                                                              =======

  Concentration

     During the year ended June 30, 1997 and each of the nine-month periods ended March 31, 1997 and 1998, one vendor accounted for 58%, 45% and 49% of the Company's purchases, respectively.

NOTE G -- DEFINED CONTRIBUTION RETIREMENT PLAN

     The Company has a retirement savings and investment plan for substantially all full-time employees, which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. Matching employer contributions to the plan are limited to 35% of a participant's contribution. Employer contributions to the plan for the year ended June 30, 1997 were $8,670 and $5,108 for the nine months ended March 31, 1998.

                       GEORGIA IMPRESSION PRODUCTS, INC.


                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUE)

                                 June 30, 1997
         (Information relating to March 31, 1997 and 1998 is unaudited)

NOTE H -- INCOME TAXES

     The provision for income taxes consists of the following:

                                                                      NINE MONTHS ENDED
                                                      YEAR ENDED    ----------------------
                                                       JUNE 30,     MARCH 31,    MARCH 31,
                                                         1997         1997         1998
                                                      ----------    ---------    ---------
Current
  Federal...........................................   $45,220       $38,959      $60,540
  State.............................................    10,154         8,705       13,359
                                                       -------       -------      -------
                                                       $55,374       $47,664      $73,899
                                                       =======       =======      =======

     The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

                                                                      NINE MONTHS ENDED
                                                      YEAR ENDED    ----------------------
                                                       JUNE 30,     MARCH 31,    MARCH 31,
                                                         1997         1997         1998
                                                      ----------    ---------    ---------
Current "expected" provision for Federal income
  taxes.............................................     28.0%        28.6%        28.9%

Adjustments in income taxes resulting from
  State income taxes, net of Federal income tax
     benefit........................................      4.0          4.3          4.3
  Permanent differences -- other miscellaneous......       .4           --           --
                                                         ----         ----         ----
Income tax expense..................................     32.4%        32.9%        33.2%
                                                         ====         ====         ====

NOTE I -- SUBSEQUENT EVENT

     In May 1998, the Company and its stockholders have entered into a definitive agreement with Office Centre Corporation and Subsidiaries ("Office Centre") whereby Office Centre will acquire, by merger, all of the issued and outstanding stock of the Company, in exchange for cash and common stock of Office Centre upon the consummation of the initial public offering of Office Centre.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  MEGA OFFICE FURNITURE, L.L.C.

     We have audited the accompanying balance sheets of MEGA Office Furniture, L.L.C. (the "Company"), (formerly known as U.S. Office Furniture, L.L.C.), as of December 28, 1996 and January 3, 1998, and the related statements of operations, changes in members' capital and cash flows for the four-month period from September 1, 1996 (inception of operations) to December 28, 1996 and the year ended January 3, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MEGA Office Furniture, L.L.C. as of December 28, 1996 and January 3, 1998, and the results of its operations, changes in members' equity and its cash flows for the four-month period from September 1, 1996 (inception of operations) to December 28, 1996 and the year ended January 3, 1998 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
February 25, 1998

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                                 BALANCE SHEETS

                                                              DECEMBER 28,    JANUARY 3,
                                                                  1996           1998
                                                              ------------    -----------
                           ASSETS
CURRENT ASSETS
  Cash......................................................   $  208,459     $   218,415
  Accounts receivable, net of allowance for doubtful
     accounts of $10,000 and $15,000, respectively..........      461,248         755,647
  Other receivables.........................................      129,964         129,389
  Inventories...............................................    1,037,107       1,498,602
  Other assets..............................................        5,909          62,368
                                                               ----------     -----------
          Total current assets..............................    1,842,687       2,664,421
PROPERTY AND EQUIPMENT, NET.................................      207,687         424,049
INTANGIBLES AND OTHER ASSETS, NET...........................    1,892,991       1,668,999
                                                               ----------     -----------
                                                               $3,943,365     $ 4,757,469
                                                               ==========     ===========
              LIABILITIES AND MEMBERS' CAPITAL
CURRENT LIABILITIES
  Current maturities of long-term debt......................   $   40,763     $    25,238
  Notes payable -- demand...................................           --         715,228
  Due to related parties -- current portion.................      964,000         432,588
  Accounts payable..........................................      593,652         773,766
  Accrued liabilities.......................................      127,814         124,459
  Customer deposits and other liabilities...................      116,701         201,174
                                                               ----------     -----------
          Total current liabilities.........................    1,842,930       2,272,453
LONG-TERM DEBT, net.........................................      201,287         183,454
COMMITMENTS AND CONTINGENCIES
MEMBERS' CAPITAL
  Contributed capital, 295,294 and 367,977 Class A Units,
     respectively...........................................    2,510,000       4,010,000
  Accumulated deficit.......................................     (240,852)     (1,529,696)
                                                               ----------     -----------
                                                                2,269,148       2,480,304
  Subscriptions and notes receivable issued for Class A
     Units..................................................     (370,000)       (178,742)
                                                               ----------     -----------
                                                                1,899,148       2,301,562
                                                               ----------     -----------
                                                               $3,943,365     $ 4,757,469
                                                               ==========     ===========

The accompanying notes are an integral part of these statements.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                            STATEMENTS OF OPERATIONS


                                                                SEPTEMBER 1,
                                                              1996 (INCEPTION)
                                                                  THROUGH         YEAR ENDED
                                                                DECEMBER 28,      JANUARY 3,
                                                                    1996             1998
                                                              ----------------    -----------
Net sales...................................................     $2,727,645       $10,322,689
Cost of sales...............................................      1,844,771         7,146,105
                                                                 ----------       -----------
          Gross margin......................................        882,874         3,176,584
                                                                 ----------       -----------
Store operating expenses....................................        785,142         3,205,577
General and administrative expenses.........................        344,839         1,181,202
                                                                 ----------       -----------
          Loss from operations..............................       (247,107)       (1,210,195)
Interest income.............................................          2,703             6,026
Interest expense............................................        (34,318)         (145,563)
Other income, net...........................................         37,870            60,888
                                                                 ----------       -----------
          NET LOSS..........................................     $ (240,852)      $(1,288,844)
                                                                 ==========       ===========
Unaudited Pro Forma Information
  Pro forma net loss before benefit for income taxes........     $ (240,852)      $(1,288,844)
  Benefit for income taxes..................................         66,184           396,973
                                                                 ----------       -----------
          Pro forma loss....................................     $ (174,668)      $  (891,871)
                                                                 ==========       ===========


The accompanying notes are integral part of these statements.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                    STATEMENT OF CHANGES IN MEMBERS' CAPITAL

                                                                        SUBSCRIPTIONS
                                          CONTRIBUTED    ACCUMULATED      AND NOTES
                                            CAPITAL        DEFICIT       RECEIVABLE         TOTAL
                                          -----------    -----------    -------------    -----------
Members' initial capital
  contributions.........................  $2,510,000     $        --      $      --      $ 2,510,000
  Subscriptions and notes receivable
     issued for Class A Units...........          --              --       (370,000)        (370,000)
  Net loss..............................          --        (240,852)            --         (240,852)
                                          ----------     -----------      ---------      -----------
Members' capital at December 28, 1996...   2,510,000        (240,852)      (370,000)       1,899,148
  Members' capital contributions........   1,500,000              --             --        1,500,000
  Collections of subscriptions and notes
     receivable issued for Class A
     Units..............................          --              --        191,258          191,258
  Net loss..............................          --      (1,288,844)            --       (1,288,844)
                                          ----------     -----------      ---------      -----------
Members' capital at January 3, 1998.....  $4,010,000     $(1,529,696)     $(178,742)     $ 2,301,562
                                          ==========     ===========      =========      ===========

The accompanying notes are an integral part of this statement.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                            STATEMENTS OF CASH FLOWS

                                                                SEPTEMBER 1,
                                                              1996 (INCEPTION)
                                                                  THROUGH         YEAR ENDED
                                                                DECEMBER 28,      JANUARY 3,
                                                                    1996             1998
                                                              ----------------    -----------
Cash flows from operating activities
  Net loss..................................................     $ (240,852)      $(1,288,844)
  Adjustments to reconcile net loss to net cash used in
     operating activities
     Depreciation...........................................         18,892           120,127
     Amortization of intangible assets......................         75,392           296,412
     Loss on disposal of assets.............................             --               233
     Changes in operating assets and liabilities, net of the
       effects of acquisition
       Increase in receivables..............................        (11,768)         (294,399)
       Decrease in other assets.............................        (80,606)          (54,532)
       Increase in inventory................................        (10,467)         (461,495)
       Increase in accounts payable and other liabilities...         21,523           261,232
                                                                 ----------       -----------
          Net cash used in operating activities.............       (227,886)       (1,421,266)
                                                                 ----------       -----------
Cash flows from investing activities
  Purchase of assets of OFP.................................       (800,000)               --
  Purchase of assets of MacThrift...........................             --           (34,833)
  Proceeds from sale of property and equipment..............         15,500               500
  Additions to property and equipment.......................        (43,866)         (324,786)
                                                                 ----------       -----------
          Net cash used in investing activities.............       (828,366)         (359,119)
                                                                 ----------       -----------
Cash flows from financing activities
  Members' contributed capital..............................      2,140,000         1,691,258
  Repayment of debt and other obligations...................       (582,158)       (1,827,206)
  Organization, acquisition and financing costs.............       (293,131)          (38,939)
  Proceeds from notes payable...............................             --         1,250,000
  Proceeds from bank borrowings.............................             --           715,228
                                                                 ----------       -----------
          Net cash provided by financing activities.........      1,264,711         1,790,341
                                                                 ----------       -----------
          NET INCREASE IN CASH..............................        208,459             9,956
Cash at beginning of period.................................             --           208,459
                                                                 ----------       -----------
Cash at end of period.......................................     $  208,459       $   218,415
                                                                 ==========       ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for
     Interest...............................................     $   34,318       $   145,563
Noncash transactions
  Notes and subscriptions receivable for issuance of Class A
     Units..................................................        370,000                --
  Issuance of note in connection with acquisition of
     business...............................................        534,000                --
  Execution of noncompetition and employment agreements in
     connection with acquisition of business................        530,000                --

The accompanying notes are an integral part of these statements.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                         NOTES TO FINANCIAL STATEMENTS

                     December 28, 1996 and January 3, 1998

NOTE A -- ORGANIZATION AND ACQUISITIONS

     MEGA Office Furniture, L.L.C. (the "Company"), formerly known as U.S. Office Furniture, L.L.C., was organized on May 9, 1996 as a Virginia limited liability company for the purpose of establishing and operating a chain of retail office furniture superstores. The Company began operations effective September 1, 1996, when it purchased substantially all of the assets and assumed specified liabilities of Office Furniture Plus, Inc. ("OFP"), an office furniture retailer with operations in Richmond and Chesapeake, Virginia, for an initial cash payment of $800,000 and a total consideration of approximately $2 million. The Company financed the OFP acquisition and its initial working capital requirements by the receipt of equity capital of $2,140,000 pursuant to the terms of a confidential memorandum dated August 16, 1996 for the private placement of equity units and the assumption of certain other obligations related to the purchase of OFP totaling $1 million. The OFP transaction was accounted for as a purchase and the purchase price and the related acquisition costs were allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition.

     Effective April 25, 1997, the Company purchased, for a nominal price, certain assets of Southern Office Furniture Distributors, Inc. related to the operations of MacThrift Office Furniture of Richmond. These assets consisted primarily of customer lists, open orders and outstanding bids and proposals. This transaction was also accounted for as a purchase.

     On September 11, 1997, the Company received an equity contribution, from an affiliate of the Company's Chairman, to purchase a 19% interest in the Company for a cash consideration of $1.5 million. These proceeds were used to reduce certain obligations associated with the purchase of OFP and for general working capital requirements.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Period

     The Company's fiscal year comprises the 52 or 53 weeks ending on the last Saturday closest to the end of the calendar year. The accompanying financial statements are for the 17-week period ended December 28, 1996 and the 53-week period ended January 3, 1998.

Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the average cost method.

Property and Equipment

     Additions to property and equipment, other than capital leases, are recorded at cost. Capital leases are recorded at the lesser or fair value or the discounted present value of the minimum lease payments. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Capital leases are amortized by the straight-line method over the estimated useful lives of the leased assets. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful life of the asset or the term of the lease.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

Intangibles

     Goodwill and other intangibles related to the acquisition of OFP are being amortized over a period of 15 years using the straight-line method. Organization costs and customer lists are being amortized over periods of 10 years and 5 years, respectively, using the straight-line method. Deferred employment costs and similar intangibles are being amortized over the terms of the related contracts, which are generally 2 years. Accumulated amortization at December 28, 1996 and January 3, 1998 was $75,392 and $371,804, respectively.

Revenue Recognition and Customer Deposits

     Revenue is recognized at the time merchandise is shipped to the customer. The Company generally offers extended payment terms to customers other than individuals and requires deposits from customers for initial purchases and special order transactions. Customer deposits are applied against a customer's account receivable balance upon delivery of merchandise.

Valuation of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company has determined no provision is necessary for the impairment of long-lived assets at December 28, 1996 and January 3, 1998.

Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes

     Income taxes are not reflected in the accompanying financial statements because the Company is treated as a partnership for income tax purposes, and the responsibility for income taxes is that of the members and not that of the Company.


     The unaudited pro forma income tax information included in the Statements of Operations is presented in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.


Fair Value of Financial Instruments

     Financial instruments consist principally of cash, promissory notes due from related parties, capital lease obligations, line of credit and promissory notes classified as long-term debt. The carrying value of these instruments approximates their fair value because of their short maturity and their stipulated interest rates being based on current market rates.

NOTE C -- FINANCING ARRANGEMENTS AND LIQUIDITY ISSUES

     The Company reported a cumulative net loss of $1,529,696 since beginning operations on September 1, 1996 and is continuing to require cash on a monthly basis as it develops and refines its business model. However, management has prepared a business plan for the current operations to include a financial forecast through

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

March 1999 which indicates that the working capital at January 3, 1998 together with the line of credit facility finalized in November 1997 (see Note E) will adequately fund the Company's cash requirements for this period. To fully execute its expansion strategy and open superstores in other markets, additional equity capital will be required and management is continuing to explore these opportunities.

NOTE D -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                                       ESTIMATED
                                                         DECEMBER 28,    JANUARY 3,     USEFUL
                                                             1996           1998         LIVES
                                                         ------------    ----------    ---------
Leasehold improvements.................................   $  61,003       $302,611     2-5 years
Fixtures and equipment.................................     145,949        231,273     3-5 years
Transportation equipment...............................      19,122         28,412     3-5 years
                                                          ---------       --------
                                                            226,074        562,296
Less accumulated depreciation..........................      18,387        138,247
                                                          ---------       --------
                                                          $ 207,687       $424,049
                                                          =========       ========

     Depreciation expense for the periods ended December 28, 1996 and January 3, 1998 was $18,892 and $120,127, respectively.

NOTE E -- NOTES PAYABLE AND LONG-TERM DEBT

     Balances outstanding comprise:

                                                              DECEMBER 28,   JANUARY 3,
                                                                  1996          1998
                                                              ------------   ----------
Demand notes payable to commercial bank (a).................  $        --    $        --
Line of credit demand borrowings with a financial services
  company (b)...............................................           --        715,228
10% subordinated convertible note payable to OFP (payable
  within one year)(c).......................................      534,000        267,588
Employment and noncompete contracts (payable within one
  year) (d).................................................      430,000        165,000
11.5% subordinated convertible note, due August 31, 1999
  (e).......................................................      150,000        150,000
Capital lease obligations ($26,763 and $25,238 payable
  within one year, respectively) (Note G)...................       78,050         58,692
Installment purchase (payable within one year)..............       14,000             --
                                                              -----------    -----------
                                                                1,206,050      1,356,508
Less amount due within one year.............................   (1,004,763)    (1,173,054)
                                                              -----------    -----------
                                                              $   201,287    $   183,454
                                                              ===========    ===========

---------------

(a) In December 1996, the Company established, with a commercial bank, a $600,000 line of credit (the "Line"). As of December 28, 1996, the line remained unused. The Company's line of credit was subsequently increased by additional borrowings under demand notes of $400,000 in April and $250,000 in June 1997. All assets of the Company, and all accounts receivable and inventory of an affiliate of the Company's Chairman, The Supply Room Companies, Inc. ("TSRC"), were pledged as collateral for borrowings under these arrangements. Advances under these facilities were also guaranteed by the

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

    Company's Chairman. All borrowings under these arrangements were repaid as of January 3, 1998 and these credit facilities were closed at year-end.

(b) In November 1997, the Company obtained a revolving line of credit with a commercial finance company providing for maximum borrowings of $1,500,000 at an interest rate of prime plus 1.5%. Borrowings under this facility are subject to advance rates of 80% of eligible accounts receivable and 50% of qualifying inventories and are secured by effectively all of the Company's assets. The Company's Chairman has a deficiency guarantee limited to $100,000.

(c) In connection with the acquisition of certain assets of OFP, the Company issued a $570,000 subordinated convertible note to OFP. The principal balance of the note was subsequently adjusted to $532,588 and certain terms of this agreement were renegotiated in September 1997. A payment of $265,000 was made on September 30, 1997 and the balance is due on or before March 31, 1998. The principal balance of this note bears interest at 10%, payable monthly, and is convertible in increments of at least $50,000, at the option of OFP, at any time prior to maturity into membership units in the Company at the rate of $15 per unit.

(d) The Company also entered into agreements with certain key personnel of OFP to provide payments to such employees in exchange for continued employment and noncompete agreements. The terms of these arrangements were renegotiated in September 1997. A payment of $265,000 under these obligations was made in September 1997 and the remaining $165,000 due under such arrangements is now payable on March 31, 1998.

(e) In connection with the August 1996 acquisition of OFP, the Company assumed a $150,000 promissory note from a former stockholder of OFP. The principal balance of this note is due on August 31, 1999, bears interest at the rate of 11.5%, payable monthly, and is convertible in increments of at least $50,000, at the option of the holder, at any time prior to maturity into membership units in the Company at a rate of $15 per unit.

NOTE F -- OPERATING AGREEMENT AND MEMBER'S CAPITAL

     As a limited liability company, the Company is comprised of members holding units in the Company pursuant to the applicable sections of the operating agreement of the Company (the "Operating Agreement"). Each member has voting rights based upon the number of units owned. At January 3, 1998, there were 367,977 Class A Units outstanding. Originally, 214,000 units were issued to management and other members pursuant to the terms of a confidential memorandum (the "Confidential Memorandum") dated August 16, 1996 for a cash consideration of $10 per unit. Additionally, pursuant to the terms of the Confidential Memorandum, two former stockholders of OFP were issued 16,500 units in exchange for noninterest-bearing notes due August 31, 1997 (these notes are payable on March 31, 1998), 18,500 units were issued to five members whose subscription agreements were accepted (and subsequently collected) by the Company, and 2,000 units were issued to an officer of the Company in exchange for a promissory note payable in equal biweekly installments over three years at an interest rate of 10%. In September 1997, 69,266 units representing a 19% interest in the Company were issued to TSRC for a total consideration of $1,500,000.

     Pursuant to the terms of the Confidential Memorandum, the Company issued 44,294 Class A Units to the Chairman to effect an ownership interest of 15% ("Founder's Interest") with respect to the number of units of members' capital outstanding. The Founder's Interest was granted in recognition of the Chairman's effort in organizing the Company and his guarantees of certain financing arrangements received by the Company. The Operating Agreement also provides that the Founder's Interest will not be reduced below 12.5% on a fully diluted basis with respect to the Company's first $7.5 million in capital contributions. Class B Units Options at an exercise price of $5.30 per unit will be automatically granted to the Chairman upon the issuance of any

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

subsequent units by the Company in an amount sufficient to maintain his Founder's Interest at 12.5%. In September 1997, 10,924 options were issued to the Founder to maintain his Founder's Interest at 12.5% as a result of the $1.5 million investment by TSRC. All units issued relating to the Founder's Interest only entitle the holder to share, on a pro rata basis, in the profits of the Company. These units do not receive a capital account or a priority in the return of the Chairman's investment.

     The Operating Agreement also establishes an Incentive Plan which provides for the issuance of restricted awards of Class A Units ("Restricted Class A Units") and options to acquire Class B Units to management of the Company. The aggregate of such awards under the Incentive Plan may not at any time exceed 15% of the total units outstanding, including units authorized and relating to the Incentive Plan. As of January 3, 1998, the Company had awarded 10,250 Restricted Class A Units and 29,250 options to acquire Class B Units at an exercise price of $10.00 per unit to management and other key employees, with such awards vesting ratably as future services are performed over a three-year period. The exercise price of all options awarded under the Incentive Plan shall be equal to the fair market value of a unit in the Company on the date of grant, and options will be granted for 10-year terms. The Restricted Class A Units only entitle the holder to share in a pro rata basis in the profits of the Company relating back to the date of grant. These units do not receive a capital account or a priority in the return of the holder's investment. At January 3, 1998, 3,417 restricted Class A Units and 26,751 options to purchase Class B Units were vested.

     Profits and losses are allocated in accordance with the Operating Agreement, in proportion to each Member's pro rata interest in the Company. The Operating Agreement provides each holder of Class A Units with preemptive rights to purchase additional units in the event of future issuance of units by the Company. Exercise of such preemptive rights would be at the same per unit price being received by the Company from other investors. In addition, the Operating Agreement provides that any member wishing to sell units must first offer such units to existing members before selling such units to persons or entities not holding a membership interest in the Company. Such offers must be at the same terms and provisions for all parties.

     The Company recognizes compensation cost in accordance with APB No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the impact on the Company's net loss for either period would have been immaterial.

     The following summarizes stock option transactions for the respective periods:

                                                                1996                         1997
                                                     --------------------------   --------------------------
                                                      NUMBER OF      WEIGHTED      NUMBER OF      WEIGHTED
                                                     UNEXERCISED     AVERAGE      UNEXERCISED     AVERAGE
                                                       OPTIONS     OPTION PRICE     OPTIONS     OPTION PRICE
                                                     -----------   ------------   -----------   ------------
Options at beginning of year.......................        --         $   --        39,250         $10.00
Granted............................................    39,250          10.00        11,424           5.51
Exercised..........................................        --                           --
Cancelled..........................................        --                       10,500          10.00
Options at end of year.............................    39,250          10.00        40,174           8.72
Options exercisable at year-end....................    35,750          10.00        37,675           8.64

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

NOTE G -- COMMITMENTS AND CONTINGENCIES

Leases

The Company has entered into lease agreements with initial terms ranging from 1 to 5 years for certain stores, warehouses and equipment. The lease terms generally provide that the Company pay the related taxes, insurance and maintenance costs. The following capital leases are included in the balance sheet at January 3, 1998:

Fixtures and equipment......................................  $95,850
Less accumulated amortization...............................   29,044
                                                              -------
                                                              $66,806
                                                              =======

     Capitalized lease amortization is included in depreciation expense.

     Future minimum lease payments under capital leases and operating leases having lease terms in excess of one year at January 3, 1998, are as follows:

                                                        CAPITAL    OPERATING
                                                        LEASES       LEASES
                                                        -------    ----------
1998..................................................  $30,902    $  467,671
1999..................................................   29,126       460,812
2000..................................................    8,060       467,720
2001..................................................       --       350,545
2002..................................................       --        56,807
                                                        -------    ----------
Total minimum lease payments..........................   68,088    $1,803,555
                                                                   ==========
Less imputed interest and executory costs.............    9,396
                                                        -------
Present value of minimum lease payments (included in
  long-term debt).....................................  $58,692
                                                        =======

     The Company recorded rent expense for the years ended December 28, 1996 and January 3, 1998 of $155,206 and $578,306, respectively.

Employment Contracts

     The Company has employment contracts with certain key employees covering such matters as base compensation, incentive plans, benefits, termination and noncompetition. These agreements are for initial periods of two years or less and are automatically renewable for additional one-year terms. Annual base compensation pursuant to the terms of these contracts is approximately $370,000 and the agreements may be terminated by the Company with sixty-days' notice prior to the end of an initial or any renewal term.

Concentrations

     As of December 28, 1996 and January 3, 1998, one vendor represented approximately 40% of total purchases for both years. The vendor's balance represented less than 1% of trade payables at both December 28, 1996 and January 3, 1998. No customer represented more than 5% of total revenues in either period.

                         MEGA OFFICE FURNITURE, L.L.C.
               (FORMERLY KNOWN AS U.S. OFFICE FURNITURE, L.L.C.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                     December 28, 1996 and January 3, 1998

NOTE H -- RELATED PARTY TRANSACTIONS

     The Company leases retail sales and warehouse space from an affiliate of certain stockholders of MEGA who are currently employed by the Company. The related rents for the four-month period ended December 28, 1996 and twelve-month period ended January 3, 1998 were $92,083 and $242,917, respectively. The Company's future obligations under such lease agreements total approximately $646,250 over the remaining lease terms.

     At January 3, 1998, the Company had two letters of credit outstanding totalling $185,000 with a commercial bank. The accounts receivable and inventories of TSRC have been pledged as collateral for these facilities and the letters of credit have been additionally guaranteed by the Company's Chairman.

NOTE I -- SUBSEQUENT EVENTS (UNAUDITED)

     The property which the Company has been leasing for its retail operations in Chesapeake, Virginia was sold effective October 28, 1997 and, pursuant to the terms of the lease for this space, notice was received from the new landlord that the lease would terminate at the end of February 1998. Effective March 1, 1998, this lease was amended such that the Company would occupy 30% of the demised premises through May 31, 1998. On March 3, 1998, the Company entered into a lease agreement for a property in Norfolk, Virginia for an initial term of five years and plans to relocate the operations from Chesapeake, Virginia at the end of April 1998. Management has recognized the relocation of its operations in Tidewater, Virginia in the business plan discussed in Note C and believes that these changes will not adversely impact the Company.

     On March 24, 1998, the Board of Directors approved a resolution to amend the operating agreement with respect to the allocation of profits and losses and to revalue the Company's assets as of September 11, 1997 for capital account purposes only, as permitted by the Internal Revenue Code, such that the value of the capital accounts is equal to the aggregate of the capital contributions received. The amendments to the operating agreement provide that: (1) if the capital account balances are less than the capital initially contributed, profits and losses are to be allocated based on the percentage of capital contributed by each member and (2) if the capital account balances are in excess of the capital contributions of all members, profits and losses will be distributed on a per unit basis. Member consent to the amendments to the operating agreement was subsequently received by the Company.

     The balance due to OFP of $265,588 pursuant to the terms of the subordinated promissory note (see Note E(c)) was paid on March 31, 1998. Also on March 31, 1998, the subscription receivables due from two shareholders of OFP for the combined amount of $165,000 (see Note F) and the payments due to these same individuals relating to employment and noncompetition agreements totalling $165,000 (see Note E(d)) were deemed to have been paid in full.

------------------------------------------------------------
------------------------------------------------------------

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                               ------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Prospectus Summary.........................    3
Risk Factors...............................   10
Use of Proceeds............................   16
Dividend Policy............................   18
Capitalization.............................   18
Dilution...................................   19
Selected Combined Pro Forma Financial
  Data.....................................   20
Selected Financial Data of Office Centre
  Corporation..............................   22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   23
Industry Overview..........................   29
Business...................................   30
Management.................................   43
Principal and Selling Stockholders.........   49
Certain Transactions.......................   51
Description of Capital Stock...............   53
Shares Eligible for Future Sale............   55
Underwriting...............................   56
Legal Matters..............................   57
Experts....................................   57
Additional information.....................   57
Index to Financial Statements..............  F-1


THROUGH AND INCLUDING             , 1998 (THE 25TH DAY AFTER THE DATE OF THIS
PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                                4,000,000 SHARES

                              [OFFICE CENTRE LOGO]

                           OFFICE CENTRE CORPORATION

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                         MORGAN KEEGAN & COMPANY, INC.
                      MCDONALD & COMPANY SECURITIES, INC.
                     CREDIT LYONNAIS SECURITIES (USA) INC.
                                              , 1998

------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. The Company is paying all of these expenses in connection with the issuance and distribution of the securities except for the incremental costs associated with the shares being sold by the Selling Stockholders (i.e., the additional SEC registration fee, NASD filing fee and the Nasdaq Stock Market's National Market listing fee attributable to such shares).


SEC registration fee........................................  $   16,284
NASD filing fee.............................................       5,300
Nasdaq Stock Market's National Market listing fee...........      77,000
Accountant's fees and expenses..............................   2,700,000
Legal fees and expenses.....................................   1,300,000
Printing expenses...........................................     250,000
Transfer Agent and Registrar fees...........................      10,000
Financial advisers and offering consultants.................   1,115,000
Miscellaneous...............................................     476,416
                                                              ----------
     Total..................................................  $5,950,000
                                                              ==========


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Office Centre Corporation's Amended and Restated Certificate of Incorporation provides that Office Centre Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fine and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In the case of a derivative suit, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Reference is hereby made to Article V of the Company's Amended and Restated By-Laws, filed as Exhibit 3.02 hereto, which provides for indemnification of directors and officers.

     Reference is hereby made to the Indemnification Agreement, the form of which is filed as Exhibit 10.17 hereto, which Office Centre Corporation has entered into with its directors and certain key officers. Pursuant to such Agreement, Office Centre Corporation generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above. In addition, Office Centre Corporation maintains directors' and officers' liability insurance in the amount of $5 million.

     Reference is hereby made to the Underwriting Agreement, the form of which is filed as Exhibit 1.01 hereto, in which Office Centre Corporation agrees to indemnify the underwriters and certain other persons against certain civil liabilities.

     Office Centre Corporation's Amended and Restated Certificate of Incorporation also contains provisions eliminating a director's personal liability to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the DGCL.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since its incorporation in October 1996, Office Centre Corporation has issued the following securities. The number of shares listed in paragraphs (a) through (c) and in paragraph (e) do not give effect to the Reverse Split:

     (a) On March 21, 1997, Office Centre Corporation issued shares of Common Stock to the following founders in the amounts and for the consideration indicated:

Clifford M. Davie:                                1 share for a consideration of $.001
Walter H. Gordenstein:                            1 share for a consideration of $.001

     (b) On May 2, 1997, Office Centre Corporation issued shares of Common Stock to the following founders in the amounts and for the consideration indicated:

Clifford M. Davie:                                2,520,727 shares for a consideration of $2,520.73
Walter H. Gordenstein:                            1,757,444 shares for a consideration of $1,757.44
John D. Kaweske:                                  164,229 shares for a consideration of $164.23

     (c) On May 23, 1997, Office Centre Corporation issued shares of Common Stock to the following parties in the amounts and for the consideration indicated:

Clifford M. Davie Trust:                          (i) 78,492 shares in exchange for Mr. Davie's
                                                  ownership interest in UDI Corp.
                                                  (ii) 51,116 shares in exchange for Mr. Davie's
                                                  ownership interests in UDI II Corp.
Walter H. Gordenstein:                            (i) 39,246 shares in exchange for Mr. Gordenstein's
                                                  ownership interest in UDI Corp.
                                                  (ii) 51,116 shares in exchange for Mr.
                                                  Gordenstein's ownership interest in UDI II Corp.

     (d) On August 22, 1997, Office Centre Corporation issued 50,000 shares of Common Stock to Joseph Hajjar for a consideration of $5,000 pursuant to an employment agreement between Office Centre Corporation and Mr. Hajjar.

     (e) On January 9, 1998, Office Centre Corporation issued 100,000 shares of Common Stock to John Davie in exchange for a license to use the "Smart Consumer" concept developed by Mr. Davie.


     (f) Simultaneously with the closing of the Offering, Office Centre Corporation will issue an aggregate principal amount of $325,000 of shares of Common Stock calculated at the initial public offering price per share to Benchmark Associates, Inc. in exchange for consulting services rendered.



     (g) Simultaneously with the closing of the Offering, Office Centre Corporation will issue an aggregate principal amount of $1,175,000 of shares of Common Stock calculated at the initial public offering price per share to R.K. Grace & Company in exchange for consulting services rendered.



     (h) Simultaneously with the Offering, the Company will issue an aggregate principal amount of $36,899,000 of shares of Common Stock calculated at the initial public offering price per share in connection with the acquisition of twelve businesses. Pursuant to the definitive merger agreements, as amended, between the Company and each of TSR, New England, and Greenwood, respectively, Office Centre Corporation, in its sole discretion, may substitute cash in the amount of $1 million with respect to each such transaction as consideration in lieu of $1 million of Common Stock otherwise deliverable under each such agreement. If such options are exercised, the number of shares of Common Stock issued in connection with such acquisitions will be reduced accordingly.



     (i) Simultaneously with the Offering, Office Centre Corporation will grant options to purchase 524,600 shares of Common Stock to certain employees of the Founding Companies who will become employees of the Company after consummation of the Acquisitions.



     (j) At various times between September 1, 1997 and the closing of the Offering, Office Centre Corporation will have granted options to purchase 600,000 shares of Common Stock to various consultants, employees, directors and officers of Office Centre Corporation and UDI.


     The transactions set forth above were undertaken in reliance upon the exemptions from the registration requirements of the Securities Act afforded by
(i) Section 4(2) thereof and/or Regulation D promulgated thereunder, as sales not involving a public offering, and/or (ii) Rule 701 promulgated thereunder, as sales by an issuer to employees, directors, officers, consultants or advisors pursuant to written compensatory benefits plans or written contracts relating to the compensation of such persons. The purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements. Office Centre Corporation will place stop transfer instructions with its transfer agent with respect to all such securities.

ITEM 16.  EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits (see exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)


EXHIBIT
 NUMBER                       EXHIBIT DESCRIPTION
-------                       -------------------
   *1.01  Underwriting Agreement, dated as of             , 1998, by
          and among Office Centre Corporation, Morgan Keegan, Credit
          Lyonnais Securities Inc. and McDonald & Company Securities,
          Inc.
  **2.01  Merger Agreement, dated as of May 18, 1998, among Office
          Centre Corporation, OCC New York, Inc., King Office Supply,
          Inc. and the persons listed on Schedule A
  **2.02  Merger Agreement, dated as of October 31, 1997, by and among
          Office Centre Corporation, Office Centre Grand Rapids, Inc.,
          "SOS" Office Supply, Inc. and the shareholders named therein
  **2.03  First Amendment to Merger Agreement, dated May 15, 1998, by and among Office Centre Corporation, Office Centre Grand
          Rapids, Inc., "SOS" Office Supply, Inc. and the shareholders named therein
  **2.04  Merger Agreement, dated as of October 24, 1997, by and among
          Office Centre Corporation, Office Centre Fort Worth,
          Greenwood Outfitters, Inc. and the shareholders named
          therein
  **2.05  First Amendment to Merger Agreement, dated October 24, 1997, by and among Office Centre Corporation, Office Centre Fort
          Worth, Greenwood Outfitters, Inc. and the shareholders named therein
  **2.06  Second Amendment to Merger Agreement, dated April 24, 1998, by and among Office Centre Corporation, Office Centre Fort
          Worth, Greenwood Outfitters, Inc. and the shareholders named therein
 ***2.07  Amendment No. 3 to Merger Agreement, dated as of May 20,
          1998, by and among Office Centre Corporation, Office Centre
          Fort Worth, Greenwood Outfitters, Inc. and the shareholders named therein
  **2.08  Amended and Restated Merger Agreement, dated May 20, 1998, by and among Office Centre Corporation, Office Centre
          Richmond, Office Centre Richmond, The Supply Room Companies
          Inc. and the shareholders named therein

EXHIBIT
 NUMBER                       EXHIBIT DESCRIPTION
-------                       -------------------
 ***2.09  Amendment No. 1 to Amended and Restated Merger Agreement,
          dated as of May 20, 1998, by and among Office Centre
          Corporation, Office Centre Richmond, Office Centre Richmond,
          The Supply Room Companies, Inc. and the shareholders named therein
  **2.10  Merger Agreement, dated as of April 20, 1998, by and among
          Office Centre Corporation, Office Centre Montgomery, Office
          Express, Inc. and the shareholders named therein
  **2.11  Merger Agreement, dated as of April 10, 1998, by and among
          Office Centre Corporation, Office Centre Yorba Linda, Office
          Solutions Business Products and Services, Inc. and the
          shareholders named therein
 ***2.12  Amendment No. 1 to Merger Agreement, dated as of May 20,
          1998, by and among Office Centre Corporation, Office Centre
          Yorba Linda, Office Solutions Business Products and
          Services, Inc. and the shareholders named therein
  **2.13  Merger Agreement, dated as of May 15, 1998, by and among
          Office Centre Corporation, Office Centre New England, New
          England Office Supply Company, Inc. and the shareholder
          named therein
 ***2.14  Amendment No. 1 to Merger Agreement, dated as of May 20,
          1998, by and among Office Centre Corporation, Office Centre
          New England, New England Office Supply Company, Inc. and the
          shareholder named therein
  **2.15  Merger Agreement, dated as of April 23, 1998, by and among
          Office Centre Corporation, Office Centre Sacramento, Sierra
          Office Systems and Products, Inc. and the shareholders named therein
 ***2.16  Amendment No. 1 to Merger Agreement, dated as of May 20,
          1998, by and among Office Centre Corporation, Office Centre
          Sacramento, Sierra Office Systems and Products, Inc. and the
          shareholders named therein
  **2.17  Merger Agreement, dated as of April 8, 1998, by and among
          Office Centre Corporation, Office Centre Georgia, Southern
          Office Centre, Inc. and the shareholders named therein
  **2.18  Merger Agreement, dated as of April 23, 1998, by and among
          Office Centre Corporation, Office Centre Georgia, Georgia
          Impressions, Inc. and the shareholders named therein
 ***2.19  Amendment No. 1 to Merger Agreement, dated as of May 20,
          1998, by and among Office Centre Corporation, Office Centre
          Georgia, Georgia Impression, Inc. and the shareholders named therein
  **2.20  Merger Agreement, dated as of April 23, 1998, by and among
          Office Centre Corporation, Office Centre Fort Worth, Inc.,
          Metro Data Supply, Inc. and the shareholders named therein
  **2.21  Merger Agreement, dated as of April 21, 1998, by and among
          Office Centre Corporation, Office Centre Fort Worth, Inc.,
          BCB Office Products Company, BCB Specialties, Inc. and the
          shareholders named therein
  **2.22  Stock Purchase Agreement, dated as of May 23, 1997, among
          Walter Gordenstein, Dean Witter Reynolds, Inc., Custodian
          for the IRA Rollover of Clifford M. Davie DTD 12/15/94,
          Clifford M. Davie and Office Centre Corporation relating to
          UDI Corp.
  **2.23  Stock Purchase Agreement, dated as of May 23, 1997, among
          Walter Gordenstein, Dean Witter Reynolds, Inc., Custodian
          for the IRA Rollover of Clifford M. Davie DTD 12/15/94,
          Clifford M. Davie and Office Centre Corporation relating to
          UDI II Corp.
  **2.24  Agreement and Plan of Merger, dated as of April 15, 1998, between UDI Corp. and UDI II Corp.
  **3.01  Amended and Restated Certificate of Incorporation of Office
          Centre Corporation
  **3.02  Amended and Restated By-Laws of Office Centre Corporation
  **4.01  Specimen of Common Stock Certificate of Office Centre
          Corporation
   *5.01  Opinion of Richards & O'Neil, LLP
 **10.01  Employment/Consulting Agreement, dated July 20, 1995, by and between UDI Corp., UDI II Corp, Clifford M. Davie and/or
          Buying Group Services, Inc.

EXHIBIT
 NUMBER                       EXHIBIT DESCRIPTION
-------                       -------------------
 **10.02  Employment Agreement, dated as of May 1, 1997 by and between
          Office Centre Corporation and Robert J. Gillon, Jr.
 **10.03  Amendment to Employment Agreement, dated as of August 8,
          1997, between Office Centre Corporation and Robert J.
          Gillon, Jr.
 **10.04  Reformation of Employment Agreement, dated as of March 12,
          1998, between Office Centre Corporation and Robert J.
          Gillon, Jr.
 **10.05  Amendment No. 2 to Employment Agreement, dated as of May 14,
          1998, between Office Centre Corporation and Robert J.
          Gillon, Jr.
 **10.06  Employment Agreement, dated as of August 22, 1997, between
          Office Centre Corporation and Joseph Hajjar
 **10.07  Amendment No. 1 to Employment Agreement, dated as of May 14,
          1998, between Office Centre Corporation and Joseph Hajjar
 **10.08  Employment Agreement, dated as of April 15, 1998, between
          Office Centre Corporation and Walter Gordenstein
 **10.09  Employment Agreement, dated as of April 8, 1998, between
          Office Centre Corporation and Thomas F. Mooney
 **10.10  Employment Agreement, dated as of February 20, 1998, by and between Office Centre Corporation and Richard Case
 **10.11  Consulting Agreement, dated February 1, 1997, between Office
          Centre Corporation and Benchmark Associates, Inc.
 **10.12  Agreement, dated January 9, 1998, by and between Office
          Centre Corporation and John Davie
 **10.13  Agreement, dated as of April 15, 1998, between Office Centre
          Corporation and Walter Gordenstein
 **10.14  Amendment No. 1 to Agreement, dated as of May 14, 1998, by and between Office Centre Corporation and Walter Gordenstein
 **10.15  Agreement, dated as of May 13, 1998, between Office Centre
          Corporation, Dean Witter Reynolds, Inc., Custodian for the
          IRA Rollover DTD 12/15/94, and Clifford M. Davie
 **10.16  Financial Advisory Agreement, dated as of February 1, 1997, by and between Office Centre Corporation and R.K. Grace &
          Company
 **10.17  Form of Indemnification Agreement entered into by Office
          Centre Corporation with each of the following persons:
          Robert J. Gillon, Jr., John D. Kaweske, Joseph Hajjar,
          Clifford M. Davie, Edward A. Schefer, Thomas F. Mooney,
          Charles J. Murphy and Yancey Jones
***10.18  Office Centre Corporation 1998 Stock Option Plan
***10.19  Form of Stock Option Agreement
  *10.20  Loan and Security Agreement, dated July   , 1998, by and
          among Office Centre Corporation and First Union National
          Bank, as Agent, and the financial institutions now or
          hereafter parties thereto
  *10.21  Revolving Credit Note, dated July   , 1998, issued by Office
          Centre Corporation in favor of First Union National Bank
 **10.22  Buying Group Agreement, dated December 1, 1997, between
          Office Centre Corporation and S.P. Richards Co. (Previously
          filed as Exhibit 10.27)
 **10.23  Buying Group Agreement, dated December 1, 1997, between
          Office Centre Corporation and United Stationers (Previously
          filed as Exhibit 10.28)
 **10.24  Form of Employment Agreement by and between Office Centre
          Corporation and Yancey S. Jones (Previously filed as Exhibit
          10.29)
 **21.01  Subsidiaries of Office Centre Corporation
***23.01  Consent of Grant Thornton LLP

EXHIBIT
 NUMBER                       EXHIBIT DESCRIPTION
-------                       -------------------
  *23.02  Consent of Richards & O'Neil, LLP (incorporated into Exhibit
          5.01)
 **27.01  Financial Data Schedule


---------------

  * To be filed by amendment


 ** Previously filed



*** Filed herewith


     (b) Financial Statement Schedules

     Schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.


     (b) The Company hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as are required by the underwriters to permit prompt delivery to each purchaser.



     (c) The Company hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 1998.


                                          OFFICE CENTRE CORPORATION

                                          By: /s/ ROBERT J. GILLON, JR.
                                            ------------------------------------
                                            Name: Robert J. Gillon, Jr.
                                            Title: Chairman of the Board,
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                       TITLE                          DATE
                   ---------                                       -----                          ----

           /s/ ROBERT J. GILLON, JR.              Chairman of the Board, President and       July 10, 1998
------------------------------------------------  Chief Executive Officer (Principal
             Robert J. Gillon, Jr.                Executive Officer)

              /s/ JOSEPH E. HAJJAR                Chief Financial Officer, Senior Vice       July 10, 1998
------------------------------------------------  President, Treasurer and Secretary
                Joseph E. Hajjar                  (Principal Financial Officer and
                                                  Principal Accounting Officer)

              /s/ YANCEY S. JONES                 Director                                   July 10, 1998
------------------------------------------------
                Yancey S. Jones

             /s/ CHARLES J. MURPHY                Director                                   July 10, 1998
------------------------------------------------
               Charles J. Murphy

             /s/ EDWARD A. SCHEFER                Director                                   July 10, 1998
------------------------------------------------
               Edward A. Schefer

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                        EXHIBIT DESCRIPTION                       PAGE
-------                        -------------------                       ----
   *1.01   Underwriting Agreement, dated as of             , 1998, by
           and among Office Centre Corporation, Morgan Keegan, Credit
           Lyonnais Securities Inc. and McDonald & Company Securities,
           Inc.........................................................
  **2.01   Merger Agreement, dated as of May 18, 1998, among Office
           Centre Corporation, OCC New York, Inc., King Office Supply,
           Inc. and the persons listed on Schedule A...................
  **2.02   Merger Agreement, dated as of October 31, 1997, by and among
           Office Centre Corporation, Office Centre Grand Rapids, Inc.,
           "SOS" Office Supply, Inc. and the shareholders named
           therein.....................................................
  **2.03   First Amendment to Merger Agreement, dated May 15, 1998, by and among Office Centre Corporation, Office Centre Grand
           Rapids, Inc., "SOS" Office Supply, Inc. and the shareholders named therein...............................................
  **2.04   Merger Agreement, dated as of October 24, 1997, by and among
           Office Centre Corporation, Office Centre Fort Worth,
           Greenwood Outfitters, Inc. and the shareholders named
           therein.....................................................
  **2.05   First Amendment to Merger Agreement, dated October 24, 1997, by and among Office Centre Corporation, Office Centre Fort
           Worth, Greenwood Outfitters, Inc. and the shareholders named therein.....................................................
  **2.06   Second Amendment to Merger Agreement, dated April 24, 1998, by and among Office Centre Corporation, Office Centre Fort
           Worth, Greenwood Outfitters, Inc. and the shareholders named therein.....................................................
 ***2.07   Amendment No. 3 to Merger Agreement, dated as of May 20,
           1998, by and among Office Centre Corporation, Office Centre
           Fort Worth, Greenwood Outfitters, Inc. and the shareholders named therein...............................................
  **2.08   Amended and Restated Merger Agreement, dated May 20, 1998, by and among Office Centre Corporation, Office Centre
           Richmond, Office Centre Richmond, The Supply Room Companies
           Inc. and the shareholders named therein.....................
 ***2.09   Amendment No. 1 to Amended and Restated Merger Agreement,
           dated as of May 20, 1998, by and among Office Centre
           Corporation, Office Centre Richmond, Office Centre Richmond,
           The Supply Room Companies, Inc. and the shareholders named therein.....................................................
  **2.10   Merger Agreement, dated as of April 20, 1998, by and among
           Office Centre Corporation, Office Centre Montgomery Office
           Express, Inc. and the shareholders named therein............
  **2.11   Merger Agreement, dated as of April 10, 1998, by and among
           Office Centre Corporation, Office Centre Yorba Linda, Office
           Solutions Business Products and Services, Inc. and the
           shareholders named therein..................................
 ***2.12   Amendment No. 1 to Merger Agreement, dated as of May 20,
           1998, by and among Office Centre Corporation, Office Centre
           Yorba Linda, Office Solutions Business Products and
           Services, Inc. and the shareholders named therein...........
  **2.13   Merger Agreement, dated as of May 15, 1998, by and among
           Office Centre Corporation, Office Centre New England, New
           England Office Supply Company, Inc. and the shareholder
           named therein...............................................
 ***2.14   Amendment No. 1 to Merger Agreement, dated as of May 20,
           1998, by and among Office Centre Corporation, Office Centre
           New England, New England Office Supply Company, Inc. and the
           shareholder named therein...................................
  **2.15   Merger Agreement, dated as of April 23, 1998, by and among
           Office Centre Corporation, Office Centre Sacramento, Sierra
           Office Systems and Products, Inc. and the shareholders named therein.....................................................

EXHIBIT
 NUMBER                        EXHIBIT DESCRIPTION                       PAGE
-------                        -------------------                       ----
 ***2.16   Amendment No. 1 to Merger Agreement, dated as of May 20,
           1998, by and among Office Centre Corporation, Office Centre
           Sacramento, Sierra Office Systems and Products, Inc. and the
           shareholders named therein..................................
  **2.17   Merger Agreement, dated as of April 8, 1998, by and among
           Office Centre Corporation, Office Centre Georgia, Southern
           Office Centre, Inc. and the shareholders named therein......
  **2.18   Merger Agreement, dated as of April 23, 1998, by and among
           Office Centre Corporation, Office Centre Georgia, Georgia
           Impressions, Inc. and the shareholders named therein........
 ***2.19   Amendment No. 1 to Merger Agreement, dated as of May 20,
           1998, by and among Office Centre Corporation, Office Centre
           Georgia, Georgia Impression, Inc. and the shareholders named therein.....................................................
  **2.20   Merger Agreement, dated as of April 23, 1998, by and among
           Office Centre Corporation, Office Centre Fort Worth, Inc.,
           Metro Data Supply, Inc. and the shareholders named therein..
  **2.21   Merger Agreement, dated as of April 21, 1998, by and among
           Office Centre Corporation, Office Centre Fort Worth, Inc.,
           BCB Office Products Company, BCB Specialties, Inc. and the
           shareholders named therein..................................
  **2.22   Stock Purchase Agreement, dated as of May 23, 1997, among
           Walter Gordenstein, Dean Witter Reynolds, Inc., Custodian
           for the IRA Rollover of Clifford M. Davie DTD 12/15/94,
           Clifford M. Davie and Office Centre Corporation relating to
           UDI Corp....................................................
  **2.23   Stock Purchase Agreement, dated as of May 23, 1997, among
           Walter Gordenstein, Dean Witter Reynolds, Inc., Custodian
           for the IRA Rollover of Clifford M. Davie DTD 12/15/94,
           Clifford M. Davie and Office Centre Corporation relating to
           UDI II Corp.................................................
  **2.24   Agreement and Plan of Merger, dated as of April 15, 1998,
           between UDI Corp. and UDI II Corp...........................
  **3.01   Amended and Restated Certificate of Incorporation of Office
           Centre Corporation..........................................
  **3.02   Amended and Restated By-Laws of Office Centre Corporation...
  **4.01   Specimen of Common Stock Certificate of Office Centre
           Corporation.................................................
   *5.01   Opinion of Richards & O'Neil, LLP...........................
 **10.01   Employment/Consulting Agreement, dated July 20, 1995, by and between UDI Corp., UDI II Corp, Clifford M. Davie and/or
           Buying Group Services, Inc..................................
 **10.02   Employment Agreement, dated as of May 1, 1997 by and between
           Office Centre Corporation and Robert J. Gillon, Jr.
 **10.03   Amendment to Employment Agreement, dated as of August 8,
           1997, between Office Centre Corporation and Robert J.
           Gillon, Jr.
 **10.04   Reformation of Employment Agreement, dated as of March 12,
           1998, between Office Centre Corporation and Robert J.
           Gillon, Jr..................................................
 **10.05   Amendment No. 2 to Employment Agreement, dated as of May 14,
           1998, between Office Centre Corporation and Robert J.
           Gillon, Jr..................................................
 **10.06   Employment Agreement, dated as of August 22, 1997, between
           Office Centre Corporation and Joseph Hajjar.................
 **10.07   Amendment No. 1 to Employment Agreement, dated as of May 14,
           1998, between Office Centre Corporation and Joseph Hajjar...
 **10.08   Employment Agreement, dated as of April 15, 1998, between
           Office Centre Corporation and Walter Gordenstein............
 **10.09   Employment Agreement, dated as of April 8, 1998, between
           Office Centre Corporation and Thomas F. Mooney..............

EXHIBIT
 NUMBER                        EXHIBIT DESCRIPTION                       PAGE
-------                        -------------------                       ----
 **10.10   Employment Agreement, dated as of February 20, 1998, by and between Office Centre Corporation and Richard Case..........
 **10.11   Consulting Agreement, dated February 1, 1997, between Office
           Centre Corporation and Benchmark Associates, Inc............
 **10.10   Employment Agreement, dated as of February 20, 1998, by and between Office Centre Corporation and Richard Case..........
 **10.11   Consulting Agreement, dated February 1, 1997, between Office
           Centre Corporation and Benchmark Associates, Inc............
 **10.12   Agreement, dated January 9, 1998, by and between Office
           Centre Corporation and John Davie...........................
 **10.13   Agreement, dated as of April 15, 1998, between Office Centre
           Corporation and Walter Gordenstein..........................
 **10.14   Amendment No. 1 to Agreement, dated as of May 14, 1998, by and between Office Centre Corporation and Walter
           Gordenstein.................................................
 **10.15   Agreement, dated as of May 13, 1998, between Office Centre
           Corporation, Dean Witter Reynolds, Inc., Custodian for the
           IRA Rollover DTD 12/15/94, and Clifford M. Davie............
 **10.16   Financial Advisory Agreement, dated as of February 1, 1997, by and between Office Centre Corporation and R.K. Grace &
           Company.....................................................
 **10.17   Form of Indemnification Agreement entered into by Office
           Centre Corporation with each of the following persons:
           Robert J. Gillon, Jr., John D. Kaweske, Joseph Hajjar,
           Clifford M. Davie, Edward A. Schefer, Thomas F. Mooney,
           Charles J. Murphy and Yancey Jones..........................
***10.18   Office Centre Corporation 1998 Stock Option Plan............
***10.19   Form of Stock Option Agreement..............................
  *10.20   Loan and Security Agreement, dated July   , 1998, by and
           among Office Centre Corporation and First Union National
           Bank, as Agent, and the financial institutions now or
           hereafter parties thereto...................................
  *10.21   Revolving Credit Note, dated July   , 1998, issued by Office
           Centre Corporation in favor of First Union National Bank....
 **10.22   Buying Group Agreement, dated December 1, 1997, between
           Office Centre Corporation and S.P. Richards Co. (Previously
           filed as Exhibit 10.27).....................................
 **10.23   Buying Group Agreement, dated December 1, 1997, between
           Office Centre Corporation and United Stationers (Previously
           filed as Exhibit 10.28).....................................
 **10.24   Form of Employment Agrement by and between Office Centre
           Corporation and Yancey S. Jones (Previously filed as Exhibit
           10.29)......................................................
 **21.01   Subsidiaries of Office Centre Corporation...................
***23.01   Consent of Grant Thornton LLP...............................
  *23.02   Consent of Richards & O'Neil, LLP (incorporated into Exhibit
           5.01).......................................................
 **27.01   Financial Data Schedule.....................................


---------------

  * To be filed by amendment


 ** Previously filed


*** Filed herewith